As filed with the Securities and Exchange Commission on August 28 , 2015.

SEC File No. 333-204126
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________

Amendment No.  3 to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
______________________

ORBITAL TRACKING CORP.
(Exact name of registrant as specified in its charter)
Nevada	4813	65-0783722
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
18851 N.E. 29th Ave., Suite 700Aventura, Florida 33180 Telephone: (305) 560-5355
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
National Registered Agents, Inc. of Nevada 311 Division Street Carson City, NV 89703 Telephone: (800) 767-1553
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies of all communications, including communications sent to agent for service, should be sent to:
Harvey J. Kesner, Esq. Sichenzia Ross Friedman Ference LLP 61 Broadway, 32nd Floor New York, New York 10006 Telephone: (212) 930-9700

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]
(Do not check if a smaller reporting company)

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED August 28 , 2015

PRELIMINARY PROSPECTUS

ORBITAL TRACKING CORP.

Common stock

This prospectus relates to the sale by the selling stockholders identified herein of up to 2,775,000 shares of common stock of Orbital Tracking Corp. (the “Company”), which includes 300,000 shares of common stock issuable upon the conversion of Series C Convertible Preferred Stock (the “Series C Preferred Stock”), 1,500,000 shares of common stock issuable upon the conversion of Series D Convertible Preferred Stock (the “Series D Preferred Stock”) and 250,000 shares of common stock issuable upon the conversion of Series E Convertible Preferred Stock (the “Series E Preferred Stock”). Each share of Series C Preferred Stock and each share of Series E Preferred Stock is convertible into ten shares of common stock.  Each share of Series D Preferred Stock is convertible into twenty shares of common stock.  Our selling stockholders acquired these securities from us in transactions including a private placement transaction, exchanges of outstanding promissory notes and interest, and our February 19, 2015 share exchange with Global Telesat Communications Limited.

There are no underwriting arrangements to sell the shares of common stock that are being offered by the selling stockholders hereunder. The prices at which the selling stockholders may sell shares will be determined by the prevailing market price for the shares or in privately negotiated transactions. We will not receive any proceeds from the sale of these shares by the selling stockholders.  All expenses of registration incurred in connection with this offering are being borne by us, but all selling and other expenses incurred by the selling stockholders will be borne by the selling stockholders.

Our common stock is quoted on the OTC Markets and trades under the symbol “TRKK”.  On August 25 , 2015, the last reported sale price of our common stock as reported on the OTC Markets was  $0.90 per share.

Investing in our common stock is highly speculative and involves a high degree of risk. You should carefully consider the risks and uncertainties in the section entitled “Risk Factors” beginning on page 2 of this prospectus before making a decision to purchase our stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ___________, 2015.

-i-

-ii-

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States, we have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus outside of the United States.

This prospectus includes estimates, statistics and other industry and market data that we obtained from industry publications, research, surveys and studies conducted by third parties and publicly available information. Such data involves a number of assumptions and limitations and contains projections and estimates of the future performance of the industries in which we operate that are subject to a high degree of uncertainty. This prospectus also includes data based on our own internal estimates. We caution you not to give undue weight to such projections, assumptions and estimates.

Prospectus Summary

This summary highlights information contained in other parts of this prospectus. Because it is only a summary, it does not contain all of the information that you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus. You should read the entire prospectus carefully, especially the section entitled “Risk Factors” and our consolidated financial statements and related notes, before deciding to buy our securities. Unless otherwise stated, all references to “us,” “our,” “we,” “Orbital,” the “Company” and similar designations refer to Orbital Tracking Corp. and its subsidiaries.

The Offering
Common stock offered by the selling stockholders:
2,775,000 shares of the Company’s $0.0001 par value common stock, which includes 725,000 shares of common stock, 300,000 shares of common stock issuable upon the conversion of Series C Preferred Stock, 1,500,000 shares of common stock issuable upon the conversion of Series D Preferred Stock and 250,000 shares of common stock issuable upon the conversion of Series E Preferred Stock.

Common stock outstanding before and after this offering:	11,493,172 (1) and 13,543,172 (2)

Use of proceeds:	We will not receive any proceeds from the sale of shares in this offering by the selling stockholders.

OTC Market symbol:	TRKK

Risk factors:
You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 2 of this prospectus before deciding whether or not to invest in shares of our common stock.

(1) The number of outstanding shares before the offering is based upon 11,493,172 shares outstanding as of August 24, 2015.
(2)  The number of shares after the offering is based on 13,543,172 shares outstanding assuming (i) there are 11,493,172 shares outstanding as of August 24, 2015 and (ii) the selling shareholders convert the Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock into an aggregate of 2,050,000 shares of common stock.

RISK FACTORS

There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals. If any of these risks actually occur, our business, financial condition or results of operation may be materially adversely affected. In such case, the trading price of our common stock could decline and investors could lose all or part of their investment.

Risks Related to Our Business

Product development is a long, expensive and uncertain process.

 The development of satellite ground stations and tracking devices is a costly, complex and time-consuming process, and the investment in product development often involves a long wait until a return, if any, is achieved on such investment.  We continue to make significant investments in research and development relating to our satellite ground stations and tracking devices and our other businesses.  Investments in new technology and processes are inherently speculative. We have experienced numerous setbacks and delays in our research and development efforts and may encounter further obstacles in the course of the development of additional technologies and products.  We may not be able to overcome these obstacles or may have to expend significant additional funds and time. Technical obstacles and challenges we encounter in our research and development process may result in delays in or abandonment of product commercialization, may substantially increase the costs of development, and may negatively affect our results of operations.

Successful technical development of our products does not guarantee successful commercialization.

We may successfully complete the technical development for one or all of our product development programs, but still fail to develop a commercially successful product for a number of reasons, including among others the following:

●	failure to obtain the required regulatory approvals for their use;

●	prohibitive production costs;

●	competing products;

●	lack of innovation of the product;

●	ineffective distribution and marketing;

●	lack of sufficient cooperation from our partners; and

●	demonstrations of the products not aligning with or meeting customer needs.

Our success in the market for the products we develop will depend largely on our ability to prove our products’ capabilities.  Upon demonstration, our satellite ground stations and tracking devices may not have the capabilities they were designed to have or that we believed they would have.  Furthermore, even if we do successfully demonstrate our products’ capabilities, potential customers may be more comfortable doing business with a larger, more established, more proven company than us. Moreover, competing products may prevent us from gaining wide market acceptance of our products.  Significant revenue from new product investments may not be achieved for a number of years, if at all.

If we fail to protect our intellectual property rights, we could lose our ability to compete in the marketplace.

Our intellectual property and proprietary rights are important to our ability to remain competitive and for the success of our products and our business. We rely on a combination of trademark and trade secret laws as well as confidentiality agreements and procedures, non-compete agreements and other contractual provisions to protect our intellectual property, other proprietary rights and our brand.  We have confidentiality agreements in place with our consultants, Globalstar, customers and certain business suppliers and plan to require future employees to enter into confidentiality and non-compete agreements.  We are also in the process of trademarking “Orbital Satcom”. We have little protection when we must rely on trade secrets and nondisclosure agreements.   Our intellectual property rights may be challenged, invalidated or circumvented by third parties. We may not be able to prevent the unauthorized disclosure or use of our technical knowledge or other trade secrets by employees or competitors. Furthermore, our competitors may independently develop technologies and products that are substantially equivalent or superior to our technologies and/or products, which could result in decreased revenues.  Moreover, the laws of foreign countries may not protect our intellectual property rights to the same extent as the laws of the U.S. Litigation may be necessary to enforce our intellectual property rights which could result in substantial costs to us and substantial diversion of management attention. If we do not adequately protect our intellectual property, our competitors could use it to enhance their products.  Our inability to adequately protect our intellectual property rights could adversely affect our business and financial condition, and the value of our brand and other intangible assets.

Other companies may claim that we infringe their intellectual property, which could materially increase our costs and harm our ability to generate future revenue and profit.

We do not believe that we infringe the proprietary rights of any third party, but claims of infringement are becoming increasingly common and third parties may assert infringement claims against us.  It may be difficult or impossible to identify, prior to receipt of notice from a third party, the trade secrets, patent position or other intellectual property rights of a third party, either in the United States or in foreign jurisdictions. Any such assertion may result in litigation or may require us to obtain a license for the intellectual property rights of third parties.  If we are required to obtain licenses to use any third party technology, we would have to pay royalties, which may significantly reduce any profit on our products.  In addition, any such litigation could be expensive and disruptive to our ability to generate revenue or enter into new market opportunities.  If any of our products were found to infringe other parties’ proprietary rights and we are unable to come to terms regarding a license with such parties, we may be forced to modify our products to make them non-infringing or to cease production of such products altogether.

The nature of our business involves significant risks and uncertainties that may not be covered by insurance or indemnity.

We develop and sell products where insurance or indemnification may not be available, including:

●	Designing and developing products using advanced and unproven technologies in intelligence and homeland security applications that are intended to operate in high demand, high risk situations; and

●	Designing and developing products to collect, distribute and analyze various types of information.

  Failure of certain of our products could result in loss of life or property damage. Certain products may raise questions with respect to issues of privacy rights, civil liberties, intellectual property, trespass, conversion and similar concepts, which may raise new legal issues. Indemnification to cover potential claims or liabilities resulting from a failure of technologies developed or deployed may be available in certain circumstances but not in others. We are not able to maintain insurance to protect against all operational risks and uncertainties. Substantial claims resulting from an accident, failure of our product, or liability arising from our products in excess of any indemnity or insurance coverage (or for which indemnity or insurance is not available or was not obtained) could harm our financial condition, cash flows, and operating results. Any accident, even if fully covered or insured, could negatively affect our reputation among our customers and the public, and make it more difficult for us to compete effectively.

We are heavily reliant on David Phipps, our Chairman and Chief Executive Officer, and the departure or loss of David Phipps could disrupt our business.

The Company depends heavily on the continued efforts of David Phipps, Chairman, Chief Executive Officer and a director.  Mr. Phipps is the founder of Global Telesat Communications Limited (“GTCL”) and is essential to the Company’s strategic vision and day-to-day operations and would be difficult to replace. While we have entered into a two year employment contract with Mr. Phipps, we cannot be certain that he will desire to continue with us for the duration of the employment term. The departure or loss of Mr. Phipps, or the inability to hire and retain a qualified replacement, could negatively impact the Company’s ability to manage its business.

If we are unable to recruit and retain key management, technical and sales personnel, our business would be negatively affected.

For our business to be successful, we need to attract and retain highly qualified technical, management and sales personnel.  The failure to recruit additional key personnel when needed with specific qualifications and on acceptable terms or to retain good relationships with our partners might impede our ability to continue to develop, commercialize and sell our products.  To the extent the demand for skilled personnel exceeds supply, we could experience higher labor, recruiting and training costs in order to attract and retain such employees.   We face competition for qualified personnel from other companies with significantly more resources available to them and thus may not be able to attract the level of personnel needed for our business to succeed.

The control deficiencies in our internal control over financial reporting may until remedied cause errors in our financial statements or cause our filings with the SEC to not be timely.

We believe there exist control deficiencies in our internal control over financial reporting as of December 31, 2014, including those related to (i) our internal audit functions and (ii) a lack of segregation of duties within accounting functions.  Those deficiencies, and others, were exacerbated by our entrance into the mobile satellite communications business in December 2014 and consummation of the Share Exchange in February 2015.  If our internal control over financial reporting or disclosure controls and procedures are not effective, there may be errors in our financial statements that could require a restatement or our filings may not be timely made with the SEC. We intend to implement additional corporate governance and control measures to strengthen our control environment as we are able, but we may not achieve our desired objectives. Moreover, no control environment, no matter how well designed and operated, can prevent or detect all errors or fraud.  We may identify material weaknesses and control deficiencies in our internal control over financial reporting in the future that may require remediation and could lead investors losing confidence in our reported financial information, which could lead to a decline in our stock price.

Risks Related to Our Organization and Our Common Stock

Certain shareholders will be able to exert significant influence over us to the detriment of minority stockholders.

    Our ten largest shareholders beneficially own approximately 66% of our outstanding common stock as of August 24, 2015. These stockholders, if they act together, will be able to exert significant influence on our management and affairs and all matters requiring stockholder approval, including significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing our change in control and might affect the market price of our common stock.

You may experience dilution of your ownership interests because of the future issuance of additional shares of our common or preferred stock or other securities that are convertible into or exercisable for our common or preferred stock.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders.  We are authorized to issue an aggregate of 200,000,000 shares of common stock and 20,000,000 shares of “blank check” preferred stock and plan to amend our articles of incorporation to increase our authorized capital to 700,000,000 shares of common stock and 50,000,000 shares of preferred stock. We may issue additional shares of our common stock or other securities that are convertible into or exercisable for our common stock in connection with hiring or retaining employees, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes.  The future issuance of any such additional shares of our common stock may create downward pressure on the trading price of the common stock. We will need to raise additional capital in the near future to meet our working capital needs, and there can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with these capital raising efforts, including at a price (or exercise or conversion prices) below the price an investor paid for stock.  Further, the event that we issue common stock or securities convertible into common stock at a price that is lower than $0.05 per share of common stock, subject to certain exceptions, holders of an aggregate of 25,624,425 shares of our common stock and common stock underlying certain preferred shares will be entitled to receive additional securities.  We will be required to issue to these holders additional securities such that they will hold that number of shares of common stock or securities convertible into common stock as if they had originally purchased their securities at the lower price.

An aggregate of 2,050,000 shares of common stock underlying certain of our Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock are being registered in this registration statement.  Upon conversion of these series of preferred stock, you will experience dilution.  As of August 24, 2015, we have 11,493,172 shares of common stock outstanding.  Assuming full conversion of the three classes of preferred stock into the common stock registered herein, the number of shares of our common stock outstanding will increase by 2,050,000 shares from 11,493,172 shares of common stock outstanding to 13,543,172 shares of common stock outstanding.

Conversion of our outstanding preferred stock may dilute the ownership interest of existing stockholders or may otherwise depress the price of our common stock.

The conversion of some or all of our outstanding Series B Convertible Preferred Stock (the “Series B Preferred Stock”), Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, will dilute the ownership interests of existing stockholders. We have authorized 20,000 shares of Series A Convertible Preferred Stock (the “Series A Preferred Stock”) and currently have no Series A Preferred Stock outstanding. Any sales in the public market of the common stock issuable upon such conversion could adversely affect prevailing market prices of our common stock. In addition, the existence of the preferred stock may encourage short selling by market participants because the conversion of the preferred stock could be used to satisfy short positions, or anticipated conversion of the preferred stock into shares of our common stock could depress the price of our common stock.

The total number of shares of preferred stock authorized, preferred stock issued and outstanding as of August 24 , 2015 and common stock that may be issued upon conversion of each class of preferred stock as of August 24 , 2015 is set forth below.

Class of Preferred Stock	Authorized Shares of Preferred Stock	Issued and Outstanding as of August 24 , 2015	Underlying Shares of Common Stock Issuable as of August 24 , 2015	Beneficial Ownership Limitation
Series A Preferred Stock	20,000	0	0	9.99%
Series B Preferred Stock	30,000	6,666	33,330	9.99%
Series C Preferred Stock	4,000,000	3,337,443	33,374,430	4.99%
Series D Preferred Stock	5,000,000	5,000,000	100,000,000	4.99%
Series E Preferred Stock	8,746,000	8,718,500	87,185,000	4.99%

Even though the holders of the convertible preferred stock may not convert these securities if they would own more than 9.99% or 4.99%, as applicable, of the then-outstanding common stock, this restriction does not prevent these holders from selling some of their holdings and then converting additional shares. In this way, the holders could sell more than these limits while never holding more than those limits.

We do not anticipate paying dividends on our common stock, and investors may lose the entire amount of their investment.

Cash dividends have never been declared or paid on our common stock, and we do not anticipate such a declaration or payment for the foreseeable future. We expect to use future earnings, if any, to fund business growth. Therefore, stockholders will not receive any funds absent a sale of their shares of common stock. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates. We cannot assure stockholders of a positive return on their investment when they sell their shares, nor can we assure that stockholders will not lose the entire amount of their investment.

Being a public company is expensive and administratively burdensome.

As a public reporting company, we are subject to the information and reporting requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and other federal securities laws, rules and regulations related thereto, including compliance with the Sarbanes-Oxley Act. Complying with these laws and regulations requires the time and attention of our Board of Directors and management, and increases our expenses. We estimate the Company will incur approximately $200,000 to $300,000 annually in connection with being a public company.

Among other things, we are required to:

●
maintain and evaluate a system of internal controls over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and the related rules and regulations of the SEC and the Public Company Accounting Oversight Board;

●	maintain policies relating to disclosure controls and procedures;

●	prepare and distribute periodic reports in compliance with our obligations under federal securities laws;

●	institute a more comprehensive compliance function, including with respect to corporate governance; and

●	involve, to a greater degree, our outside legal counsel and accountants in the above activities.

The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited reports to stockholders are expensive and much greater than that of a privately-held company, and compliance with these rules and regulations may require us to hire additional financial reporting, internal controls and other finance personnel, and will involve a material increase in regulatory, legal and accounting expenses and the attention of management. There can be no assurance that we will be able to comply with the applicable regulations in a timely manner, if at all. In addition, being a public company makes it more expensive for us to obtain director and officer liability insurance. In the future, we may be required to accept reduced coverage or incur substantially higher costs to obtain this coverage.

If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately or to prevent fraud.  Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our common stock.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud.  If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed.  As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operation and access to capital.  We have not performed an in-depth analysis to determine if historical un-discovered failures of internal controls exist, and may in the future discover areas of our internal control that need improvement.

Public company compliance may make it more difficult to attract and retain officers and directors.

The Sarbanes-Oxley Act and new rules subsequently implemented by the SEC have required changes in corporate governance practices of public companies.  As a public company, we expect these new rules and regulations to increase our compliance costs in 2015 and beyond and to make certain activities more time consuming and costly.  As a public company, we also expect that these new rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance in the future and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage.  As a result, it may be more difficult for us to attract and retain qualified persons to serve on our Board of Directors or as executive officers.

You could lose all of your investment.

An investment in our securities is speculative and involves a high degree of risk. Potential investors should be aware that the value of an investment in the Company may go down as well as up. In addition, there can be no certainty that the market value of an investment in the Company will fully reflect its underlying value. You could lose your entire investment.

The ability of our Board of Directors to issue additional stock may prevent or make more difficult certain transactions, including a sale or merger of the Company.

Our Board of Directors is authorized to issue up to 20,000,000 shares of preferred stock with powers, rights and preferences designated by it.  See “Preferred Stock” in the section of this Current Report titled “Description of Securities.” Shares of voting or convertible preferred stock could be issued, or rights to purchase such shares could be issued, to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control of the Company.  The ability of the Board of Directors to issue such additional shares of preferred stock, with rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of the Company by tender offer or other means.  Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price for their shares in a tender offer or the temporary increase in market price that such an attempt could cause.  Moreover, the issuance of such additional shares of preferred stock to persons friendly to the Board of Directors could make it more difficult to remove incumbent officers and directors from office even if such change were to be favorable to stockholders generally.

Our stock may be traded infrequently and in low volumes, so you may be unable to sell your shares at or near the quoted bid prices if you need to sell your shares.

Until our common stock is listed on a national securities exchange such as the New York Stock Exchange or the Nasdaq Stock Market, we expect our common stock to remain eligible for quotation on the OTC Markets, or on another over-the-counter quotation system, or in the “pink sheets.” In those venues, however, the shares of our common stock may trade infrequently and in low volumes, meaning that the number of persons interested in purchasing our common shares at or near bid prices at any given time may be relatively small or non-existent. An investor may find it difficult to obtain accurate quotations as to the market value of our common stock or to sell his or her shares at or near bid prices or at all. In addition, if we fail to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling our common stock, which may further affect the liquidity of our common stock. This would also make it more difficult for us to raise capital.

There currently is no active public market for our common stock and there can be no assurance that an active public market will ever develop. Failure to develop or maintain a trading market could negatively affect the value of our common stock and make it difficult or impossible for you to sell your shares.

There is currently no active public market for shares of our common stock and one may never develop. Our common stock is quoted on the OTC Markets. The OTC Markets is a thinly traded market and lacks the liquidity of certain other public markets with which some investors may have more experience. We may not ever be able to satisfy the listing requirements for our common stock to be listed on a national securities exchange, which is often a more widely-traded and liquid market. Some, but not all, of the factors which may delay or prevent the listing of our common stock on a more widely-traded and liquid market include the following: our stockholders’ equity may be insufficient; the market value of our outstanding securities may be too low; our net income from operations may be too low; our common stock may not be sufficiently widely held; we may not be able to secure market makers for our common stock; and we may fail to meet the rules and requirements mandated by the several exchanges and markets to have our common stock listed. Should we fail to satisfy the initial listing standards of the national exchanges, or our common stock is otherwise rejected for listing, and remains listed on the OTC Markets or is suspended from the OTC Markets, the trading price of our common stock could suffer and the trading market for our common stock may be less liquid and our common stock price may be subject to increased volatility, making it difficult or impossible to sell shares of our common stock.

Our common stock is subject to the “penny stock” rules of the SEC and the trading market in the securities is limited, which makes transactions in the stock cumbersome and may reduce the value of an investment in the stock.

Rule 15g-9 under the Exchange Act establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person’s account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must: (a) obtain financial information and investment experience objectives of the person and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form: (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) confirms that the broker or dealer received a signed, written agreement from the investor prior to the transaction.  Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules.  This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our common stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker or dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Our stock price may be volatile.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

●	changes in our industry;
●	competitive pricing pressures;
●	our ability to obtain working capital financing;
●	additions or departures of key personnel;
●	sales of our common stock;
●	our ability to execute our business plan;
●	operating results that fall below expectations;
●	loss of any strategic relationship;
●	regulatory developments; and
●	economic and other external factors.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market, including upon the expiration of any statutory holding period under Rule 144, or issued upon the conversion of preferred stock or exercise of warrants, it could create a circumstance commonly referred to as an "overhang" and in anticipation of which the market price of our common stock could fall.  The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

 Investor relations activities, nominal “float” and supply and demand factors may affect the price of our stock.

The Company expects to utilize various techniques such as non-deal road shows and investor relations campaigns in order to create investor awareness for the Company.  These campaigns may include personal, video and telephone conferences with investors and prospective investors in which our business practices are described.  The Company may provide compensation to investor relations firms and pay for newsletters, websites, mailings and email campaigns that are produced by third-parties based upon publicly-available information concerning the Company. The Company does not intend to review or approve the content of such analysts’ reports or other materials based upon analysts’ own research or methods.  Investor relations firms should generally disclose when they are compensated for their efforts, but whether such disclosure is made or complete is not under our control.   In addition, investors in the Company may, from time to time, also take steps to encourage investor awareness through similar activities that may be undertaken at the expense of the investors.  Investor awareness activities may also be suspended or discontinued which may impact the trading market our common stock.

The SEC and FINRA enforce various statutes and regulations intended to prevent manipulative or deceptive devices in connection with the purchase or sale of any security and carefully scrutinize trading patterns and company news and other communications for false or misleading information, particularly in cases where the hallmarks of “pump and dump” activities may exist, such as rapid share price increases or decreases.  We, and our shareholders may be subjected to enhanced regulatory scrutiny due to the small number of holders who initially will own the registered shares of our common stock publicly available for resale, and the limited trading markets in which such shares may be offered or sold which have often been associated with improper activities concerning penny-stocks, such as the OTCQB Marketplace or the OTCPink Marketplace (Pink OTC) or pink sheets.  Until such time as our restricted shares are registered or available for resale under Rule 144, there will continue to be a small percentage of shares held by a small number of investors, many of whom acquired such shares in privately negotiated purchase and sale transactions, which will constitute the entire available trading market.  The Supreme Court has stated that manipulative action is a term of art connoting intentional or willful conduct designed to deceive or defraud investors by controlling or artificially affecting the price of securities.  Often times, manipulation is associated by regulators with forces that upset the supply and demand factors that would normally determine trading prices.  Since a small percentage of the outstanding common stock of the Company will initially be available for trading, held by a small number of individuals or entities, the supply of our common stock for sale will be extremely limited for an indeterminate amount of time, which could result in higher bids, asks or sales prices than would otherwise exist.  Securities regulators have often cited factors such as thinly-traded markets, small numbers of holders, and awareness campaigns as hallmarks  of claims of price manipulation and other violations of law when combined with manipulative trading, such as wash sales, matched orders or other manipulative trading timed to coincide with false or touting press releases. There can be no assurance that the Company’s or third-parties’ activities, or the small number of potential sellers or small percentage of stock in the “float,” or determinations by purchasers or holders as to when or under what circumstances or at what prices they may be willing to buy or sell stock will not artificially impact (or would be claimed by regulators to have affected) the normal supply and demand factors that determine the price of the stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Such statements include statements regarding our expectations, hopes, beliefs or intentions regarding the future, including but not limited to statements regarding our market, strategy, competition, development plans (including acquisitions and expansion), financing, revenues, operations, and compliance with applicable laws. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. Factors that could cause actual results to differ materially from such forward-looking statements include the risks described in greater detail in the following paragraphs. All forward-looking statements in this document are made as of the date hereof, based on information available to us as of the date hereof, and we assume no obligation to update any forward-looking statement. Market data used throughout this prospectus is based on published third party reports or the good faith estimates of management, which estimates are based upon their review of internal surveys, independent industry publications and other publicly available information.

You should review carefully the section entitled “Risk Factors” beginning on page 2 of this prospectus for a discussion of these and other risks that relate to our business and investing in shares of our common stock.

USE OF PROCEEDS

The selling stockholders will receive all of the proceeds from the sale of the shares offered by them under this prospectus. We will not receive any proceeds from the sale of the shares by the selling stockholders covered by this prospectus.

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is currently eligible for quotation and trades on the OTC Markets under the symbol “TRKK.” The quotation of our common stock under this symbol began on February 20, 2015. Prior to such date our common stock was eligible for quotation and trades under the symbol “GWST” since May 16, 2014. Prior to such date our common stock was eligible for quotation and trades under the symbol “SILV” since May 2011.  There has been very limited trading in our common stock to date.

The following table sets forth the high and low closing bid prices for our common stock for the fiscal quarter indicated as reported on OTC Markets, as adjusted for our 150:1 reverse split approved by FINRA on April 21, 2014 (the “Reverse Split”). The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. Our common stock is very thinly traded and, thus, pricing of our common stock on OTC Markets does not necessarily represent its fair market value.  The last reported sales price of our common stock on the OTC Markets on August 25 , 2015 was $0.90 per share.

Period	High	Low

1st quarter 2015	$2.37	$0.90
2nd quarter 2015	$1.65	$0.79

1st quarter 2014	$9.00	$3.00
2nd quarter 2014	$9.95	$4.95
3rd quarter 2014	$4.95	$0.91
4th quarter 2014	$1.35	$0.51

1st quarter 2013	$10.50	$3.00
2nd quarter 2013	$9.00	$3.00
3rd quarter 2013	$6.00	$3.00
4th quarter 2013	$4.50	$1.50

As of August 24 , 2015, we have issued and outstanding options to purchase 2,150,000 shares of common stock and warrants to purchase 5,000 shares of common stock.  We have agreements to register for resale up to an aggregate of 35,774,425 shares of common stock.

Holders
As of August 24 , 2015, we had 11,493,172 shares of our common stock issued and outstanding held by approximately 415 stockholders of record.

Dividend Policy

We have never paid any cash dividends on our capital stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain future earnings to fund ongoing operations and future capital requirements. Any future determination to pay cash dividends will be at the discretion of our Board of Directors and will be dependent upon financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant.

Securities Authorized for Issuance under Equity Compensation Plans

The following table gives information about the Company’s common stock that may be issued upon the exercise of options granted to employees, directors and consultants under its 2014 Equity Incentive Plan as of December 31, 2014. 34,000,000 shares of our common stock are reserved for issuance as awards to employees, directors, consultants, advisors and other service providers.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)

Equity compensation plans approved by security holders	60,000	$0.015	33,040,000
Equity compensation plans not approved by security holders	-	$-	-
Total	60,000	$0.015	33,040,000

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATION

This discussion should be read in conjunction with the other sections of this Registration Statement, including “Risk Factors,” “Description of Business” and the Financial Statements attached hereto pursuant and the related exhibits. The various sections of this discussion contain a number of forward-looking statements, all of which are based on our current expectations and could be affected by the uncertainties and risk factors described throughout this prospectus. See “Forward-Looking Statements.” Our actual results may differ materially.

The following discussion provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto contained elsewhere in this Registration Statement. The following discussion and analysis contains forward-looking statements, which involve risks and uncertainties. Our actual results may differ significantly from the results, expectations and plans discussed in these forward-looking statements.

You should read the following information in conjunction with our financial statements and related notes contained elsewhere in this report. You should consider the risks and difficulties frequently encountered by early-stage companies, particularly those engaged in new and rapidly evolving markets and technologies. Our limited operating history provides only a limited historical basis to assess the impact that critical accounting policies may have on our business and our financial performance.

We encourage you to review our periodic reports filed with the SEC and included in the SEC’s Edgar database, including our quarterly report on Form 10-Q for the quarter ended June 30, 2015 filed on August 13, 2015, our quarterly report on Form 10-Q for the quarter ended March 31, 2015 filed on May 20, 2015, our, our annual report on Form 10-K for the year ended December 31, 2014 filed on March 26, 2015 as well as our 8-K filed on February 25, 2015 and our 8-K/A filed on April 29, 2015.

Orbital Tracking Corp.

Overview

 On January 22, 2015, the Company changed its name to “Orbital Tracking Corp.” from “Great West Resources, Inc.” pursuant to a merger with a newly-formed wholly owned subsidiary.

  On March 28, 2014, the Company merged with a newly-formed wholly-owned subsidiary of the Company solely for the purpose of changing its state of incorporation to Nevada from Delaware, effecting a 1:150 reverse split of its common stock, and changing its name to Great West Resources, Inc. in connection with the plans to enter into the business of potash mining and exploration.  During late 2014 the Company abandoned its efforts to enter the potash business.

The Company was originally incorporated in 1997 as a Florida corporation. On April 21, 2010, the Company merged with and into a newly-formed wholly-owned subsidiary for the purpose of changing its state of incorporation to Delaware, effecting a 2:1 forward split of its common stock, and changing its name to EClips Media Technologies, Inc.  On April 25, 2011, the Company changed its name to “Silver Horn Mining Ltd.” pursuant to a merger with a newly-formed wholly-owned subsidiary.

 GTCL was formed under the laws of England and Wales in 2008.  On February 19, 2015, the Company entered into a share exchange agreement with GTCL and all of the holders of the outstanding equity of GTCL pursuant to which GTCL became a wholly owned subsidiary of the Company.

  For accounting purposes, this transaction is being accounted for as a reverse acquisition and has been treated as a recapitalization of Orbital Tracking Corp. with Global Telesat Communications Limited considered the accounting acquirer, and the financial statements of the accounting acquirer became the financial statements of the registrant. The completion of the Share Exchange resulted in a change of control. The Share Exchange was accounted for as a reverse acquisition and re-capitalization. The GTCL Shareholders obtained approximately 39% of voting control on the date of Share Exchange. GTCL was the acquirer for financial reporting purposes and the Orbital Tracking Corp. was the acquired company. The consolidated financial statements after the acquisition include the balance sheets of both companies at historical cost, the historical results of GTCL and the results of the Company from the acquisition date. All share and per share information in the accompanying consolidated financial statements and footnotes has been retroactively restated to reflect the recapitalization.

We are a provider of satellite based hardware, airtime and related services both in the United States and internationally.  We sell equipment and airtime for use on all of the major satellite networks including Globalstar, Inmarsat, Iridium and Thuraya and operate a short-term rental service for customers who desire to use our equipment for a limited time period.  Our acquisition of Global Telesat Communications Limited in February 2015 expanded our global satellite based infrastructure and business, which was first launched in December 2014 through the purchase of certain contracts.

         Through GTCL, we believe we are one of the largest providers in Europe of retail satellite based hardware, airtime and services through various ecommerce storefronts, and one of the largest providers of personal satellite tracking devices.    Our customers include businesses, the U.S. and foreign governments, non-governmental organizations and private consumers.  By enabling wireless communications in areas not served or underserved by terrestrial wireless and wireline networks and in circumstances where terrestrial networks are not operational due to natural or man-made disasters, we seek to meet our customers' increasing desire for connectivity.  Our principal focus is on growing our existing satellite based hardware, airtime and related services business line and developing our own tracking devices for use by retail customers worldwide.

Recent Events

           On September 30, 2014, the Company sold an aggregate of 200,000 units at a per unit purchase price of $2.00, in a private placement to certain accredited investors for gross proceeds of $400,000. Each unit consists of: forty (40) shares of the Company’s common stock or, at the election of any purchaser who would, as a result of purchase of units become a beneficial owner of five (5%) percent or greater of the outstanding common stock of the Company, four (4) shares of the Company’s newly designated Series C Preferred Stock, par value $0.0001 per share, with each share convertible into ten (10) shares of Common Stock. On October 15, 2014, the Company sold an aggregate of 50,000 units for additional gross proceeds of $100,000.  The Company issued an aggregate of 10,000,000 shares of common stock in connection with the foregoing transactions.

On October 10, 2014, the Company filed with the Secretary of State of the State of Nevada a Certificate of Designation for the Series C Preferred Stock, setting forth the rights, powers, and preferences of the Series C Preferred Stock.  Pursuant to the Series C Certificate of Designation, as amended on February 19, 2015, the Company designated 4,000,000 shares of its blank check preferred stock as Series C Preferred Stock. Each share of Series C Preferred Stock has a stated value equal to its par value of $0.0001 per share.  In the event of a liquidation, dissolution or winding up of the Company, the holder of the Series C Preferred Stock would have preferential payment and distribution rights over any other class or series of capital stock that provide for Series C Preferred Stock’s preferential payment and over our common stock. The Series C Preferred Stock is convertible into ten (10) shares of the Company’s common stock. The Company is prohibited from effecting the conversion of the Series C Preferred Stock to the extent that, as a result of such conversion, the holder beneficially owns more than 4.99%, in the aggregate, of the issued and outstanding shares of common stock calculated immediately after giving effect to the issuance of shares of common stock upon the conversion of the Series C Preferred Stock. Each share of Series C Preferred Stock entitles the holder to vote on all matters voted on by holders of common stock as a single class. With respect to any such vote, each share of Series C Preferred Stock entitles the holder to cast ten (10) votes per share of Series C Preferred Stock owned at the time of such vote, subject to the 4.99% beneficial ownership limitation.

On October 15, 2014, the Company filed with the Secretary of State of the State of Nevada a Certificate of Designation for the Series D Preferred Stock, setting forth the rights, powers, and preferences of the Series D Preferred Stock.  Pursuant to the Series D Certificate of Designation, the Company designated 5,000,000 shares of its blank check preferred stock as Series D Preferred Stock. Each share of Series D Preferred Stock has a stated value equal to its par value of $0.0001 per share.  In the event of a liquidation, dissolution or winding up of the Company, the holder of the Series D Preferred Stock would have preferential payment and distribution rights over any other class or series of capital stock that provide for Series D Preferred Stock’s preferential payment and over our common stock. The Series D Preferred Stock is convertible into twenty (20) shares of the Company’s common stock. The Company is prohibited from effecting the conversion of the Series D Preferred Stock to the extent that, as a result of such conversion, the holder beneficially owns more than 4.99%, in the aggregate, of the issued and outstanding shares of common stock calculated immediately after giving effect to the issuance of shares of common stock upon the conversion of the Series D Preferred Stock.  Each share of Series D Preferred Stock entitles the holder to vote on all matters voted on by holders of common stock as a single class. With respect to any such vote, each share of Series D Preferred Stock entitles the holder to cast 20 votes per share of Series D Preferred Stock owned at the time of such vote, subject to the 4.99% beneficial ownership limitation.

On October 15, 2014, the Company entered into an exchange agreement with a holder of promissory notes in the aggregate principal face amount of $35,000 previously issued by the Company.  Pursuant to the exchange agreement, the holder exchanged the notes and relinquished any and all other rights it may have pursuant to the notes in exchange for 750,000 shares of newly designated Series D Preferred Stock.

On October 15, 2014, the Company entered into a series of exchange agreements with certain former holders of convertible debentures who had previously converted the debentures but who were still owed unpaid interest on the debentures in the aggregate amount of $98,274.  Pursuant to the exchange agreements, the holders exchanged the right to receive unpaid interest and relinquished any and all other rights they may have pursuant to the debentures in exchange for 4,250,000 shares of newly designated Series D Preferred Stock.

On October 15, 2014, two of the Company’s former directors and the Company’s former Secretary resigned from all of their positions with the Company and David Rector, an existing board member, at the time , was appointed Chief Executive Officer, Chief Financial Officer and Secretary and became the sole director of the Company.   The two former directors each entered into separation agreements with the Company pursuant to which they agreed to release all claims against the Company and received a one-time severance payment of $2,500.  The Company entered into a separation agreement with its former Secretary pursuant to which, in exchange for a release of all claims against the Company, the former Secretary received a one-time severance payment of $5,000.

On December 10, 2014, the Company entered the satellite voice and data equipment sales and service business through the purchase of certain contracts from Global Telesat Corp (“GTC”).These contracts permit the Company to utilize the Globalstar, Inc. and Globalstar LLC (collectively, “Globalstar”) mobile satellite voice and data network.  The purchase price for the contracts of $250,000 was paid by the Company under an asset purchase agreement by and among the Company, its wholly-owned subsidiary Orbital Satcom Corp. (“Orbital Satcom”), GTC and World Surveillance Group, Inc., which owns 100% of GTC.  Also on December 10, 2014, the Company, Orbital Sub, GTC and World entered into a license agreement pursuant to which GTC granted to Orbital Sub a fully-paid and irrevocable non-exclusive license to use certain equipment owned by GTC or its affiliates consisting of “appliques” located in Globalstar’s facilities.  The Company issued GTC 2,222,222 shares of its common stock as consideration for the license.

In December 2014 and January 2015 the Company issued a consultant an aggregate of 400,000 shares of its common stock as compensation for services provided.  The Company and the consultant agreed to cancel these shares in February 2015.

On January 22, 2015, the Company changed its name to “Orbital Tracking Corp.” from “Great West Resources, Inc.” The Company effectuated the name change through a short-form merger pursuant to Chapter 92A of the Nevada Revised Statutes where a subsidiary formed solely for the purpose of the name change was merged with and into the Company, with the Company as the surviving corporation in the merger. The merger had the effect of amending the Company’s Articles of Incorporation to reflect its new legal name.

On January 23, 3015 the Company settled in full $156,000 owed to certain vendors.  On such date the Company paid the vendors $35,000 and issued them an aggregate of 1,650,000 shares of its common stock.  The Company further agreed that upon the close of its next financing, it would pay the vendors an additional $10,000 cash, issue 850,000 shares of common stock or common stock equivalents and convert an aggregate of $56,221 into securities on the same terms offered to investors in the financing.  On February 19, 2015, the Company issued an aggregate of 197,443 shares of Series C Preferred Stock to certain of these vendors in connection with its settlement agreements.

On February 11, 2015, the Company entered into exchange agreements with two holders of its common stock. Pursuant to the exchange agreements, the holders exchanged an aggregate of 10,000,000 shares of common stock for 1,000,000 shares of Series C Preferred Stock.

On February 19, 2015, the Company filed with the Secretary of State of the State of Nevada a Certificate of Designation for the Series E Preferred Stock, setting forth the rights, powers, and preferences of the Series E Preferred Stock.  Pursuant to the Series E Certificate of Designation, the Company designated 8,746,000 shares of its blank check preferred stock as Series E Preferred Stock. Each share of Series E Preferred Stock has a stated value equal to its par value of $0.0001 per share.  In the event of a liquidation, dissolution or winding up of the Company, the holder of the Series E Preferred Stock would have preferential payment and distribution rights over any other class or series of capital stock that provide for Series E Preferred Stock’s preferential payment and over our common stock. The Series E Preferred Stock is convertible into ten (10) shares of the Company’s common stock. The Company is prohibited from effecting the conversion of the Series E Preferred Stock to the extent that, as a result of such conversion, the holder beneficially owns more than 4.99%, in the aggregate, of the issued and outstanding shares of common stock calculated immediately after giving effect to the issuance of shares of common stock upon the conversion of the Series E Preferred Stock.  Each share of Series E Preferred Stock entitles the holder to vote on all matters voted on by holders of common stock as a single class. With respect to any such vote, each share of Series E Preferred Stock entitles the holder to cast ten (10) votes per share of Series E Preferred Stock owned at the time of such vote, subject to the 4.99% beneficial ownership limitation.

On February 19, 2015, the Company entered into a share exchange agreement with Global Telesat Communications Limited, a Private Limited Company formed under the laws of England and Wales (“GTCL”) and all of the holders of the outstanding equity of GTCL (the “GTCL Shareholders”). Upon closing of the transactions contemplated under the share exchange agreement, the GTCL Shareholders transferred all of the issued and outstanding equity of GTCL to the Company in exchange for (i) an aggregate of 2,540,000 shares of the common stock of the Company and 8,746,000 shares of the newly issued Series E Preferred Stock of the Company (the “Series E Preferred Stock”) with each share of Series E Preferred Stock convertible into ten shares of common stock, (ii) a cash payment of $375,000 and (iii) a one-year promissory note in the amount of $122,536.  Such exchange caused GTCL to become a wholly owned subsidiary of the Company.

Also on February 19, 2015, David Phipps, the founder, principal owner and sole director of GTCL and the former founder and president of GTC, was appointed President of Orbital Satcom.  Following the transaction, Mr. Phipps was appointed Chief Executive Officer and Chairman of the Board of Directors of the Company.  The acquisition of GTCL expands the Company’s global satellite based business and enables the Company to operate as a vertically integrated satellite services business with experienced management operating from additional locations in Poole, England in the United Kingdom and Aventura, Florida.

On February 19, 2015, the Company issued to Mr. Rector, then current Chief Financial Officer and a director of the Company and former Chief Executive Officer of the Company, 850,000 shares of common stock and a seven year immediately vested option to purchase 2,150,000 shares of common stock at a purchase price of $0.05 per share as compensation for services provided to the Company. Mr. Rector resigned as Chief Financial Officer and director on May 19, 2015.  Upon resignation, David Phipps was appointed Chief Financial Officer.  On June 8, 2015, David Phipps resigned as Chief Financial Officer and the board appointed Theresa Carlise as Chief Financial Officer.

 On February 19, 2015, the Company sold an aggregate of 550,000 units at a per unit purchase price of $2.00, in a private placement to certain accredited investors for gross proceeds of $1,100,000. Each unit consists of: forty (40) shares of the Company’s common stock or, at the election of any purchaser who would, as a result of purchase of units become a beneficial owner of five (5%) percent or greater of the outstanding common stock of the Company, four (4) shares of the Company’s Series C Preferred Stock, par value $0.0001 per share, with each share convertible into ten (10) shares of common stock. The Company sold 15,000 units consisting of an aggregate of 600,000 shares of common stock and 535,000 units consisting of an aggregate of 2,140,000 shares of Series C Preferred Stock.

On February 19, 2015, the Company issued an aggregate of 1,675,000 shares of common stock to certain current consultants, former consultants and employees.  These shares consist of (i) 250,000 shares of common stock issued to a consultant as compensation for services relating to the provision of satellite tracking hardware and related services, sales and lead generation, (ii) one million shares of common stock issued to a consultant as compensation for the design and delivery of dual mode gsm/Globalstar Simplex tracking devices and related hardware and intellectual property, (iii) 250,000 shares of common stock, subject to a one year lock up, issued to the Company’s controller and (iv) 175,000 shares of common stock issued to MJI in full satisfaction of outstanding debts. MJI agreed to sell only up to 5,000 shares per day and the Company has a six month option to repurchase these shares at a purchase price of $0.75 per share.

In May 2015 the Company issued 150,000 shares of common stock to a consultant as compensation for services.

On June 18, 2015, the Company issued an aggregate of 150,000 shares of common stock valued at $0.79 per share, or $118,500 to a consultant as compensation for services, which is amortized over the period of service.

We had net cash used in operations of approximately $210,000 during the year ended December 31, 2014. At December 31, 2013, we had a working capital deficiency of approximately $379,000. Additionally, at December 31, 2014, we had an accumulated deficit of approximately $49.5 million and stockholder’s equity of $1.9 million. These matters and our expected needs for capital investments required to support operational growth raise substantial doubt about our ability to continue as a going concern. Our consolidated financial statements do not include any adjustments to reflect the possible effects on recoverability and classification of assets or the amounts and classification of liabilities that may result from our inability to continue as a going concern.

Results of Operations for the Three and Six Months Ended June 30, 2015 compared to the Three and Six Months Ended June 30, 2014

Revenue. Sales for the three and six months ended June 30, 2015 consisted primarily of sales of satellite phones, accessories and airtime plans.  For the three months ended June 30, 2015, revenues generated were approximately $1,188,867 compared to approximately $613,072 of revenues for the three months ended June 30, 2014, an increase in total revenues of $575,795 or 93.9%.  Sales for the six months ended June 30, 2015 generated approximately $1,972,677 compared to approximately $1,279,993 of revenues during the six months ended June 30, 2014, a $692,684 increase in total revenues or 54.1%. The increase in revenue is reflected in the additional sales created by Orbital Satcom Corp, the Company’s wholly owned subsidiary, as well as an increased presence on e-commerce web sites internationally.  Orbital Satcom Corp’s revenue for the three and six months ended June 30, 2015 was $420,000 and $540,586, respectively.

Cost of Sales. During the three months ended June 30, 2015, cost of revenues increased to $864,787 compared to $475,252 for the three months ended June 30, 2014, an increase of $389,535 or 82.0%. During the six months ended June 30, 2015, cost of revenues increased to $1,432,409 compared to $937,574 for the six months ended June 30, 2014 an increase of $494,835 or 52.8%.  We expect our cost of revenues to continue to increase during fiscal 2015 and beyond, as we expand our operations and begin generating additional revenues under our current business. However, we are unable at this time to estimate the amount of the expected increases.  Gross profit margins increased during the three months and six months ended June 30, 2015, by 4.8% and 0.6%, to 27.3% and 27.4%, respectively.

Operating Expenses. Total operating expenses for the three months ended June 30, 2015 were $536,478, an increase of $358,356, or 201.2%, from total operating expenses for the three months ended June 30, 2014 of $178,122. For the six months ended June 30, 2015, total operating expenses increased $862,746, or 271.4%.  Factors contributing to the increase are described below.

Selling, general and administrative expenses were $245,463 and $89,769 for the three months ended June 30, 2015 and 2014, respectively, an increase of $155,694 or 173.0%.  For the six months ended June 30, 2015 and 2014, selling, general and administrative expenses were $457,629 and $194,262, respectively, an increase of $263,368 or 135.6%.  The increase during the three and six months ended June 30, 2015 as compared to the same periods in 2014 were attributable to variable costs which increase with revenue, such as credit card processing fees, online service fees, bank charges, postage, advertising and marketing. Other fees associated with the compliance requirements of public companies are included in SGA as well.

Salaries, wages and payroll taxes were $123,454 and $81,717 for the three months ended June 30, 2015 and 2014, respectively, an increase of $41,737 or 51.1%.  For the six months ended June 30, 2015 and 2014, salaries, wages and payroll taxes were $290,717 and $111,153, respectively, an increase of $179,565 or 161.5%. The company has added additional personnel to accommodate and support its revenue goals, as well as build its infrastructure for future growth and opportunities.

Professional fees were $63,591 and $1,375 for the three months ended June 30, 2015 and 2014, respectively, an increase of $62,217 or 4,526.1%.  For the six months ended June 30, 2015 and 2014, professional fees were $258,002 and $2,050, respectively, an increase of $255,952 or 12,487.7%.  The increase during the three and six months ended June 30, 2015 as compared to the same periods in 2014 were primarily attributable to the Company’s reverse merger into a public company and the associated costs attributable to such.

Depreciation and amortization expenses were $103,970 and $5,261 for the three months ended June 30, 2015 and 2014, respectively, an increase of $98,709 or 1,876.3%.  For the six months ended June 30, 2015 and 2014, depreciation and amortization were $174,430 and $10,433, an increase of $163,862 or 1,570.6%.  The increase during the 2015 period was primarily attributable to increases in intangible assets and the associated amortization.

We expect our expenses in each of these areas to continue to increase during fiscal 2015 and beyond as we expand our operations and begin generating additional revenues under our current business. However, we are unable at this time to estimate the amount of the expected increases.

Total Other (Income) Expense. Our total other expenses were $2,475 compared to ($54) during the three months ended June 30, 2015 and 2014 respectively, decrease of $2,529 or 4,682.6%.   Our total other expenses were $14,227 compared to income of ($1,139) during the six months ended June 30, 2015 and 2014 respectively, a decrease of $15,365 or 1,349.0%.   The decrease is primarily attributed to the increase recognized due to exchange rate variances offset by changes in the fair value of derivative instruments.

Net Income (Loss)

We recorded net loss before income tax of $214,872 for the three months ended June 30, 2015 as compared to a net loss of $40,248, for the three months ended June 30, 2014. For the six months ended June 30, 2015 we recorded a net loss of $654,601 as compared to a net income of $25,661. The decrease is a result of the factors as described above.

Comprehensive (Loss) Income

We recorded a gain for foreign currency translation adjustments for the three and six months ended June 30, 2015 and 2014, of $6,064 and $5,640 and $1,834 and $7,354, respectively. The fluctuations of the increase/decrease is primarily attributed to the increase recognized due to exchange rate variances.   Comprehensive loss was $208,808 as compared to loss of $38,414 for the three months ended June 30, 2015 and 2014, respectively.  For the six months ended June 30, 2015 and 2014, comprehensive loss was $648,961 and comprehensive income was $33,015, respectively.

Liquidity and Capital Resources

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. At June 30, 2015, we had a cash balance of $406,199. Our working capital is $265,988 at June 30, 2015.

Our current assets at June 30, 2015 increased by approximately 239.54% from December 31, 2014 and included accounts receivable and inventory.

Our current liabilities at June 30, 2015 increased by 167.47% from December 31, 2014 and included our accounts payable and deferred revenue in the ordinary course of our business.

Operating Activities

Net cash flows used in operating activities for the six months ended June 30, 2015 amounted to $300,977 and were primarily attributable to our net loss of $654,601, offset by stock based compensation of $150,000, total amortization expense of $144,915, depreciation of $29,515, imputed interest of $2,321 and add back of change in fair value of derivative liabilities of $163 and net change in asset and liabilities of $27,036, primarily attributable to an increase in accounts receivable of $44,801, increase in inventory of $73,018, increase in unbilled revenue of $26,917, increase in other current assets of $4,492, increase in accounts payable of $203,139, offset by a decrease in deferred revenue of $26,875.

Net cash flows provided by operating activities for the six months ended June 30, 2014 amounted to $3,690 and were primarily attributable to our net income of $25,661 offset by net changes in assets and liabilities a decrease of $32,404 and add back of depreciation of $10,433. These changes in assets and liabilities are primarily attributable to an increase in accounts receivable of $54,195, increase in inventory of $53,258, increase in unbilled revenue of $18,190, increase in other current assets of $31,430, an increase in accounts payable of $130,478 and a decrease in deferred revenue of $5,809.

Investing Activities

Net cash flows used in investing activities were ($401,782) and ($24,008) for the six months ended June 30, 2015 and 2014, respectively. During the six months ended June 30, 2015, we used cash to pay $375,000 in connection with the Share Exchange Agreement, purchase of property and equipment of $57,716 and offset by $30,934 of cash acquired from acquisition. We purchased property and equipment of $24,008 during the six months ended June 30, 2014.

Financing Activities

Net cash flows provided by (used in) financing activities were $1,037,426 and ($36,091) for the six months ended June 30, 2015 and 2014, respectively. During the six months ended June 30, 2015, we received net proceeds from the sale of our common stock and preferred stock of $1,097,500 offset by repayments of related party note payable of $60,074. During the six months ended June 30, 2014, we paid loans of $4,298 and related party note of $31,793.

Off-Balance Sheet Arrangements

 We do not currently have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our stockholders.

 Our company has not entered into any transaction, agreement or other contractual arrangement with an entity unconsolidated with us under which we have

●	an obligation under a guarantee contract, although we do have obligations under certain sales arrangements including purchase obligations to vendors
●	a retained or contingent interest in assets transferred to the unconsolidated entity or similar arrangement that serves as credit, liquidity or market risk support to such entity for such assets,
●	any obligation, including a contingent obligation, under a contract that would be accounted for as a derivative instrument, or
●
any obligation, including a contingent obligation, arising out of a variable interest in an unconsolidated entity that is held by us and material to us where such entity provides financing, liquidity, market risk or credit risk support to, or engages in leasing, hedging or research  and development services with us.

Plan of Operation

Critical Accounting Policies and Estimates

 Critical accounting estimates are those that management deems to be most important to the portrayal of our financial condition and results of operations, and that require management’s most difficult, subjective or complex judgments, due to the need to make estimates about the effects of matters that are inherently uncertain. We have identified our critical accounting estimates which are discussed below.

Use of Estimates

 The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements and revenue and expenses during the reporting period. Actual results could differ from those estimates. The Company’s significant estimates include the valuation of stock based charges, the valuation of derivatives and the valuation of inventory reserves.

Basis of Presentation and Principles of Consolidation

The consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP") and the rules and regulations of the U.S Securities and Exchange Commission for Interim Financial Information. All intercompany transactions and balances have been eliminated. All adjustments (consisting of normal recurring items) necessary to present fairly the Company's financial position as of June 30, 2015, and the results of operations and cash flows for the six months ended June 30, 2015 have been included. The results of operations for the six months ended June 30, 2015 are not necessarily indicative of the results to be expected for the full year.

Accounts Receivable

 The Company extends credit to its customers based upon a written credit policy.  Accounts receivable are recorded at the invoiced amount and do not bear interest.  The allowance for doubtful accounts is the Company’s best estimate for the amount of probable credit losses in the Company’s existing accounts receivable.  The Company establishes an allowance of doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends, and other information.  Receivable balances are reviewed on an aged basis and account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not require collateral on accounts receivable. As of June 30, 2015 and December 31, 2014, there is an allowance for doubtful accounts of $12,291 and $0, respectively.

Accounting for Derivative Instruments

 Derivatives are required to be recorded on the balance sheet at fair value. These derivatives, including embedded derivatives in the Company’s structured borrowings, are separately valued and accounted for on the Company’s balance sheet. Fair values for exchange traded securities and derivatives are based on quoted market prices. Where market prices are not readily available, fair values are determined using market based pricing models incorporating readily observable market data and requiring judgment and estimates

Research and Development

 Research and Development ("R&D") expenses are charged to expense when incurred. The Company has consulting arrangements which are typically based upon a fee paid monthly or quarterly. Samples are purchased that are used in testing, and are expensed when purchased. R&D costs also include salaries and related personnel expenses, direct materials, laboratory supplies, equipment expenses and administrative expenses that are allocated to R&D based upon personnel costs.

Foreign Currency Translation

The Company’s reporting currency is US Dollars. The accounts of one of the Company’s subsidiaries is maintained using the appropriate local currency, (Great British Pound) GTCL as the functional currency. All assets and liabilities are translated into U.S. Dollars at balance sheet date, shareholders' equity is translated at historical rates and revenue and expense accounts are translated at the average exchange rate for the year or the reporting period. The translation adjustments are deferred as a separate component of stockholders’ equity, captioned as accumulated other comprehensive (loss) gain. Transaction gains and losses arising from exchange rate fluctuation on transactions denominated in a currency other than the functional currency are included in the statements of operations.

The relevant translation rates are as follows: for the three and six months ended June 30, 2015 closing rate at 1.5725 US$: GBP, average rate at 1.5325 and 1.5236 US$: GBP, for the three and six months ended June 30, 2014 closing rate at 1.7102 US$: GBP, average rate at 1.6832 and 1.6692 US$: GBP and for the year ended 2014 closing rate at 1.5576 US$: GBP, average rate at 1.6481 US$.

Revenue Recognition and Unearned Revenue

The Company recognizes revenue from satellite services when earned, as services are rendered or delivered to customers.  Equipment sales revenue is recognized when the equipment is delivered to and accepted by the customer. Only equipment sales are subject to warranty. Historically, the Company has not incurred significant expenses for warranties.

The Company’s customers generally purchase a combination of our products and services as part of a multiple element arrangement. The Company’s assessment of which revenue recognition guidance is appropriate to account for each element in an arrangement can involve significant judgment. This assessment has a significant impact on the amount and timing of revenue recognition.

Revenue is recognized when all of the following criteria have been met:

●	Persuasive evidence of an arrangement exists. Contracts and customer purchase orders are generally used to determine the existence of an arrangement.
●	Delivery has occurred. Shipping documents and customer acceptance, when applicable, are used to verify delivery.
●
The fee is fixed or determinable. We assess whether the fee is fixed or determinable based on the payment terms associated with the transaction and whether the sales price is subject to refund or adjustment.

●
Collectability is reasonably assured. We assess collectability based primarily on the creditworthiness of the customer as determined by credit checks and analysis, as well as the customer’s payment history.

In accordance with ASC 605-25, Revenue Recognition — Multiple-Element Arrangements, based on the terms and conditions of the product arrangements, the Company believes that its products and services can be accounted for separately as its products and services have value to the Company’s customers on a stand-alone basis. When a transaction involves more than one product or service, revenue is allocated to each deliverable based on its relative fair value; otherwise, revenue is recognized as products are delivered or as services are provided over the term of the customer contract.

Property and Equipment

Property and equipment are carried at historical cost less accumulated depreciation. Depreciation is based on the estimated service lives of the depreciable assets and is calculated using the straight-line method. Expenditures that increase the value or productive capacity of assets are capitalized. Fully depreciated assets are retained in the property and equipment, and accumulated depreciation accounts until they are removed from service. When property and equipment are retired, sold or otherwise disposed of, the asset’s carrying amount and related accumulated depreciation are removed from the accounts and any gain or loss is included in operations. Repairs and maintenance are expensed as incurred.

The estimated useful lives of property and equipment are generally as follows:

Years
Office furniture and fixtures	4
Computer equipment	4
Website development	4

Impairment of long-lived assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable, or at least annually. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value. The Company did not consider it necessary to record any impairment charges during the periods ended March 31, 2015 and December 31, 2014 respectively.

Fair value of financial instruments

The Company adopted Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 820, “Fair Value Measurements and Disclosures”, for assets and liabilities measured at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied to existing US GAAP that require the use of fair value measurements which establishes a framework for measuring fair value and expands disclosure about such fair value measurements.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1: Observable inputs such as quoted market prices in active markets for identical assets or liabilities

Level 2: Observable market-based inputs or unobservable inputs that are corroborated by market data

Level 3: Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

The following table presents a reconciliation of the derivative liability measured at fair value on a recurring basis using significant unobservable input (Level 3) from January 1, 2015 to June 30, 2015:

	Conversion feature Derivative Liability	Warrant liability	Total
Balance at January 1, 2015	$—	$—	$—
Recapitalization on February 19, 2015	—	4,936	4,936
Change in fair value included in earnings	—	(163)	(163)
Balance at June 30, 2015	$—	$4,773	$4,773

The Company did not identify any other assets or liabilities that are required to be presented on the consolidated balance sheets at fair value in accordance with the accounting guidance. The carrying amounts reported in the balance sheet for cash, accounts payable, and accrued expenses approximate their estimated fair market value based on the short-term maturity of the instruments.

Share-Based Payments

 Compensation cost relating to share based payment transactions be recognized in the financial statements. The cost is measured at the grant date, based on the calculated fair value of the award, and is recognized as an expense over the employee’s requisite service period (generally the vesting period of the equity award).

Recent Accounting Pronouncements

 The Company does not believe that any recently issued accounting pronouncements will have a material impact on its financial statements.

For the Years Ended December 31, 2014 and 2013

At December 31, 2014, we had a cash balance of $77,137. Our working capital deficit is approximately $379,000 at December 31, 2014. Between September 2014 and October 2014, we received gross proceeds of $500,000 from the sale of shares of our common stock in a private transaction. Additionally, in February 2015, we have received gross proceeds of $1,100,000 from the sale of shares of our common stock and Series C Preferred Stock in a private transaction.

Our current assets at December 31, 2014 increased by approximately 100% from December 31, 2013 and included accounts receivable and prepaid expenses. Prepaid expenses primarily represent prepaid license fees which are being amortized over the terms of the license agreement.

               Our current liabilities at December 31, 2014 decreased by 9% from December 31, 2013 and included our accounts payable and accrued expenses in the ordinary course of our business, as well as liabilities of discontinued operations, due to related party and derivative liability. In February 2015, we have settled in full approximately $353,000 of amounts included in accounts payable and accrued expenses in January 2015. The Company agreed to pay an aggregate of approximately $47,600 cash, issue 850,000 shares of common stock or securities convertible into 850,000 shares of common stock and convert an aggregate of $56,221 into securities on the same terms offered to investors in the Company’s next qualified financing as defined in the settlement agreements.

Operating Activities

Net cash flows used in operating activities for the year ended December 31, 2014 amounted to $209,906 and were primarily attributable to our net loss of $411,234 offset by stock based compensation of $179,834, amortization expense of $12,545, increase in accounts payable of $34,365 and add back of change in fair value of derivative liabilities of $7,066, and increase in accounts receivable and prepaid expenses for a total of approximately $18,000.

Net cash flows used in operating activities for the year ended December 31, 2013 amounted to $20 and were primarily attributable to our net income of $624,118 offset by amortization of debt discount of $33,272, non-cash interest expense of $68,147, total changes in assets and liabilities of $592,929 offset by change in fair value of derivative liabilities of $32,614 and gain from settlement of debt of $1,285,872. These changes in assets and liabilities are primarily attributable to a decrease in prepaid expenses of $7,500, and an increase in accounts payable and accrued expenses of $585,429.

Investing Activities

Net cash flows used in investing activities were $250,000 and $0 for the year ended December 31, 2014 and 2013, respectively. We acquired intangible assets which include customer contracts in December 2014.

Financing Activities

        Net cash flows provided by financing activities were $537,043 and $0 for the year ended December 31, 2014 and 2013, respectively. During the year ended December 31, 2014, we received proceeds from a related party for a loan of $35,000 and sale of our common stock for $500,000 that we will be using for working capital purposes.

 The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements and revenue and expenses during the reporting period. Actual results could differ from those estimates. The Company’s significant estimates include the valuation of stock based charges, the valuation of derivatives and the valuation of inventory reserves.

Global Telesat Communications Limited

Overview

We are a provider of satellite based hardware, airtime and related services both in the United States and internationally.  We sell equipment and airtime for use on all of the major satellite networks including Globalstar, Inmarsat, Iridium and Thuraya and operate a short-term rental service for customers who desire to use our equipment for a limited time period.

Critical Accounting Policies and Estimates

Our consolidated financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles in the United States. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses. These estimates and assumptions are affected by management’s applications of accounting policies. Critical accounting policies for our company include accounting for derivative liabilities and stock based compensation.

Use of Estimates
In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the statements of financial condition, and revenues and expenses for the years then ended. Actual results may differ significantly from those estimates. Significant estimates made by management include, but are not limited to, the assumptions used to calculate stock-based compensation, derivative liabilities, preferred deemed dividend and common stock issued for services.

Results of Operations

Revenue. Sales for the year ended December 31, 2014 consisted primarily of sales of satellite phones, accessories and airtime plans which generated approximately $2,420,645 compared to approximately $1,536,129 of revenues during the year ended December 31, 2013, which is a 57.6% increase in total revenues.

Cost of Sales. During the year ended December 31, 2014, cost of revenues increased to approximately $1,739,388 compared to approximately $1,150,023 for the year ended December 31, 2013 or 51.2%. We expect our cost of revenues to continue to increase during fiscal 2015 and beyond as we expand our operations and begin generating additional revenues under our current business. However, we are unable at this time to estimate the amount of the expected increases.  Gross profit margins increased from 25.1% in 2013 to 28.1% in 2014 which reflects increases in retail website sales.

Operating Expenses. Total operating expenses for the year ended December 31, 2014 were $660,667, an increase of $296,582, or approximately 81.5%, from total operating expenses for the year ended December 31, 2013 of $364,085. This increase is primarily attributable to:

Selling, general and administrative expenses were $640,065 and $346,054 for the years ended December 31, 2014 and 2013, respectively, an increase of $294,011 or 85.0%.  The increase during the 2014 period was primarily attributable to increases in wages, due to staffing growth, and delivery expenses.

We expect our expenses in each of these areas to continue to increase during fiscal 2015 and beyond as we expand our operations and begin generating additional revenues under our current business. However, we are unable at this time to estimate the amount of the expected increases.

Total Other Income (Expense). Our total other income, net were $7,325 and $6,270 during the years ended December 31, 2014 and 2013 respectively, an increase of $1,055 or 16.8%.   The increase is primarily attributed to the increase recognized due to exchange rate variances offset by a decrease in interest expense.

Net Income

We recorded net income before income tax of $13,265 for the year ended December 31, 2014 as compared to $15,751 for the year ended December 31, 2013. We recorded net income of $6,492 for the year ended December 31, 2014 as compared to $9,652 for the year ended December 31, 2013.  The decrease is a result of the factors described above.

Liquidity and Capital Resources

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. At December 31, 2014, we had a cash balance of $65,892. Our working capital deficit is approximately $4,000 at December 31, 2014.

Our current assets at December 31, 2014 increased by approximately 44.7% from December 31, 2013 and included accounts receivable and inventory.

Our current liabilities at December 31, 2014 increased by 48.0% from December 31, 2013 and included our accounts payable and deferred revenue in the ordinary course of our business.

Operating Activities

Net cash flows provided by operating activities for the year ended December 31, 2014 amounted to $21,863 and were primarily attributable to our net income of $6,492 , depreciation expense of $20,602, increase in accounts payable and deferred revenue totaling $125,838 and off set by increase in accounts receivable, inventory, unbilled revenues, and other current assets for a total of $131,069.

Net cash flows provided by operating activities for the year ended December 31, 2013 amounted to $45,941 and were primarily attributable to our net income of $9,652 ,depreciation expense of $18,031, increase in accounts payable and deferred revenue totaling $63,774 and decrease in accounts receivable $27,456 and off set by increase in inventory, unbilled revenues, and other current assets for a total of $59,122 and decrease in excess of payment over bank balance of $13,850.

Investing Activities

Net cash flows used in investing activities were $31,635 and $33,612 for the year ended December 31, 2014 and 2013, respectively. We acquired additional property and equipment during 2014 and 2013.

Financing Activities

Net cash flows used in financing activities were $31 for the year ended December 31, 2014 and provided by were $55,835 for the year ended December 31, 2013. During the year ended December 31, 2014, we received proceeds from a related party for a loan of $4,267 and repaid a loan from an unrelated party totaling $4,298.

Off-balance Sheet Arrangements
We have not entered into any other financial guarantees or other commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as stockholder’s equity or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity.

Interests in the Revenue Sales and Cost of Sales of the Satellite Airtime and Trackers Acquired by the Company from Global Telesat Corp. on December 10, 2014

Overview and Recent History

On December 10, 2014, the Company purchased from Global Telesat Corp., a Virginia corporation (“GTC”) certain assets related to GTC’s contracts with Globalstar, Inc. and Globalstar LLC (the “Globalstar Contracts”) for a purchase price of $250,000 pursuant to an asset purchase agreement (the “Asset Purchase Agreement”) by and among the Company, its wholly owned subsidiary Orbital Satcom Corp., a Nevada corporation (“Orbital Sub”), GTC and GTC’s sole owner World Surveillance Group, Inc., a Delaware corporation (“World”, and, together with the Company, GTC and Orbital Sub, the “Parties”).     On December 10, 2014, the Company, Orbital Sub, GTC and World entered into the License Agreement pursuant to which GTC granted to Orbital Sub a fully-paid and irrevocable non-exclusive license to use the appliques described in, purchased or procured pursuant to the Globalstar Contracts (the “Globalstar Appliques”).   The accompanying  financial statements represent the interests in the revenue sales and cost of sales of the satellite airtime and trackers acquired by the Company  from GTC on December 10, 2014.

The statements of revenue sales and cost of sales have been derived from the Company’s historical financial records and prepared on the accrual basis of accounting. Sales and cost of sales relate to the historical sales and costs of sales of GTC for the years ended September 30, 2014 and 2013, respectively. The revenues are recognized on the sales method when the product is sold or service rendered to a purchaser at a fixed or determinable price, when delivery has occurred or service has been provided and, and if collectability of the revenue is probable.

The statements of revenue sales and cost of sales are not indicative of the financial condition or results of operations of the Company Great West going forward due to the omission of various operating expenses. Certain costs, such as depreciation and amortization, payroll, general and administrative expenses and interest expense were not allocated.

Historical financial statements reflecting financial position, results of operations and cash flows required by accounting principles generally accepted in the United States of America are not presented as such information is not available, nor is it practicable to obtain such information in these circumstances. Historically, no allocation of general and administrative, interest expense, corporate taxes, accretion of asset retirement obligations, and depreciation, depletion and amortization was made. Accordingly, the statements of sales and cost of sales are presented in lieu of the financial statements required under Rule 3-01 and Rule 3-02 of Regulation S-X.

The Business

Following consummation of the Asset Purchase Agreement and License Agreement the Company provides mobile voice and data communications services globally via satellite to the U.S. government, defense industry and commercial users. The Company specializes in services related to the Globalstar satellite constellation, including satellite telecommunications voice airtime, tracking devices and services, and ground station construction.  The Company plans to create an e-commerce mobile satellite solutions portal and to seek to qualify as an authorized reseller of satellite telecommunications equipment and services offered by leading satellite network providers such as Globalstar, Inmarsat, Iridium, Globalstar and Thuraya.

Current Focus and Plan of Operation

Following consummation of the Asset Purchase Agreement and License Agreement we provide mobile voice and data communications services globally via satellite to the U.S. government, defense industry and commercial users. We specialize in services related to the Globalstar satellite constellation, including satellite telecommunications voice airtime, tracking devices and services, and ground station construction.

Related Party Transactions

      During the years ended September 30, 2014 and 2013, $3,185 and $8,760, respectively, of the revenues received in connection with the Globalstar Contracts were received from a company associated with our consultant David Phipps, Mr. Phipps was an officer of GTC and an officer and sole owner of such related party.

      During the years ended September 30, 2014 and 2013, $3,477 and $8,790 respectively, of the expenses incurred in connection with the Globalstar Contracts were incurred in connection with GTC’s transactions with Mr. Phipps’ company.

Results of Operations For The Year Ended September 30, 2014 and 2013

The Globalstar Contracts generated revenues from operations in the amount of  $343,734 for the year ended September 30, 2014 and $ 90,154 for the year ended September 30, 2013, an increase of $253,580 or 74%.

The increase in revenues was primarily due to increases in sales of our satellite tracking devices.

The Globalstar Contracts generated direct operating costs of $97,691 for the year ended September 30, 2014 as compared to $22,849for the year ended September 30, 2013, an increase of $74,842 or 328%.

This increase was primarily attributable to increased marketing, promotional and website-related expenses.

Liquidity and Capital Resources

The total cash and cash equivalents relating to the Globalstar Contracts as of September 30, 2014 was nil. In addition, there were no assets or liabilities as of September 30, 2014

We will need to raise capital to implement our business plan and continue operations for any length of time. We are seeking alternative sources of financing, through private placement of securities and loans from our shareholders in order for us to maintain our operations. We cannot guarantee that we will be successful in raising additional cash resources for our operations nor that the financing will not be dilutive to existing shareholders.

Critical Accounting Policies
Our discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. In consultation with our Board of Directors, we have identified several accounting principles that we believe are key to the understanding of our financial statements. These important accounting policies require management’s most difficult, subjective judgments.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification subtopic 605-10, Revenue Recognition (“ASC 605-10”) which requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded.

ASC 605-10 incorporates Accounting Standards Codification subtopic 605-25, Multiple-Element Arraignments (“ASC 605-25”). ASC 605-25 addresses accounting for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets. The effect of implementing 605-25 on the Company's financial position and results of operations was not significant.

Accounting for Stock-Based Compensation

We account for stock, stock options and warrants using the fair value method promulgated by Accounting Standards Codification subtopic 480-10, Distinguishing Liabilities from Equity (“ASC 480-10”) which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services. Therefore, our results include non-cash compensation expense as a result of the issuance of stock, stock options and warrants and we expect to record additional non-cash compensation expense in the future.

We follow Accounting Standards Codification subtopic 718-10, Compensation (“ASC 718-10”) which requires that all share-based payments to both employees and non-employees be recognized in the income statement based on their fair values.

Off Balance Sheet Transactions

We do not have any off-balance sheet transactions.

Recently Issued Accounting Pronouncements

There were various updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on our consolidated financial position, results of operations or cash flows.

Inflation

We do not believe that inflation has had a material effect on our business, financial condition or results of operations. If our costs were to become subject to significant inflationary pressures, we may not be able to fully offset such higher costs through price increases. Our inability or failure to do so could adversely affect our business, financial condition and results of operations.

Business

Corporate History

On January 22, 2015, the Company changed its name to “Orbital Tracking Corp.” from “Great West Resources, Inc.” pursuant to a merger with a newly-formed wholly owned subsidiary.

On March 28, 2014, the Company merged with a newly-formed wholly-owned subsidiary of the Company solely for the purpose of changing its state of incorporation to Nevada from Delaware, effecting a 1:150 reverse split of its common stock, and changing its name to Great West Resources, Inc. in connection with the plans to enter into the business of potash mining and exploration.  During late 2014 the Company abandoned its efforts to enter the potash business.

The Company was originally incorporated in 1997 as a Florida corporation. On April 21, 2010, the Company merged with and into a newly-formed wholly-owned subsidiary for the purpose of changing its state of incorporation to Delaware, effecting a 2:1 forward split of its common stock, and changing its name to EClips Media Technologies, Inc.  On April 25, 2011, the Company changed its name to “Silver Horn Mining Ltd.” pursuant to a merger with a newly-formed wholly-owned subsidiary.

Global Telesat Communications Limited (“GTCL”) was formed under the laws of England and Wales in 2008.  On February 19, 2015, the Company entered into a share exchange agreement with GTCL and all of the holders of the outstanding equity of GTCL pursuant to which GTCL became a wholly owned subsidiary of the Company.

Our Current Business

The Company is a provider of satellite based hardware, airtime and related services both in the United States and internationally.  We sell equipment and airtime for use on all of the major satellite networks including Globalstar, Inmarsat, Iridium and Thuraya and operate a short-term rental service for customers who desire to use our equipment for a limited time period.  Our acquisition of GTCL in February 2015 expanded our global satellite based infrastructure and business, which was first launched in December 2014 through the purchase of certain contracts.

Through GTCL, we believe we are one of the largest providers in Europe of retail satellite based hardware, airtime and services through various ecommerce storefronts, and one of the largest providers of personal satellite tracking devices.    Our customers include businesses, the U.S. and foreign governments, non-governmental organizations and private consumers.  By enabling wireless communications in areas not served or underserved by terrestrial wireless and wireline networks and in circumstances where terrestrial networks are not operational due to natural or man-made disasters, we seek to meet our customers' increasing desire for connectivity.  Our principal focus is on growing our existing satellite based hardware, airtime and related services business line and developing our own tracking devices for use by retail customers worldwide.

We launched our e-commerce website under the “Orbital Satcom” name offering a range of portable satellite voice, data and tracking solutions, known as Mobile Satellite Services or MSS, in March 2015.  We expended approximately $12,000 in connection with the launch.  The website will offer a range of more than 300 satellite communications related products which will be available for purchase by customers from all over the world.   We currently operate websites that offer the same products under the GTCL name for customers anywhere in the world. In the first half of 2015 we plan to develop additional country-specific websites or offer translation options on our existing websites to target customers in South America, Asia and Europe where we anticipate there will be substantial demand for our products.

MSS Products
Our MSS products include handheld satellite phones, personal and asset tracking devices, portable high speed broadband terminals and satellite Wi-Fi hotspots, all of which work virtually anywhere in the world.  These devices rely on satellite networks and thus are not reliant on cell towers or other local infrastructure.  As a result, satellite phones and these other MSS solutions are suitable for recreational travelers and adventurers, government and military users, and corporations and individuals in the event of an emergency such as a power outage, hurricane or other natural disaster during which regular cell phone, telephone and internet service may not be available.  We purchase these products directly from the manufacturers and sell them directly to end users.

Satellite Telecommunications Services

As a result of the purchase of the contracts from GTC in December 2014, we commenced providing mobile voice and data communications services globally via satellite over Globalstar’s satellite based simplex data network. We provide this service through our Orbital Satcom subsidiary.   Our rights under the purchased contracts allow us to have preferred pricing arrangements with Globalstar for each account used during the term of contracts. We then offer our customers a range of pay-as-you-go and monthly fee satellite communications airtime options.

The simplex service is a one-way burst data transmission from a commercial simplex device over the Globalstar network that can be used to track and monitor assets. We can use each simplex or one-way transmission account to transmit an unlimited number of locational or status messages from tracking devices used anywhere within the Globalstar simplex coverage area. At the heart of the simplex service is a demodulator and RF interface, called an applique, which is located at a gateway and an application server located in Globalstar’s facilities. The applique-equipped gateways provide coverage over vast areas of the globe. The server receives and collates messages from all simplex devices transmitting over the Globalstar network. Simplex devices consist of a telemetry unit, an application specific sensor, a battery and optional global positioning functionality. The small size of the devices makes them attractive for use in tracking asset shipments, monitoring unattended remote assets, trailer tracking and mobile security.

Aside from providing services over Globalstar’s simplex data network, we are, through GTCL and Orbital Satcom, an authorized reseller of Globalstar’s two-way voice and data transmissions service, called the duplex service, and simplex and duplex satellite telecommunications services offered by other leading networks such as Iridium, Inmarsat and Thuraya. We offer a range of pay-as-you-go and monthly fee satellite communications airtime options from these network providers. We typically pay the network providers a monthly access fee per subscriber, as well as usage fees for airtime minutes used by our subscribers.  This is a rapidly growing market and we believe we are well positioned to take advantage of this growth.  Our customers are in industries such as maritime, aviation, government/military, emergency/humanitarian services, mining, forestry, oil and gas, heavy equipment, transportation and utilities as well as recreational users.   We are focused on growing and diversifying our customer base beyond US government customers and making maximum use of our preferred pricing arrangements with Globalstar to generate increased revenue.
Amazon.com Storefronts

We also intend to continue to make portable satellite voice, data and tracking solutions easier to find and buy online through our Amazon storefront at www.amazon.com/shops/orbitalsatcom, with many products offered by us being fulfilled by Amazon from their various warehouses in the US.  A wide range of satellite communications products are available for purchase on Amazon and we believe we will be able to offer competitive pricing on all products offered on the site.  We currently have more than 130 products available for purchase and will be increasing this number over the coming months. The products include handheld satellite phones, personal and asset tracking devices, portable high speed broadband terminals, and satellite Wi-Fi hotspots.  We expect to spend approximately $25,000 to $30,000 per month to acquire inventory to fulfill customer orders.  We also have Amazon storefronts targeted to customers in the United Kingdom, France, Germany, Spain and Italy.  In the coming weeks we expect to open stores specifically targeted to Amazon customers in Canada and Japan.  All orders will be fulfilled directly by Amazon through its global fulfillment centers.   We expect to spend a total of $5,000 to develop these Amazon stores and initially approximately $100,000 to acquire inventory to fulfill customer orders.

Mapping and Tracking Portal

Our advanced mapping and tracking portal, www.orbitaltrack.com, has already been developed and is available for use by registered customers. OrbitalTrack displays real-time worldwide asset location reports including position, speed, altitude and heading and also provides past location and movement history reports on a wide range of tracking devices. OrbitalTrack is available to all of our customers to monitor their assets and we intend to aggressively pursue new customers for this application.    Expected costs related to the portal are approximately $5,000.
Proprietary Satellite Tracking Products

We intend to develop our own satellite tracking products by the end of 2015. We have identified a specific product, known as a dual-mode asset tracker, and have entered into a binding agreement for the purchase of related intellectual property and the development, certification and subsequent marketing of dual-mode asset trackers to existing and potential customers.   The dual-mode asset tracker operates through traditional cellular networks in populated areas such as cities, and then automatically switches to satellite mode when used in remote areas where there is no cellular coverage, including oceans and deserts. Many of our target customers for this product use cellular-only trackers which will not work in remote areas whereas other target customers use satellite-only trackers which do not work very well in urban areas as they need clear line of sight to the sky. We anticipate that we will be able to develop and certify the new dual-mode tracker for approximately $50,000 to $75,000 and believe there is strong customer demand based on existing customer requests.

We also intend to develop additional personal and asset tracking products suitable for government and recreational users. Users of these devices will be able to see the location and movements of their devices through our OrbitalTrack portal.  Anticipated costs for completion are approximately $75,000 to $100,000.  These products will operate on the Iridium, Inmarsat, Globalstar and Thuraya satellite networks.

Industry and Market

We compete in the mobile satellite products and services sector of the global communications industry. The products and airtime that we sell are intended to meet users’ needs for connectivity in all locations where existing terrestrial wireline and wireless communications networks do not exist, do not provide sufficient coverage, or are impaired. Government organizations, including military and intelligence agencies and disaster response agencies, non-governmental organizations and industrial operations and support teams depend on mobile voice and data satellite communications products and services on a regular basis. Businesses with global operations require reliable communications services when operating in remote locations around the world. Mobile satellite services users span many sectors, including emergency services, maritime, aviation, government, utilities, oil and gas, mining, recreation, forestry, heavy equipment, construction, and transportation, among others. Many of our customers view satellite communications products and services as critical to their daily operations.

There is an existing, and we believe significantly growing, multi-billion dollar global market for a small and cost effective solution for receiving and processing mobile voice and data communications from remote locations used in applications such as tracking vehicles or asset shipments, monitoring unattended remote assets or mobile security. Over the past two decades, the global mobile satellite services market has experienced significant growth. Increasingly, better-tailored, improved-technology products and services are creating new channels of demand for mobile satellite services. Growth in demand for mobile satellite voice services is driven by the declining cost of these services, the diminishing size and lower costs of the devices, as well as heightened demand by governments, businesses and individuals for ubiquitous global voice and data coverage. We believe our solutions are ideally suited for industries such as maritime, aviation, government/military, emergency/humanitarian services, mining, forestry, oil and gas, heavy equipment, transportation and utilities, as well as recreational users. We do not tailor our products and services to different types of customers as in our experience military, non-profit, government and recreational users tend to purchase the same types of products and services.

Competition

The competitors for our satellite telecommunications services and products are other leading satellite networks such as Iridium, Inmarsat, Thuraya and Globalstar, and their various resellers such as Network Innovations, Applied Satellite Technology (AST) and Satcom Global. We expect the competition for our satellite telecommunications services and our satellite tracking and monitoring services to increase significantly as the market demand accelerates. We believe that we will be well positioned to compete for the satellite telecommunications services business largely on a cost basis. We believe that we will be able to charge our customers lower prices for satellite airtime than our competitors due to the preferential pricing we have with Globalstar due to the Globalstar agreements. We believe that we will be able to compete in the MSS market due to our competitive pricing, varied products and easy to use website and Amazon storefront.

Intellectual Property

Our success and ability to compete depends in part on our ability to maintain our trade secrets.  All of our employees and consultants are subject to non-disclosure agreements and other contractual provisions to establish and maintain our proprietary rights.  In connection with the purchase of the contracts from GTC and related agreements, GTC and its parent World Surveillance Group, Inc. agreed to keep confidential certain information.  In February 2015 we purchased certain software, including source code and executable code, and electronic files required for the development of dual mode trackers.

Research and Development

We spent $0 in the fiscal years ending December 31, 2013 and December 31, 2014 on research and development.

Regulatory Matters

Government contract laws and regulations affect how we will do business with our customers, and in some instances, will impose added costs on our business.  A violation of specific laws and regulations could result in the imposition of fines and penalties, the termination of any then existing contracts or the inability to bid on future contracts.  We intend our Orbital Sub to become qualified as a government contractor.

International sales of our products may also be subject to U.S. and foreign laws, regulations and policies like the United States Department of State restrictions on the transfer of technology, International Traffic in Arms Regulation (“ITAR”) and other export laws and regulations and may be subject to first obtaining licenses, clearances or authorizations from various regulatory entities.   This may limit our ability to sell our products abroad and the failure to comply with any of these regulations could adversely affect our ability to conduct our business and generate revenues as well as increasing our operating costs.  Our products may also be subject to regulation by the National Telecommunications and Information Administration and the Federal Communications Commission that regulate wireless communications.

Sources and Availability of Components

Certain materials and equipment for our products are custom made for those products and are dependent upon either a single or limited number of suppliers. Failure of a supplier could cause delays in delivery of the products if another supplier cannot promptly be found or if the quality of such replacement supplier’s components are inferior or unacceptable.

Employees

We currently have 7 full time and 2 part time employees, not including David Phipps, our Chief Executive Officer and the President of Orbital Satcom, and Theresa Carlise, our Chief Financial Officer and the Chief Financial Officer of Orbital Satcom.  Mr. Phipps works for us full time.  Ms. Carlise, while not required to work for us exclusively, has been working for us on a full time basis.

Facilities and Material Properties

We rent our office space in Poole, England, for $2,500 per month and office space at 18851 N.E. 29th Ave, Suite 700, Aventura, Florida 33180 for $250 per month.   We anticipate expanding our UK office shortly which may incur additional rental charges.

Legal Proceedings

From time to time, we may become involved in litigation relating to claims arising out of our operations in the normal course of business. We are not currently involved in any pending legal proceeding or litigation and, to the best of our knowledge, no governmental authority is contemplating any proceeding to which we are a party or to which any of our properties is subject, which would reasonably be likely to have a material adverse effect on our business, financial condition and operating results.

MANAGEMENT

 The following table presents information with respect to our officers, directors and significant employees as of the date of this prospectus:

Name and Address	Age	Date First Elected or Appointed	Position(s)
David Phipps	49	February 19, 2015	Chief Executive Officer and Chairman
Hector Delgado	46	May 27, 2015	Director
Theresa Carlise	56	June 9, 2015	Chief Financial Officer, Treasurer and Secretary

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.  The Board of Directors shall not appoint any new members or vote to increase its size in the absence of the written consent of Mr. Phipps.  The Board of Directors elects officers and their terms of office are at the discretion of the Board of Directors.

Background of Officers and Directors

The following is a brief account of the education and business experience during at least the past five years of our officers and directors, indicating each person’s principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

David Phipps, Chief Executive Officer and Chairman, 49, has served as the Managing Director of GTCL since 2008 and as the President of GTC, a competitor of the Company, from 2003 through 2014.  He has served as the President of Orbital Satcom since February 19, 2015, as Chairman of the Board of Directors of the Company since February 24, 2015 and Chief Executive Officer since February 25, 2015.  Mr. Phipps was chosen as a director of the Company based on his knowledge of and relationships in the global satellite communications business.

Hector Delgado, Director, 46, was appointed to the Board of Directors on May 27, 2015.  Mr. Delgado is currently the Executive Officer of the Naval Reserve Special Operations Command South (SOCSOUTH) Detachment 108.  He has also served as a Special Agent in the United States Department of Homeland Security since 1995 and as the Managing Member of ISR Strategies, LLC, a full service security consulting company, since 2010.  He is a United States Navy SEAL with active and reserve service for over twenty-eight years.  In 2006, he was mobilized and served a combat tour in Ramadi, Iraq with SEAL Team THREE receiving a Navy Commendation Medal with Combat “V”.   He has served with SEAL Teams TWO, THREE, FOUR, EIGHTEEN and Special Operations Command Central and South.  Mr. Delgado has participated in tours of duty in the Middle East, Europe, Africa and South America.  He has also served as an adjunct instructor at the United States Merchant Marine Academy teaching maritime security and conducting International Ship Security Code (ISPS) training and assessments.  His managerial expertise has been refined not only in a military environment, but also extensively in the governmental sector, where he has been responsible for the budgets, training, and logistics of thousands of people.  Mr. Delgado was chosen as a director of the Company based on his leadership and entrepreneurial experience and particular familiarity with the military and governmental agencies.

Theresa Carlise, Chief Financial Officer, Treasurer and Secretary, 56, was appointed Chief Financial Officer, Treasurer and Secretary on June 9, 2015.  She joined the Company from FTE Networks (OTCBB FTNW), a leading provider of infrastructure services for the telecommunications and wireless sector, where she served as a financial advisor from May 2014 through March 2015 and Chief Financial Officer and director from September 2011 through May 2014. Prior to FTE Networks, she served as the Chief Executive Officer, Chief Financial Officer and a director of Control System & Instrumentation (CSI) Consultants, which provided information technology consulting and system design to the industrial and manufacturing sectors, from July 2010 to September 2011 and as Chief Financial Officer and a director of Las Vegas Railway Express, Inc. (OTCBB LVRE), a developer of passenger rail transportation and related ancillary services, from December 2009 through July 2010. Ms. Carlise also served as the Chief Financial Officer of Shearson Financial Network, Inc. (OTCBB SFNN), and as Chief Financial Officer, senior vice president and a director of National Record Mart, Inc., (NASDAQ NRMI).  From October 2006 to November 2007 Ms. Carlise served as Chief Financial Officer of Shearson Financial Network, Inc., a direct to consumer mortgage banking company. Declining market conditions in the mortgage banking industry in 2007, contributed to the Company filing a voluntary petition under Chapter 11 of the United States Bankruptcy Code in June of 2008. Ms. Carlise holds a Bachelor of Science in Finance from Indiana University of Pennsylvania.

Family Relationships

     There are no family relationships between any of our directors, executive officers or directors except as set forth herein.

Involvement in Certain Legal Proceedings

During the past ten years, none of our officers, directors, promoters or control persons have been involved in any legal proceedings as described in Item 401(f) of Regulation S-K except as set forth herein.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.  The Board of Directors shall not appoint any new members or vote to increase its size in the absence of the written consent of Mr. Phipps.

Director Independence

Mr. Phipps is  not an "independent" director based on the definition of independence in the listing standards of the NASDAQ Stock Market LLC (“NASDAQ”).  Mr. Delgado is  an "independent" director based on the definition of independence in the listing standards of NASDAQ.

Committees of the Board of Directors

Audit Committee. We intend to establish an audit committee of the Board of Directors once we have satisfied the other initial listing standards for listing our common stock on the Nasdaq Stock Market or another national exchange.  The audit committee will consist of independent directors, of which at least one director will qualify as a qualified financial expert as defined in Item 407(d)(5)(ii) of Regulation S-K. The audit committee’s duties will be to recommend to our Board of Directors the engagement of independent auditors to audit our financial statements and to review our accounting and auditing principles. The audit committee will review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent public accountants, including their recommendations to improve the system of accounting and internal controls. The audit committee will at all times be composed exclusively of directors who are, in the opinion of our Board of Directors, free from any relationship that would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

Compensation Committee. We intend to establish a compensation committee of the Board of Directors once we have satisfied the other initial listing standards for listing our common stock on the Nasdaq Stock Market or another national exchange. The compensation committee will review and approve our salary and benefits policies, including compensation of executive officers. The compensation committee will also administer our stock option plans and recommend and approve grants of stock options under such plans.

Nominating Committee. We intend to establish a nominating committee of the Board of Directors once we have satisfied the other initial listing standards for listing our common stock on the Nasdaq Stock Market or another national exchange. The nominating committee will consider and make recommendations on matters related to the practices, policies and procedures of the Board and take a leadership role in shaping our corporate governance. As part of its duties, the nominating committee would assess the size, structure and composition of the Board and its committees, and coordinate the evaluation of Board performance. The nominating committee would also act as a screening and nominating committee for candidates considered for election to the Board.

Board Leadership Structure and Role in Risk Oversight

Our Board of Directors is primarily responsible for overseeing our risk management processes on behalf of the Company. The Board of Directors receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding our Company’s assessment of risks. The Board of Directors focuses on the most significant risks facing our Company and our Company’s general risk management strategy, and also ensures that risks undertaken by our Company are consistent with the Board’s appetite for risk. While the Board oversees our Company’s risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our Company and that our Board leadership structure supports this approach.

EXECUTIVE COMPENSATION

 The following table summarizes the overall compensation earned over each of the past two fiscal years ending December 31, 2014 by each person who served as our principal executive officer during fiscal 2014.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Patrick Avery (2)	2014	-	-	-	-
(Former Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer)	2013	-	-	-	-

Andrew Uribe (3)	2014	-	$89,917	$2,500	$92,417
(Former Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer)	2013	-	-	-	-

Glenn Kesner (4)	2014	-	-	$5,000	$5,000
(Former Secretary)	2013	-	-	-	-

David Rector (5)	2014	-	-	$15,000	$15,000
(Former Chief Financial Officer and Secretary; Former Chief Executive Officer )	2013	-	-	-	-

(1)
Reflects the grant date fair values of stock awards calculated in accordance with FASB Accounting Standards Codification Topic 718.  All stock awards have been adjusted for our 1:150 reverse stock split effective March 28, 2014.

(2)
Mr. Avery was appointed as our Chief Executive Officer, President, Chief Financial Officer and Treasurer on January 21, 2014.  He resigned from all officer positions with the Company on August 18, 2014.

(3)
Mr. Uribe was appointed as our Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer on November 8, 2013.  On January 21, 2014, Mr. Uribe was granted 30,000 four year options to purchase shares of common stock exercisable at $0.015 per share. He resigned from all officer positions with the Company on October 15, 2014.  Mr. Uribe’s options expired on January 15, 2015, three months following his resignation from all positions with the Company.

(4)	Mr. Kesner was appointed as our Secretary on January 21, 2014. He resigned on October 15, 2014.
(5)
Mr. Rector was appointed as our Chief Executive Officer, Chief Financial Officer and Secretary on October 15, 2014.  He resigned as Chief Executive Officer on February 25, 2015 and as Chief Financial Officer and Secretary on May 19, 2015. During the year ended December 31, 2014, we paid consulting fees of $15,000 to an affiliated company. Mr. Rector is the President of the affiliated company.

Agreements

On January 21, 2014, we entered into an employment agreement with Patrick Avery whereby he agreed to serve as the Chief Executive Officer and Chairman of the Board of Directors for a period of two years in consideration for a base salary of $30,000 per month, subject to adjustment upon the occurrence of certain events, and an option under the Company’s 2014 Equity Incentive Plan to purchase up to 7.5% of the outstanding common stock of the Company calculated on a post-Transaction pro forma basis at a per share price of $0.0001, which shall vest as follows: (i) 10% immediately on January 21, 2014, (ii) 45% on January 21, 2015 and (iii) the remaining 45% on January 21, 2016.  “Transaction” is defined as (a) the consummation of a private placement of the Company’s securities in which the Corporation receives gross proceeds of at least $1,000,000 and (b) the acquisition of at least fifty lease holdings in the Holbrook Basin in Arizona.  Mr. Avery resigned from all positions with the Company on August 18, 2014, and, in exchange for release from his the non-competition clauses in his employment agreement, released the Company from all claims.

On January 21, 2014, Mr. Kesner, the holder of the majority of our voting stock at the time, was appointed as our secretary.  Also on such date we entered into a consulting agreement with Mr. Kesner pursuant to which he agreed to provide administrative and management services to the Company for compensation of $7,500 per month and reimbursement for the cost of group family health insurance.  On October 15, 2014, Mr. Kesner resigned as the Secretary of the Company.  The Company entered into a separation agreement with Mr. Kesner pursuant to which, in exchange for a release of all claims against the Company, he received a one-time severance payment of $5,000.

The Company has paid an affiliated company of which Mr. Rector, a former officer and director at the time,  is the President a monthly fee of $3,000 since August 2014.  On February 19, 2015 Mr. Rector was issued 850,000 shares of common stock and a seven year option to purchase shares of common stock.  The option is immediately exercisable into 2,150,000 shares of common stock at a purchase price of $0.05 per share.

The Company entered into an employment agreement with Ms. Carlise on June 9, 2015.  The agreement has a term of one year, and shall automatically be extended for additional terms of one year each.  The agreement provides for an annual base salary of $72,000.  In addition to the base salary Ms. Carlise shall be eligible to receive an annual cash bonus if the Company meets or exceeds criteria adopted by the Compensation Committee of the Board of Directors and shall be eligible for grants of awards under stock option or other equity incentive plans of the Company.

Upon the closing of the share exchange with GTCL on February 19, 2015, Orbital Satcom entered into an employment agreement with Mr. Phipps (the “Phipps Employment Agreement”), whereby Mr. Phipps agreed to serve as the President of Orbital Satcom for a period of two years, subject to renewal, in consideration for an annual salary of $180,000. Additionally, under the terms of the Phipps Employment Agreement, Mr. Phipps shall be eligible for an annual bonus if the Company meets certain criteria, as established by the Board of Directors. Mr. Phipps remains the sole director of GTCL following the closing of the Share Exchange. The Company pays Mr. Phipps an additional monthly fee of $3,000 for his services as a director of the company.

Directors’ Compensation

                On January 21, 2014, the Board approved non-employee director fees of $1,000 per month and issued to each of Andrew Uribe and Mohit Bhansali, former directors of the Company, a four year option to purchase up to 30,000 shares of the Company’s issued and outstanding common stock at a cashless exercise price of $0.015 per share.  The Company has not paid Mr. Uribe and Mr. Bhansali the monthly fees.  On October 15, 2014, each of Mr. Uribe and Mr. Bhansali resigned from the Board of Directors of the Company.  The Company entered into separation agreements with each of Mr. Uribe and Mr. Bhansali pursuant to which, in exchange for a release of all claims against the Company, each received a one-time severance payment of $2,500.

Mr. Phipps and Mr. Rector received no compensation from the Company except as described above.  The Company pays Mr. Delgado a quarterly fee of $3,500 for his services as a director of the company.

 Grants of Plan Based Awards and Outstanding Equity Awards at Fiscal Year-End

34,000,000 shares of our common stock are reserved for issuance under the 2014 Equity Incentive Plan as awards to employees, directors, consultants, advisors and other service providers.  The following table gives information about the Company’s common stock that may be issued upon the exercise of options granted to employees, directors and consultants under its 2014 Equity Incentive Plan as of December 31, 2014, as adjusted for the Reverse Split.

	Option awards					Stock awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Patrick Avery (1)	0	0	0	-	-	-	-	-	-
Andrew Uribe (2)	30,000	0	0	$0.015	1/15/15	-	-	-	-
Glenn Kesner	0	0	0	-	-	-	-	-	-
David Rector	0	0	0	-	-	-	-	-	-

(1)
On January 21, 2014 Mr. Avery was issued an option under the Company’s 2014 Equity Incentive Plan to purchase up to 7.5% of the outstanding common stock of the Company calculated on a post-Transaction pro forma basis at a per share price of $0.0001, which shall vest as follows: (i) 10% immediately on January 21, 2014, (ii) 45% on January 21, 2015 and (iii) the remaining 45% on January 21, 2016.  “Transaction” is defined as (a) the consummation of a private placement of the Company’s securities in which the Corporation receives gross proceeds of at least $1,000,000 and (b) the acquisition of at least fifty lease holdings in the Holbrook Basin in Arizona.  Mr. Avery forfeited his options in connection with his resignation from all positions with the Company in August 2014.

(2)
On October 15, 2014 the Mr. Uribe was issued a four year option to purchase up to 30,000 shares of the Company’s issued and outstanding common stock at a cashless exercise price of $0.015 per share. Mr. Uribe’s option expired on January 15, 2015, three months following his resignation from all positions with the Company.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the Board of Directors or compensation committee of any other entity that has one or more of its executive officers serving as a member of our Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

SEC rules require us to disclose any transaction or currently proposed transaction in which the Company is a participant and in which any related person has or will have a direct or indirect material interest involving the lesser of $120,000 or one percent (1%) of the average of the Company’s total assets as of the end of last two completed fiscal years. A related person is any executive officer, director, nominee for director, or holder of 5% or more of the Company’s common stock, or an immediate family member of any of those persons.

During the fiscal year ended December 31, 2012 we were party to a services and employee leasing agreement with MJI Resource Management Corp. (“MJI”) pursuant to which MJI made available to us six of its employees, including our former officer and director Daniel Bleak for the purpose of performing management, operations, legal, accounting and resource location services.  We directly paid the six employees $14,565 and we paid Mr. Bleak $12,775.

On May 9, 2012, we issued $37,500 of our 6% convertible debentures for an aggregate purchase price of $37,500 to Michael Brauser, a former holder of 5% or more of our securities.  In connection with the agreement, Mr. Brauser received a warrant to purchase 5,000 shares of our common stock. The warrant is exercisable for a period of five years from the date of issuance at an initial exercise price of $7.50, subject to adjustment in certain circumstances. The holder may exercise the warrant on a cashless basis if the fair market value (as defined in the warrant) of one share of common stock is greater than the initial exercise price.

On November 8, 2013 we amended all $137,500 outstanding notes issued to Mr. Brauser to change the conversion price from $7.50 to $4.50 and issued Mr. Brauser 30,556 shares upon conversion of the debt.

On November 8, 2013 we amended a $14,706 note issued to Sandor Capital Master Fund LP to change the conversion price from $7.50 to $4.50 and issued to Sandor Capital Master Fund LP 3,268 shares upon his conversion of the note.

On November 8, 2013 we amended the $23,529 note issued to Mr. Bleak to change the conversion price from $7.50 to $4.50 and issued Mr. Bleak 5,229 shares upon his conversion of the note.

On November 8, 2013, Mr. Bleak cancelled 230,000 shares (on a post reverse-split basis) owned by him in connection with his resignation from all positions with the Company.

On November 8, 2013 we entered into a debt forgiveness agreement with MJI, pursuant to which MJI forgave (i) $1,264,253 owed to it pursuant to outstanding invoices less $175,000 and (ii) all other debt incurred by the Company from January 1, 2011 through the November 8, 2013.  We agreed to pay MJI $175,000 upon the closing of a “Financing”, as such term is defined in the debt forgiveness agreement.  The $175,000 may be paid as (i) a cash payment, (ii) conversion into the applicable dollar amount of securities issued by the Company in the Financing upon the same terms provided to the other investors in the Financing or (iii) a combination of (i) and (ii). The Company is currently disputing the amount owed to MJI pursuant to the debt forgiveness agreement.

On January 21, 2014, we entered into a securities purchase agreement with Auracana LLC, an entity owned by Glenn Kesner, our Secretary and a holder of 5% or greater of our voting stock at the time, pursuant to which we sold to Auracana our wholly owned subsidiaries H-Hybrid Technologies, Inc., a Florida corporation, and RZ Acquisition Corp., a New York corporation.   We sold the subsidiaries to Auracana for a purchase price of $1.00, in part, as compensation for Mr. Kesner’s prior services as an officer and director during the fiscal years ending December 31, 2010 and 2011.  The terms and purchase price were not based upon an arm’s length negotiation and were determined arbitrarily in order to dispose of such businesses in connection with the plans to enter into the potash business, which was subsequently abandoned by the Company.

 Between March 2014 and May 2014, Marlin Capital Investments, LLC, an entity affiliated with Barry Honig, a holder of 5% or greater of our securities at the time, loaned a total of $35,000 to the Company without interest.

On September 30, 2014, Sandor Capital Master Fund LP purchased 8 million shares of our common stock at a purchase price of $0.05 per share.

On October 15, 2014, we entered into an exchange agreement with Sandor Capital Master Fund LP, who had purchased the $35,000 note from Marlin Capital Investments, LLC.  Pursuant to the exchange agreement, Sandor Capital Master Fund LP exchanged the note and relinquished any and all other rights it may have pursuant to the note in exchange for 750,000 shares of our newly designated Series D Preferred Stock.

Also on October 15, 2014, the Company entered into a series of exchange agreements with Mr. Brauser, Mr. Honig and affiliates of Mr. Honig who had previously converted outstanding debentures but who were still owed unpaid interest on the debentures in the aggregate amount of $98,274.  Pursuant to the exchange agreements, the holders exchanged the right to receive unpaid interest and relinquished any and all other rights they may have pursuant to the debentures in exchange for 4,250,000 shares of newly designated Series D Preferred Stock.  Mr. Brauser exchanged $65,872 in outstanding interest for 2,125,000 shares of Series D Preferred Stock and Mr. Honig and affiliated parties exchanged $32,402 in outstanding interest for an aggregate of 2,125,000 shares of Series D Preferred Stock.

On December 10, 2014, the Company purchased certain contracts from GTC for $250,000 pursuant to an asset purchase agreement by and among the Company, its wholly owned subsidiary Orbital Satcom, GTC and World, GTC’s parent.  Also on December 10, 2014, the Company, Orbital Satcom, GTC and World entered into a license agreement pursuant to which GTC granted to Orbital Satcom a fully-paid and irrevocable non-exclusive license to use certain equipment owned by GTC or its affiliates consisting of “appliques” in connection with the purchased contracts. Mr. Phipps is the founder of GTC and its former President.

Orbital Satcom purchased an aggregate of approximately $114,000 of inventory from GTCL in January, February and March 2015.

On February 11, 2015, we entered into exchange agreements with each of Sandor Capital Master Fund LP and Point Capital, Inc., a holder of 5% or more of our securities at that time. Pursuant to the exchange agreements, Sandor Capital Master Fund LP exchanged 8 million shares of common stock for 800,000 shares of the Company’s Series C Preferred Stock and Point Capital, Inc. exchanged 2 million shares of common stock for 200,000 shares of Series C Preferred Stock.

On February 19, 2015, the Company entered into a share exchange agreement with GTCL and the GTCL Shareholders. Upon closing of the transactions contemplated under the share exchange agreement, the GTCL Shareholders transferred all of the issued and outstanding equity of GTCL to the Company in exchange for (i) an aggregate of 2,540,000 shares of the common stock of the Company and 8,746,000 shares of the newly issued Series E Preferred Stock of the Company with each share of Series E Preferred Stock convertible into ten shares of common stock, (ii) a cash payment of $375,000 and (iii) a one-year promissory note.  The note has an original principal amount of $122,536, which is equal to the total cost of certain inventory owned by GTCL immediately prior to the share exchange, and shall be repaid from the sale of the inventory following closing.  Mr. Phipps was a GTCL Shareholder and the sole director of GTCL.  He received in exchange for his shares of GTCL 400,000 shares of the Company’s common stock and 6,692,000 shares of Series E Preferred Stock, and was paid the full cash payment and the full amount of the note. The Company also paid Mr. Phipps an additional $25,000 at closing as compensation for transition services previously provided by him to the Company in anticipation of the share exchange.

Jenna Foster, a former GTCL Shareholder and the Secretary of GTCL, was appointed director of the Company at the closing of the share exchange.  She received 400,000 shares of common stock and 320,000 shares of Series E Preferred Stock in the share exchange.  Ms. Foster resigned as a director on February 24, 2015.

On February 19, 2015, the Company sold to Frost Gamma Investments Trust, a holder of 5% or more of its securities, an aggregate of 450,000 units of its securities, with 15,000 units consisting of 40 shares of common stock per unit and 435,000 units consisting of 4 shares of shares of its Series C Preferred Stock per unit at a purchase price of $2.00 per Unit for gross proceeds to the Company of $900,000.

On February 19, 2015, the Company issued 175,000 shares of common stock to MJI in full satisfaction of all outstanding debts pursuant to a settlement agreement.  Up to 5,000 of the shares may be sold per day and the Company has a six month option to repurchase these shares at a purchase price of $0.75 per share.

The Company has received financing from the Company’s Chief Executive Officer. No formal repayment terms or arrangements existed prior to February 19, 2015, when as part of the Share Exchange Agreement, the Company entered into a note with David Phipps where the stockholder loans bear no interest and are due February 19, 2016. The accounts payable due to related party includes advances for inventory due to David Phipps. Total payments due to David Phipps as of June 30, 2015 and December 31, 2014 are $121,770 and $59,308, respectively.

Also, as part of the Share Exchange Agreement entered into on February 19, 2015, Mr. Phipps received a payment of $25,000 as compensation for transition services that he provided.

The Company employs three individuals who are related to Mr. Phipps, of which earned gross wages totaling $58,261, for the six months ended June 30, 2015.

In July 2015, the Company issued an aggregate of 20,000 shares of common stock to Mr. Kesner upon his conversion of 20,000 shares of Series A Preferred Stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables sets forth, as of August 24 , 2015, the number of and percent of the Company’s common stock and classes of preferred stock beneficially owned by: (1) all directors and nominees, naming them; (2) our executive officers, naming them; (3) our directors and executive officers as a group, without naming them; and (4) persons or groups known by us to own beneficially 5% or more of each class of our voting securities.

A person is deemed to be the beneficial owner of securities that can be acquired by him within 60 days from August 24 , 2015 upon the exercise of options, warrants or convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person, and which are exercisable within 60 days of August 24 , 2015 have been exercised and converted.

Amount and Nature of Beneficial Ownership

	Voting Power			Common Stock (1)			Series B Preferred Stock (2)		Series C P referred Stock (3)			Series D Preferred Stock (4)			Series E Preferred Stock (5)
	Number of Shares		Percent	Shares Beneficially Held		Percent	Shares Beneficially Held	Percent	Shares Beneficially Held		Percent	Shares Beneficially Held		Percent	Shares Beneficially Held	Percent
Name and Address of Beneficial Owner (6)
Directors and Executive Officers
David Phipps	573,509	(7)	4.99%	573,509	(7)	4.99%	-	-	-		-	-		-	6,442,000	73.89%
Hector Delgado	-		-	-		-	-	-	-		-	-		-	-	-
Theresa Carlise	-		-	-		-u	-	-	-		-	-		-	-	-
Directors and Executive Officers as a Group (3 persons)	573,509	(7)	4.99%	573,509	(7)	4.99%	-	-	-		-	-		-	6,442,000	73.89%

Certain Persons
Global Telesat Corp. (8)	2,222,222	(9)	19.34%	2,222,222		19.34%	-	-	-		-	-		-	-	-
Frost Gamma Investments Trust (10)	726,667	(11)	6.32%	726,667	(11)	6.32%	-	-	1,740,000		52.14%	-		-	-	-
Barry Honig (12)	573,509	(13)	4.99%	573,509	(13)	4.99%	3,333	50.00%	-		-	1,725,000	(14)	34.50%	-	-
Michael Brauser (15)	573,509	(16)	4.99%	573,509	(16)	4.99%	3,333	50.00%	-		-	2,075,000		41.50%	-	-
ADH Capital Ventures LLC (17)	573,509	(18)	4.99%	573,509	(18)	4.99%	-	-	300,000		8.99%	-			-	-
Sandor Capital Master Fund LP (19)	573,509	(20)	4.99%	573,509	(20)	4.99%	-	-	900,000	(21)	26.97%	750,000		15.00%	-	-
Point Capital (22)	573,509	(23)	4.99%	573,509	(23)	4.99%	-	-	200,000		5.99%	100,000		2.00%	-	-
Oban Investments LLC (24)	573,509	(25)	4.99%	573,509	(25)	4.99%	-	-	-		-	250,000		5.00%	-	-
DL2 Capital (26)	573,509	(27)	4.99%	573,509	(27)	4.99%	-	-	-		-	-		-	1,958,000	22.46%
The David Stephen Group LLC (28)	3,000,000	(29)	21.99%	3,000,000	(29)	21.99%	-	-	-		-	-		-	-	-

(1)     In determining the percent of common stock owned by a person or entity on August 24 , 2015, (a) the numerator is the number of shares of the class beneficially owned by such person or entity, including shares which may be acquired within 60 days on exercise of warrants or options and conversion of convertible securities, and (b) the denominator is the sum of (i) the total shares of common stock outstanding on August 24 , 2015  (11, 493 ,172), and (ii) the total number of shares that the beneficial owner may acquire upon conversion of the preferred and on exercise of the warrants and options, subject to limitations on conversion and exercise as more fully described in the notes below.

(2)     The holders of our Series B Preferred Stock are entitled to one vote for each share of Series B Preferred Stock owned at the record date for the determination of shareholders entitled to vote, or, if no record date is established, at the date such vote is taken or any written consent of shareholders is solicited.  Each share of Series B Preferred Stock is convertible into five shares of common stock. Pursuant to the terms of the Series B Preferred Stock, a holder cannot convert any of the Series B Preferred Stock if such holder would beneficially own, after any such conversion, more than 9.99% of the outstanding shares of common stock.  However, this beneficial ownership limitation does not prevent the holders from selling some of their holdings and then converting additional shares of Series B Preferred Stock into common stock. In this way, the holders could sell more than these limits while never holding more than those limits.

(3)     Each share of Series C Preferred Stock is convertible into ten shares of common stock. Pursuant to the terms of the Series C Preferred Stock, a holder cannot convert any of the Series C Preferred Stock if such holder would beneficially own, after any such conversion, more than 4.99% of the outstanding shares of common stock.  However, this beneficial ownership limitation does not prevent the holders from selling some of their holdings and then converting additional shares of Series C Preferred Stock into common stock. In this way, the holders could sell more than these limits while never holding more than those limits.  Subject to the beneficial ownership limitation, each holder is entitled to ten votes for each share of Series C Preferred Stock owned at the record date for the determination of shareholders entitled to vote, or, if no record date is established, at the date such vote is taken or any written consent of shareholders is solicited.

(4)     Each share of Series D Preferred Stock is convertible into twenty shares of common stock. Pursuant to the terms of the Series D Preferred Stock, a holder cannot convert any of the Series D Preferred Stock if such holder would beneficially own, after any such conversion, more than 4.99% of the outstanding shares of common stock.  However, this beneficial ownership limitation does not prevent the holders from selling some of their holdings and then converting additional shares of Series D Preferred Stock into common stock. In this way, the holders could sell more than these limits while never holding more than those limits.  Subject to the beneficial ownership limitation, each holder is entitled to twenty votes for each share of Series D Preferred Stock owned at the record date for the determination of shareholders entitled to vote, or, if no record date is established, at the date such vote is taken or any written consent of shareholders is solicited.

(5)     Each share of Series E Preferred Stock is convertible into ten shares of common stock. Pursuant to the terms of the Series E Preferred Stock, a holder cannot convert any of the Series E Preferred Stock if such holder would beneficially own, after any such conversion, more than 4.99% of the outstanding shares of common stock.  However, this beneficial ownership limitation does not prevent the holders from selling some of their holdings and then converting additional shares of Series E Preferred Stock into common stock. In this way, the holders could sell more than these limits while never holding more than those limits.  Subject to the beneficial ownership limitation, each holder is entitled to ten votes for each share of Series E Preferred Stock owned at the record date for the determination of shareholders entitled to vote, or, if no record date is established, at the date such vote is taken or any written consent of shareholders is solicited.

(6) Unless otherwise indicated in the footnotes, the address of the beneficial owners is c/o Orbital Tracking Corp., 18851 N.E. 29th Ave., Suite 700, Aventura, Florida 33180.

(7)     Includes (i) 400,000 shares of common stock and (ii) 173,509 shares of common stock issuable upon conversion of Series E Preferred Stock.  Does not include 64,246,491 votes and 64,246,491 shares due to the beneficial ownership limitations on the voting rights and conversion of the Series E Preferred Stock.

(8) The address of this beneficial owner is State Rd 405, Building M6-306A, Rm 1400, Kennedy Space Center, Florida 32815.

(9) Dennis DeMolet is the President and Chief Executive Officer of Global Telesat Corp. and holds voting and dispositive power over the securities of the Company held by Global Telesat Corp.

(10) The address of this beneficial owner is 4400 Biscayne Blvd. Miami Florida 33137.

(11)   Includes 706,667 shares of common stock held by Frost Gamma Investments Trust and 20,000 shares of common stock held by Dr. Philip Frost.  Dr. Frost is the trustee of Frost Gamma Investments Trust and holds voting and dispositive power over the securities of the Company held by Frost Gamma Investments Trust. Does not include 17,400,000 votes and 17,400,000 shares due to the beneficial ownership limitations on the voting rights and conversion of the Series C Preferred Stock held by Frost Gamma Investments Trust.

(12) The address of this beneficial owner is 555 South Federal Highway #450, Boca Raton, Florida 33432.

(13)    Includes (i) 31,098 shares of common stock held by Barry Honig, (ii) 33,547 shares of common stock held by GRQ Consultants, Inc. 401K, (iii) 2,000 shares of common stock held by GRQ Consultants, Inc., and (iv) 506,864 shares of common stock issuable upon conversion of Series D Preferred Stock held by GRQ Consultants, Inc. 401K. Mr. Honig is the trustee of GRQ Consultants, Inc. 401K and holds voting and dispositive power over the securities of the Company held by GRQ Consultants, Inc. 401K. Mr. Honig is the president of GRQ Consultants, Inc. and holds voting and dispositive power over the securities of the company held by GRQ Consultants, Inc.  Does not include (i) 3,333 votes and 16,665 shares due to the beneficial ownership limitations on the voting rights and conversion of the Series B Preferred Stock held by Barry Honig, (ii) 31,632,016 votes and 31,632,016 shares due to the beneficial ownership limitations on the voting rights and conversion of the Series D Preferred Stock held by GRQ Consultants, Inc. 401K and 2,361,120 votes and 2,361,120 shares due to the beneficial ownership limitations on the voting rights and conversion of the Series D Preferred Stock held by GRQ Consultants, Inc .

(14) Includes (i) 1,606,944 shares of Series D Preferred Stock held by GRQ Consultants, Inc. 401K and (ii) 118,056 shares of Series D Preferred Stock held by GRQ Consultants, Inc.

(15) The address of this beneficial owner is 4400 Biscayne Blvd., #850, Miami Florida 33137.

(16)   Includes (i) 116,884 shares of common stock and (ii) 456,625 shares of common stock issuable upon conversion of Series D Preferred Stock. Does not include 3,333 votes and 16,665 shares due to the beneficial ownership limitations on the voting rights and conversion of the Series B Preferred Stock and 41,043,375 votes and 41,043,375 shares due to the beneficial ownership limitations on the voting rights and conversion of the Series D Preferred Stock .

(17) The address of this beneficial owner is 916 Fiddler’s Creek Road, Ponte Vedra Beach, Florida 32082.

(18)   Includes 573,509 shares of common stock issuable upon conversion of Series C Preferred Stock.  Felicia Hess is the president of ADH Ventures LLC and holds voting and dispositive power over the securities of the company held by ADH Ventures LLC. Does not include 2,426,491 votes and 2,426,491 shares due to the beneficial ownership limitations on the voting rights and conversion of the Series C Preferred Stock.

(19) The address of this beneficial owner is 2828 Routh Street, Suite 500, Dallas, Texas 75201.

(20)    Includes (i) 103,268 shares of common stock and (ii) 470,241 shares of common stock issuable upon conversion of Series D Preferred Stock.  John Lemak is the manager of Sandor Capital Master Fund LP and holds voting and dispositive power over the securities of the Company held by Sandor Capital Master Fund LP. Does not include (i) 8,000,000 votes and 8,000,000 shares due to the beneficial ownership limitations on the voting rights and conversion of the Series C Preferred Stock held by Sandor Capital Master Fund LP, (ii) 1,000,000 votes and 1,000,000 shares due to the beneficial ownership limitations on the voting rights and conversion of the Series C Preferred Stock held by JSL Kids Partners LLC and (iii) 14,529,759 votes and 14,529,759 shares due to the beneficial ownership limitations on the voting rights and conversion of the Series D Preferred Stock held by Sandor Capital Master Fund LP.

(21)   Includes 100,000 shares of Series C Preferred Stock held by JSL Kids Partners LLC.  Mr. Lemak is the trustee of JSL Kids Partners LLC and holds voting and dispositive power over the securities of the Company held by JSL Kids Partners LLC.

(22) The address of this beneficial owner is 25 Grand Avenue Bldg. 2, Englewood, New Jersey 07631-4369.

(23)   Includes 573,509 shares of common stock issuable upon conversion of Series C Preferred Stock. Does not include (i) 1,426,491 votes and 1,426,491 shares due to the beneficial ownership limitations on the voting rights and conversion of the Series C Preferred Stock and (ii) 2,000,000 votes and 2,000,000 shares due to the beneficial ownership limitations on the voting rights and conversion of the Series D Preferred Stock.

(24) The address of this beneficial owner is 347 N New River Dr. E Apt 804.

(25)   Includes 573,509 shares of common stock issuable upon conversion of Series D Preferred Stock. Does not include 4,426,491 votes and 4,426,491 shares due to the beneficial ownership limitations on the voting rights and conversion of the Series D Preferred Stock.

(26) The address of this beneficial owner is 520 NW 165th Street Road # 102, Miami, FL 33169.

(27)   Includes 173,509 shares of common stock issuable upon conversion of Series E Preferred Stock. Does not include 19,406,491 votes and 19,406,491 shares due to the beneficial ownership limitations on the voting rights and conversion of the Series E Preferred Stock.

(28) The address of this beneficial owner is 1640 Terrace Way, Walnut Creek, CA 94597-3902.

(29)  Includes 2,150,000 shares of common stock issuable upon exercise of options.  David Rector is the president of The David Stephen Group LLC and holds voting and dispositive power over the securities of the Company held by The David Stephen Group LLC.

SELLING STOCKHOLDERS

Up to 2,775,000 shares of common stock are being offered by this prospectus, all of which are being registered for sale for the account of the selling stockholders and include the following:

●	500,000 shares of common stock issued in our February 19, 2015 private placement;
●	225,000 shares of common stock issued in January 2015 as compensation for services and satisfaction of debt;
●	150,000 shares of common stock underlying a portion of the Series C Preferred Stock issued in our February 11, 2015 share exchange;
●	150,000 shares of common stock underlying a portion of the Series C Preferred Stock issued in our February 19, 2015 private placement;
●	300,000 shares of common stock underlying a portion of the Series D Preferred Stock issued on October 15, 2014 in exchange for outstanding promissory notes;
●
800,000 shares of common stock underlying a portion of the Series D Preferred Stock issued on October 15, 2014 in exchange for the right to receive owed and unpaid cash interest on converted debentures;

●
400,000 shares of common stock underlying a portion of the Series D Preferred Stock issued on October 15, 2014 in exchange for the right to receive owed and unpaid cash interest on converted debentures and subsequently sold to the selling stockholder in a private transaction; and

●	250,000 shares of common stock underlying Series E Preferred Stock issued in our February 19, 2015 share exchange with GTCL.

Each of the transactions by which the selling stockholders acquired their securities from us was exempt under the registration provisions of the Securities Act.

The 2,775,000 shares of common stock referred to above are being registered to permit public sales of the shares, and the selling stockholders may offer the shares for resale from time to time pursuant to this prospectus.  The selling stockholders may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act or pursuant to another effective registration statement covering those shares. We may from time to time include additional selling stockholders in supplements or amendments to this prospectus.

The table below sets forth certain information regarding the selling stockholders and the shares of our common stock offered by them in this prospectus. The selling stockholders have not had a material relationship with us within the past three years other than as described above, in the footnotes to the table below or as a result of acquisition of other of our securities. None of the selling stockholders is a broker dealer or an affiliate of a broker dealer other than as described in the footnotes to the table below.

Beneficial ownership is determined in accordance with the rules of the SEC. The selling stockholders’ percentage of ownership of our outstanding shares in the table below is based upon 11, 493 ,172 shares of common stock outstanding as of August 24 , 2015.

Under applicable SEC rules, a person is deemed to beneficially own securities which the person as the right to acquire within 60 days through the exercise of any option or warrant or through the conversion of a convertible security. Also under applicable SEC rules, a person is deemed to be the “beneficial owner” of a security with regard to which the person directly or indirectly, has or shares (a) voting power, which includes the power to vote or direct the voting of the security, or (b) investment power, which includes the power to dispose, or direct the disposition, of the security, in each case, irrespective of the person’s economic interest in the security. Each listed selling stockholder has the sole investment and voting power with respect to all shares of common stock shown as beneficially owned by such selling stockholder, except as otherwise indicated in the footnotes to the table.

	Beneficial Ownership of Common Stock Prior to the Offering (1)*			Number of Shares of Common stock Offered Pursuant to this Prospectus		Beneficial Ownership of Common Stock After the Offering (2)*
Name and Address of Selling Stockholder	Number of Shares		Percent			Number of Shares		Percent
Frost Gamma Investments Trust (3) 4400 Biscayne Blvd. Miami, Florida 33137	726,667	(4)	6.32%	500,000		675,804	(5)	4.99%
Sandor Capital Master Fund LP (6) 2828 Routh Street, Suite 500 Dallas, Texas 75201	573,509	(7)	4.99%	300,000	(8)	675,804	(9)	4.99%
Oban Investments LLC (10) 347 N New River Drive East 809 Fort Lauderdale, Florida 33301	573,509	(11)	4.99%	400,000	(12)	675,804	(13)	4.99%
Point Capital, Inc. (14) 285 Grand Avenue Building 5 Englewood, NJ 07631	573,509	(15)	4.99%	150,000	(16)	675,804	(17)	4.99%
Michael Brauser 4400 Biscayne Blvd., Suite 850 Miami, Florida 33137	573,509	(18)	4.99%	400,000	(19)	675,804	(20)	4.99%
GRQ Consultants, Inc. 401k Plan (21) 555 South Federal Highway #450, Boca Raton, Florida 33432	573,509	(22)	4.99%	400,000	(23)	675,804	(24)	4.99%
David Phipps c/o Orbital Tracking Corp. 18851 N.E. 29th Ave., Suite 700, Aventura, Florida 33180	573,509	(25)	4.99%	150,000	(26)	675,804	(27)	4.99%
DL2 Capital , Inc. (28) 520 NW 165th Street Road # 102, Miami, FL 33169	573,509	(29)	4.99%	100,000	(30)	675,804	(31)	4.99%
ADH Capital Ventures LLC (32) 916 Fiddler’s Creek Road, Ponte Vedra Beach, Florida 32082	573,509	(33)	4.99%	150,000	(34)	675,804	(35)	4.99%
US Commonwealth Life AI Policy # 2013-017 (36) Aon Center, 304 Ponce de Leon Ave., Suite 100, San Juan, Puerto Rico 00918	550,000		4.78%	112,500		437,500		3.23%
Sichenzia Ross Friedman Ference LLP (37) 61 Broadway, 32nd Floor, New York, New York 10006	573,509	(38)	4.99%	112,500		675,804	(39)	4.99%

* Pursuant to the terms of the Series B, C, D and E Preferred Stock, a holder cannot convert any of the Series B, C, D or E Preferred Stock if such holder would beneficially own, after any such conversion, more than 9.99%, 4.99% or 4.99%, respectively, of the outstanding shares of common stock.  However, this beneficial ownership limitation does not prevent the holders from selling some of their holdings and then converting additional shares of preferred stock into common stock. In this way, the holders could sell more than these limits while never holding more than those limits.

(1)
As of August 24, 2015, there were 11,493,172 shares of our common stock issued and outstanding. In determining the percent of common stock beneficially owned by a selling stockholder on August 24, 2015, (a) the numerator is the number of shares of common stock beneficially owned by such selling stockholder (including shares that he has the right to acquire within 60 days of August 24, 2015), and (b) the denominator is the sum of (i) the 11,493,172 shares of common stock outstanding on August 24, 2015 and (ii) the number of shares of common stock which such selling stockholder has the right to acquire within 60 days of August 24, 2015.

(2)
Assumes that all of the shares held by the selling stockholders covered by this prospectus are sold and that the selling stockholders acquire no additional shares of common stock before the completion of this offering. However, as the selling stockholder can offer all, some, or none of its common stock, no definitive estimate can be given as to the number of shares that the selling stockholder will ultimately offer or sell under this prospectus.  In determining the percent of common stock beneficially owned by a selling stockholder following the offering, based on the number of shares outstanding prior to the offering on August 24, 2015, (a) the numerator is the number of shares of common stock beneficially owned by such selling stockholder (including shares that he has the right to acquire within 60 days of August 24, 2015), and (b) the denominator is the sum of (i) the 11,493,172 shares of common stock outstanding on August 24, 2015, (ii) the number of shares of common stock which such selling stockholder has the right to acquire within 60 days of August 24, 2015 and (iii) an aggregate of 2,050,000 shares of common stock registered in this prospectus that underlie preferred stock.

(3)	Dr. Philip Frost is the trustee of Frost Gamma Investments Trust and holds voting and dispositive power over the securities of the Company held by Frost Gamma Investments Trust.

(4)
Includes 706,667 shares of common stock held by Frost Gamma Investments Trust and 20,000 shares of common stock held by Dr. Philip Frost.  Does not include 17,400,000 shares of common stock issuable upon conversion of Series C Preferred Stock. Does not include 17,400,000 votes and 17,400,000 shares due to the beneficial ownership limitations on the voting rights and conversion of the Series C Preferred Stock held by Frost Gamma Investments Trust.

(5)
Includes (i) 206,667 shares of common stock held by Frost Gamma Investments Trust and (ii) 20,000 shares of common stock held by Dr. Philip Frost. Does not include 16,950,863 shares of common stock issuable upon conversion of Series C Preferred Stock.

(6)	John Lemak is the manager of Sandor Capital Master Fund LP and holds voting and dispositive power over the securities of the Company held by Sandor Capital Master Fund LP.

(7)
Includes (i) 103,268 shares of common stock and (ii) 470,241 shares of common stock issuable upon conversion of Series D Preferred Stock.  John Lemak is the manager of Sandor Capital Master Fund LP and holds voting and dispositive power over the securities of the Company held by Sandor Capital Master Fund LP.  Does not include (i) 8,000,000 votes and 8,000,000 shares due to the beneficial ownership limitations on the voting rights and conversion of the Series C Preferred Stock held by Sandor Capital Master Fund LP, (ii) 1,000,000 votes and 1,000,000 shares due to the beneficial ownership limitations on the voting rights and conversion of the Series C Preferred Stock held by JSL Kids Partners LLC and (iii) 14,529,759 shares due to the beneficial ownership limitations on the voting rights and conversion of the Series D Preferred Stock held by Sandor Capital Master Fund LP. John Lemak is the trustee of JSL Kids Partners LLC and holds voting and dispositive power over securities of the company held by the JSL Kids Partners LLC.

(8)	Includes 300,000 shares of common stock issuable upon conversion of Series D Preferred Stock.

(9)
Includes (i) 103,268 shares of common stock and (ii)  572,536 shares of common stock issuable upon conversion of Series D Preferred Stock.  Does not include (i) 1,000,000 shares of common stock issuable upon conversion of Series C Preferred Stock held by JSL Kids Partners, LLC, and (ii) 14,427,464 shares due to the beneficial ownership limitations on the voting rights and conversion of the Series D Preferred Stock held by Sandor Capital Master Fund LP .

(10)	John Stetson is the manager of Oban Investments LLC and holds voting and dispositive power over the securities of the Company held by Oban Investments LLC.

(11)
Includes 573,509 shares of common stock issuable upon conversion of Series D Preferred Stock.  Does not include 4,426,491 votes and 4,426,491 shares due to the beneficial ownership limitations on the voting rights and conversion of the Series D Preferred Stock.

(12)	Includes 400,000 shares of common stock issuable upon conversion of Series D Preferred Stock.

(13)
Includes 675,804 shares of common stock issuable upon conversion of Series D Preferred Stock.  Does not include 4,324,196 votes and 4,324,196 shares due to the beneficial ownership limitations on the voting rights and conversion of the Series D Preferred Stock.

(14)	Eric Weisblum is the President of Point Capital, Inc. and holds voting and dispositive power over the securities of the Company held by Point Capital, Inc.

(15)
Includes 573,509 shares of common stock issuable upon conversion of Series C Preferred Stock.  Does not include (i) 1,426,491 votes and 1,426,491 shares due to the beneficial ownership limitations on the voting rights and conversion of the Series C Preferred Stock and (ii) 2,000,000 votes and 2,000,000 shares due to the beneficial ownership limitations on the voting rights and conversion of the Series D Preferred Stock.

(16)	Includes 150,000 shares of common stock underlying Series C Preferred Stock.

(17)
Includes  675,804 shares of common stock issuable upon conversion of Series C Preferred Stock.  Does not include (i)  1,324,196 votes and  1,324,196 shares due to the beneficial ownership limitations on the voting rights and conversion of the Series C Preferred Stock and (ii) 2,000,000 votes and 2,000,000 shares due to the beneficial ownership limitations on the voting rights and conversion of the Series D Preferred Stock.

(18)
Includes (i) 116,884 shares of common stock and (ii) 456,625 shares of common stock issuable upon conversion of Series D Preferred Stock.  Does not include 3,333 votes and 16,665 shares due to the beneficial ownership limitations on the voting rights and conversion of the Series B Preferred Stock and 41,043,375 votes and 41,043,375 shares due to the beneficial ownership limitations on the voting rights and conversion of the Series D Preferred Stock.

(19)	Includes 400,000 shares of common stock underlying Series D Preferred Stock.

(20)
Includes (i) 116,884 shares of common stock and (ii) 558,920 shares of common stock issuable upon conversion of Series D Preferred Stock.  Does not include 3,333 votes and 16,665 shares due to the beneficial ownership limitations on the voting rights and conversion of the Series B Preferred Stock and 40,941,080 votes and 40,941,080 shares due to the beneficial ownership limitations on the voting rights and conversion of the Series D Preferred Stock.

(21)
Barry Honig is the trustee of GRQ Consultants, Inc. 401K and holds voting and dispositive power over the securities of the Company held by GRQ Consultants, Inc. 401K. Barry Honig is the president of GRQ Consultants, Inc. and holds voting and dispositive power over the securities of the company held by GRQ Consultants, Inc.

(22)
Includes (i) 31,098 shares of common stock held by Barry Honig, (ii) 33,547 shares of common stock held by GRQ Consultants, Inc. 401K, (iii) 2,000 shares of common stock held by GRQ Consultants, Inc., and (iv) 506,864 shares of common stock issuable upon conversion of Series D Preferred Stock held by GRQ Consultants, Inc. 401K. Mr. Honig is the trustee of GRQ Consultants, Inc. 401K and holds voting and dispositive power over the securities of the Company held by GRQ Consultants, Inc. 401K. Mr. Honig is the president of GRQ Consultants, Inc. and holds voting and dispositive power over the securities of the company held by GRQ Consultants, Inc. Does not include (i) 3,333 votes and 16,665 shares due to the beneficial ownership limitations on the voting rights and conversion of the Series B Preferred Stock held by Barry Honig, (ii) 31,632,016 votes and 31,632,016 shares due to the beneficial ownership limitations on the voting rights and conversion of the Series D Preferred Stock held by GRQ Consultants, Inc. 401K and 2,361,120 votes and 2,361,120 shares due to the beneficial ownership limitations on the voting rights and conversion of the Series D Preferred Stock held by GRQ Consultants, Inc.

(23)	Includes 400,000 shares of common stock underlying Series D Preferred Stock.

(24)
Includes (i) 31,098 shares of common stock held by Barry Honig, (ii) 33,547 shares of common stock held by GRQ Consultants, Inc. 401K, (ii) 2,000 shares of common stock held by GRQ Consultants, Inc., and (iv) 609,159 shares of common stock issuable upon conversion of Series D Preferred Stock held by GRQ Consultants, Inc. 401K.  Does not include (i) 3,333 votes and 16,665 shares due to the beneficial ownership limitations on the voting rights and conversion of the Series B Preferred Stock held by Barry Honig, (ii) 31,529,721 votes and 31,529,721 shares due to the beneficial ownership limitations on the voting rights and conversion of the Series D Preferred Stock held by GRQ Consultants, Inc. 401K and 2,361,120 votes and 2,361,120 shares due to the beneficial ownership limitations on the voting rights and conversion of the Series D Preferred Stock held by GRQ Consultants, Inc.

(25)	Includes (i) 400,000 shares of common stock and (ii) 173,509 shares of common stock issuable upon conversion of Series E Preferred Stock. Does not include 64,246,491 votes and 64,246,491 shares due to the beneficial ownership limitations on the voting rights and conversion of the Series E Preferred Stock.

(26)	Includes 150,000 shares of common stock underlying Series E Preferred Stock.

(27)
Includes (i) 400,000 shares of common stock and (ii) 275,804 shares of common stock issuable upon conversion of Series E Preferred Stock.  Does not include 64,144,196 votes and 64,144,196 shares due to the beneficial ownership limitations on the voting rights and conversion of the Series E Preferred Stock

(28)	Leonella Treto is the Manager of DL2 Capital, Inc. and holds voting and dispositive power over the securities of the Company held by DL2 Capital, Inc.

(29)
Includes 173,509 shares of common stock issuable upon conversion of Series E Preferred Stock.  Does not include 19,406,491 votes and 19,406,491 shares due to the beneficial ownership limitations on the voting rights and conversion of the Series E Preferred Stock.

(30)	Includes 100,000 shares of common stock underlying Series E Preferred Stock.

(31)
Includes (i) 400,000 shares of common stock and (ii) 275,804 shares of common stock issuable upon conversion of Series E Preferred Stock.  Does not include 19,304,196 votes and 19,304,196 shares due to the beneficial ownership limitations on the voting rights and conversion of the Series E Preferred Stock.

(32)	Felicia Hess is the president of ADH Ventures LLC and holds voting and dispositive power over the securities of the company held by ADH Ventures LLC.

(33)
Includes 573,509 shares of common stock issuable upon conversion of Series C Preferred Stock.  Felicia Hess is the president of ADH Ventures LLC and holds voting and dispositive power over the securities of the company held by ADH Ventures LLC. Does not include 2,426,491 votes and 2,426,491 shares due to the beneficial ownership limitations on the voting rights and conversion of the Series C Preferred Stock.

(34)	Includes 150,000 shares of common stock underlying Series C Preferred Stock.

(35)
Includes 675,804 shares of common stock issuable upon conversion of Series C Preferred Stock.  Does not include 2,324,196 votes and 2,324,196 shares due to the beneficial ownership limitations on the voting rights and conversion of the Series C Preferred Stock.

(36)
US Commonwealth Life AI Policy # 2013-017 is owned by The Four Camps 2013 Trust. William D. Lipkind, Esq. is the trustee of The Four Camps 2013 Trust and, in such capacity, has sole voting and dispositive power over the securities of the Company held by The Four Camps 2013 Trust.

(37)
Gregory Sichenzia, Marc Ross, Richard Friedman, Michael Ference, Thomas Rose, Darrin Ocasio, Andrea Cataneo, Harvey Kesner, Benjamin Tan and Jeffrey Fessler have shared voting and dispositive power over the securities of the company held by Sichenzia Ross Friedman Ference LLP.

(38)
Includes (i) 550,000 shares of common stock and (ii) 23,509 shares of common stock issuable upon conversion of Series C Preferred Stock.  Does not include 826,491 votes and 826,491shares due to the beneficial ownership limitations on the voting rights and conversion of the Series C Preferred Stock.

(39)
Includes (i) 437,500 shares of common stock and (ii) 238,304 common shares issuable with the offering.  Does not include 611,696 votes and 611,696 shares due to the beneficial ownership limitations on the voting rights and conversion of the Series C Preferred Stock .

DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of 200,000,000 shares of common stock and 20,000,000 shares of preferred stock. We plan to amend our Articles of Incorporation to increase our authorized capital stock to 700,000,000 shares of common stock and 50,000,000 shares of preferred stock.

Common Stock

The holders of common stock are entitled to one vote per share.  Our certificate of incorporation does not provide for cumulative voting.  The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of legally available funds.  Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all assets that are legally available for distribution.  The holders of our common stock have no preemptive, subscription, redemption or conversion rights.  The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of the Board of Directors and issued in the future.

Preferred Stock

The Board of Directors is authorized, subject to any limitations prescribed by law, without further vote or action by the stockholders, to issue from time to time shares of preferred stock in one or more series.  Each such series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by the Board of Directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.  At August 24 , 2015:

●	20,000 shares of preferred stock were designated as Series A Preferred Stock, of which no shares were issued and outstanding;
●	30,000 shares of preferred stock were designated as Series B Preferred Stock, of which 6,666 shares were issued and outstanding;
●	4,000,000 shares of preferred stock were designated as Series C Preferred Stock, of which 3,337,443 shares were issued and outstanding;
●	5,000,000 shares of preferred stock were designated as Series D Preferred Stock, of which 5,000,000 shares were issued and outstanding; and
●	8,746,000 shares of preferred stock were designated as Series E Preferred Stock, of which 8,718,500 shares were issued and outstanding.

Series A Preferred Stock
On March 28, 2014, in connection with our merger with and into our former subsidiary Great West Resources, Inc., each issued and outstanding share of our Series A Preferred Stock, par value $0.0001 per share, was converted into 1/150th shares of Series A Preferred Stock, par value $0.0001 per share, for a total of 20,000 issued and outstanding shares of Series A Preferred Stock.  Pursuant to the Series A Certificate of Designation, the Company designated 20,000 shares of its blank check preferred stock as Series A Preferred Stock. Each share of Series A Preferred Stock is convertible into one share each of our common stock, subject to equitable adjustments after such events as stock dividends, stock splits or fundamental corporate transactions. In the event of a  liquidation, dissolution or winding up of our business, the holder of the Series A Preferred Stock would have preferential payment and distribution rights over any other class or series of capital stock that provide for Series A Preferred Stock’s preferential payment and over our common stock.  The Company is prohibited from effecting the conversion of the Series A Preferred Stock to the extent that, as a result of such conversion, the holder beneficially owns more than 9.99%, in the aggregate, of the issued and outstanding shares of common stock calculated immediately after giving effect to the issuance of shares of common stock upon the conversion of the Series A Preferred Stock. Notwithstanding such beneficial ownership limitation, the holders of our Series A Preferred Stock are entitled to 250 votes for each share of Series A Preferred Stock owned at the record date for the determination of shareholders entitled to vote, or, if no record date is established, at the date such vote is taken or any written consent of shareholders is solicited.  As of August 24 , 2015, there were no shares of Series A Preferred Stock issued and outstanding.

Series B Preferred Stock

On March 28, 2014, in connection with our merger with and into our former subsidiary Great West Resources, Inc., each issued and outstanding share of our Series D Preferred Stock, par value $0.0001 per share, was converted into 1/150th shares of Series B Preferred Stock, par value $0.0001 per share, for a total of 6,666 issued and outstanding shares of Series B Preferred Stock.  Pursuant to the Series B Certificate of Designation, the Company designated 30,000 shares of its blank check preferred stock as Series B Preferred. Each share of Series B Preferred has a stated value of $0.0001 per share.  In the event of a liquidation, dissolution or winding up of the Company, the holder of the Series B Preferred Stock would have preferential payment and distribution rights over any other class or series of capital stock that provide for Series B Preferred Stock’s preferential payment and over our common stock. The Series B Preferred Stock is convertible into five (5) shares of the Company’s common stock. The Company is prohibited from effecting the conversion of the Series B Preferred to the extent that, as a result of such conversion, the holder beneficially owns more than 9.99%, in the aggregate, of the issued and outstanding shares of common stock calculated immediately after giving effect to the issuance of shares of common stock upon the conversion of the Series B Preferred Stock. Each share of Series B Preferred Stock entitles the holder to vote on all matters voted on by holders of common stock as a single class. With respect to any such vote, each share of Series B Preferred Stock entitles the holder to cast one vote per share of Series B Preferred Stock owned at the time of such vote, which vote is not subject to the 9.99% beneficial ownership limitation.  As of August 18 , 2015, there were 6,666 shares of Series B Preferred Stock issued and outstanding convertible into up to 33,330 shares of common stock without regard to the beneficial ownership limitation.

Series C Preferred Stock

On October 10, 2014, the Company filed with the Secretary of State of the State of Nevada a Certificate of Designation for the Series C Preferred Stock, setting forth the rights, powers, and preferences of the Series C Preferred Stock.  Pursuant to the Series C Certificate of Designation, as amended on February 19, 2015, the Company designated 4,000,000 shares of its blank check preferred stock as Series C Preferred Stock. Each share of Series C Preferred Stock has a stated value equal to its par value of $0.0001 per share.  In the event of a liquidation, dissolution or winding up of the Company, the holder of the Series C Preferred Stock would have preferential payment and distribution rights over any other class or series of capital stock that provide for Series C Preferred Stock’s preferential payment and over our common stock. The Series C Preferred is convertible into ten (10) shares of the Company’s common stock. The Company is prohibited from effecting the conversion of the Series C Preferred Stock to the extent that, as a result of such conversion, the holder beneficially owns more than 4.99%, in the aggregate, of the issued and outstanding shares of common stock calculated immediately after giving effect to the issuance of shares of common stock upon the conversion of the Series C Preferred. Each share of Series C Preferred Stock entitles the holder to vote on all matters voted on by holders of common stock as a single class. With respect to any such vote, each share of Series C Preferred entitles the holder to cast ten (10) votes per share of Series C Preferred Stock owned at the time of such vote, subject to the 4.99% beneficial ownership limitation.    As of August 24 , 2015, there were 3,337,443 shares of Series C Preferred Stock issued and outstanding convertible into up to 33,374,430  shares of common stock without regard to the beneficial ownership limitation.

Series D Preferred Stock
On October 15, 2014, the Company filed with the Secretary of State of the State of Nevada a Certificate of Designation for the Series D Preferred Stock, setting forth the rights, powers, and preferences of the Series D Preferred Stock.  Pursuant to the Series D Certificate of Designation, the Company designated 5,000,000 shares of its blank check preferred stock as Series D Preferred Stock. Each share of Series D Preferred Stock has a stated value equal to its par value of $0.0001 per share.  In the event of a liquidation, dissolution or winding up of the Company, the holder of the Series D Preferred Stock would have preferential payment and distribution rights over any other class or series of capital stock that provide for Series D Preferred Stock’s preferential payment and over our common stock. The Series D Preferred is convertible into 20 shares of the Company’s common stock. The Company is prohibited from effecting the conversion of the Series D Preferred Stock to the extent that, as a result of such conversion, the holder beneficially owns more than 4.99%, in the aggregate, of the issued and outstanding shares of common stock calculated immediately after giving effect to the issuance of shares of common stock upon the conversion of the Series D Preferred Stock.  Each share of Series D Preferred Stock entitles the holder to vote on all matters voted on by holders of common stock as a single class. With respect to any such vote, each share of Series D Preferred Stock entitles the holder to cast 20 votes per share of Series D Preferred Stock owned at the time of such vote, subject to the 4.99% beneficial ownership limitation.  As of August 24 , 2015, there were 5,000,000 shares of Series D Preferred Stock issued and outstanding convertible into up to 100,000,000 shares of common stock without regard to the beneficial ownership limitation.

Series E Preferred Stock

On February 19, 2015, the Company filed with the Secretary of State of the State of Nevada a Certificate of Designation for the Series E Preferred Stock, setting forth the rights, powers, and preferences of the Series E Preferred Stock.  Pursuant to the Series E Certificate of Designation, the Company designated 8,746,000 shares of its blank check preferred stock as Series E Preferred Stock. Each share of Series E Preferred Stock has a stated value equal to its par value of $0.0001 per share.  In the event of a liquidation, dissolution or winding up of the Company, the holder of the Series E Preferred Stock would have preferential payment and distribution rights over any other class or series of capital stock that provide for Series E Preferred Stock’s preferential payment and over our common stock. The Series E Preferred is convertible into ten (10) shares of the Company’s common stock. The Company is prohibited from effecting the conversion of the Series E Preferred Stock to the extent that, as a result of such conversion, the holder beneficially owns more than 4.99%, in the aggregate, of the issued and outstanding shares of common stock calculated immediately after giving effect to the issuance of shares of common stock upon the conversion of the Series E Preferred Stock.  Each share of Series E Preferred Stock entitles the holder to vote on all matters voted on by holders of common stock as a single class. With respect to any such vote, each share of Series E Preferred Stock entitles the holder to cast ten votes per share of Series E Preferred Stock owned at the time of such vote, subject to the 4.99% beneficial ownership limitation. As of August 24, 2015, there were 8,718,500 shares of Series E Preferred Stock issued and outstanding convertible into up to 87,185,000 shares of common stock without regard to the beneficial ownership limitation.

Options

The maximum number of shares of common stock that may be delivered pursuant to awards granted to eligible persons under the Company’s 2014 Equity Incentive Plan may not exceed 34,000,000 shares of common stock, subject to certain adjustments.  As of August 24 , 2015, the Company has issued options to purchase an aggregate of 2,150,000 shares of common stock under its 2014 Equity Incentive Plan to Mr. Rector, a former officer and director.   The options have an exercise price of $0.05 per share, were fully vested on the date of grant and shall expire in February 2022.

Warrants

     As of August 24, 2015, the Company has issued and outstanding warrants to purchase an aggregate of 5,000 shares of common stock, at an exercise price of $4.50.

Other Convertible Securities

    As of August 24, 2015 , other than the securities described above, the Company does not have any outstanding convertible securities.

Restrictions on Alienability

250,000 shares of common stock issued to the Company’s controller in February 2015 are subject to a one year lockup.  A former consultant who was issued 175,000 shares of common stock may only sell up to 5,000 shares per day on the public markets and the Company had the option through August 19, 2015 to repurchase these shares from the former consultant at a price of $0.75 per share.

In the event that we issue common stock or securities convertible into common stock at a price that is lower than $0.05 per share of common stock, subject to certain exceptions, holders of an aggregate of 25,624,425 shares of our common stock and common stock underlying certain preferred shares will be entitled to receive additional securities.  We will be required to issue to these holders additional securities such that they will hold that number of shares of common stock or securities convertible into common stock as if they had originally purchased their securities at the lower price.

Indemnification of Directors and Officers

Neither our articles of incorporation nor bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statutes (“NRS”).  NRS Section 78.7502, provides that a corporation may indemnify any director, officer, employee or agent of a corporation against expenses, including fees, actually and reasonably incurred by him in connection with any defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

Our charter provides that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the NRS, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract. Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.  We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the NRS would permit indemnification.

Our bylaws provide that a director or officer of the Company shall have no personal liability to the Company or its stockholders for damages for breach of fiduciary duty as a director or officer, except for damages for breach of fiduciary duty resulting from (a) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law, or (b) the payment of dividends in violation of section 78.3900 of the NRS as it may from time to time be amended or any successor provision thereto.

PLAN OF DISTRIBUTION

Each selling stockholder of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the OTC Markets or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling shares:
  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
  an exchange distribution in accordance with the rules of the applicable exchange;
  privately negotiated transactions;
  settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
  broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;  a combination of any such methods of sale; or
  any other method permitted pursuant to applicable law.
The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act, in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

Because selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

Laxague Law, Inc., Reno, Nevada, will pass upon the validity of the shares of common stock offered by the selling stockholders under this prospectus.

EXPERTS

The financial statements of Orbital Tracking Corp. for the fiscal years ended December 31, 2014 and 2013 have been audited by RBSM LLP, an independent registered public accounting firm as set forth in its report, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements for the fiscal years ended September 30, 2014 and 2013 relating to the interests in the revenues and cost of sales of the satellite airtime and trackers acquired by the Company in December 2014 have been audited by RBSM LLP, an independent registered public accounting firm as set forth in its report, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of GTCL for the fiscal years ended December 31, 2014 and 2013 have been audited by RBSM LLP, an independent registered public accounting firm as set forth in its report, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1, together with any amendments and related exhibits, under the Securities Act, with respect to our shares of common stock offered by this prospectus. The registration statement contains additional information about us and our shares of common stock that we are offering in this prospectus.

We file annual, quarterly and current reports and other information with the SEC under the Securities Exchange Act. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.  Access to these electronic filings is available as soon as practicable after filing with the SEC. You may also read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms and their copy charges.  You may also request a copy of those filings, excluding exhibits, from us at no cost. Any such request should be addressed to us at: 18851 N.E. 29th Ave., Suite 700, Aventura, Florida 33180, Attention: David Phipps.

INDEX TO FINANCIAL STATEMENTS

ORBITAL TRACKING CORP. AND SUBSIDIARY
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
June 30 , 2015

The Company’s unaudited financial statements for the six months ended June 30, 2015 and for comparable periods in the prior year are included below. The financial statements should be read in conjunction with the notes to financial statements that follow.

ORBITAL TRACKING CORP AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS AS OF

	June 30,	December 31,
	2015	2014
ASSETS	(unaudited)
Current assets:
Cash	$406,199	$65,892
Accounts receivable, net	162,372	82,986
Inventory	296,959	183,780
Unbilled revenue	52,529	25,612
Prepaid expenses - current portion	222,222	-
Other current assets	163,675	25,764
Total current assets	1,303,956	384,034

Property and equipment, net	90,364	58,413
Intangible Assets, net	287,500	-
Prepaid expenses - long term portion	1,876,344	-

Total assets	$3,558,164	$442,447

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$797,012	$299,877
Deferred revenue	2,016	28,891
Related party payable	121,770	59,308
Derivative liabilities	4,773	-
Liabilities from discontinued operations	112,397	-
Total current liabilities	1,037,968	388,076

Total Liabilities	1,037,968	388,076

Stockholders' Equity:
Preferred Stock, $0.0001 par value; 20,000,000 shares authorized
Series A ($0.0001 par value; 20,000 shares authorized, 20,000 and none shares issued and outstanding as of June 30, 2015 and December 31, 2014, respectively)	2	-
Series B ($0.0001 par value; 30,000 shares authorized, 6,666 and none shares issued and outstanding as of June 30, 2015 and December 31, 2014, respectively)	1	-
Series C ($0.0001 par value; 4,000,000 shares authorized, 3,337,442 and none shares issued and outstanding as of June 30, 2015 and December 31, 2014, respectively)	334	-
Series D ($0.0001 par value; 5,000,000 shares authorized, 5,000,000 and none shares issued and outstanding as of June 30, 2015 and December 31, 2014, respectively)	500	-
Series E ($0.0001 par value; 8,746,000 shares authorized, 8,746,000 and none shares issued and outstanding as of June 30, 2015 and December 31, 2014, respectively)	875	875
Common Shares, $0.0001 par value; 200,000,000 shares authorized, 11,198,172 and 2,540,000 issued and outstanding as of June 30, 2015 and December 31, 2014, respectively	1,120	254
Additional paid-in capital	3,114,447	1,363
Accumulated (deficit) earning	(601,874)	52,728
Accumulated other comprehensive income (loss)	4,791	(849)
Total stockholder equity	2,520,196	54,371

Total liabilities and stockholders' equity	$3,558,164	$442,447

See the accompanying notes to the unaudited condensed consolidated financial statements.

ORBITAL TRACKING CORP AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2015 AND 2014

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2015	2014	2015	2014

Net sales	$1,188,867	$613,072	$1,972,677	$1,279,993

Cost of sales	864,787	475,252	1,432,409	937,574

Gross profit	324,080	137,820	540,268	342,419

Operating expenses:
Selling, general and administrative	245,463	89,769	457,494	194,261
Salaries, wages and payroll taxes	123,454	81,717	290,717	111,153
Professional fees	63,591	1,375	258,002	2,050
Depreciation and amortization	103,970	5,261	174,430	10,433
Total operating expenses	536,478	178,122	1,180,643	317,897

Loss before other expenses and income taxes	(212,398)	(40,302)	(640,374)	24,522

Other (income) expense
Change in fair value of derivative instruments, net	71	-	(162)	-
Interest expense	2,321	-	2,321	-
Foreign currency exchange rate variance	83	(54)	12,068	(1,139)
Total other (income) expense	2,475	(54)	14,227	(1,139)

Net (loss) income	$(214,872)	$(40,248)	$(654,601)	$25,661

Comprehensive (loss) income:
Net (loss) income	$(214,872)	$(40,248)	$(654,601)	$25,661
Foreign currency translation adjustments	6,064	1,834	5,640	7,354
Comprehensive (loss) income	$(208,808)	$(38,414)	$(648,961)	$33,015

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS

Weighted average number of common shares outstanding - basic	11,068,172	2,540,000	8,742,059	2,540,000

Weighted average number of common shares outstanding - diluted	11,068,172	2,540,000	8,742,059	90,000,000

Basic net income (loss) per share	$(0.02)	$(0.02)	$(0.07)	$0.00

Diluted net income (loss) per share	$(0.02)	$(0.02)	$(0.07)	$0.00

See the accompanying notes to the unaudited condensed consolidated financial statements.

ORBITAL TRACKING CORP AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED

	June 30, 2015	June 30, 2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(654,601)	$25,661
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Change in fair value of derivative liabilities	(163)	-
Depreciation expense	29,515	10,433
Amortization of intangible asset	12,500	-
Amortization of license fee	111,111	-
Stock based compensation	150,000	-
Amortization of prepaid expense in connection
with the issuance of common stock issued for prepaid services	21,304	-
Imputed interest	2,321	-
Change in operating assets and liabilities:
Accounts receivable	(44,801)	(54,195)
Inventory	(73,018)	(53,258)
Unbilled revenue	(26,917)	(18,190)
Other current assets	(4,492)	(31,430)
Accounts payable and accrued liabilities	203,139	130,478
Deferred revenue	(26,875)	(5,809)
Net cash (used in) provided by operating activities	(300,977)	3,690

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash acquired from acquisition	30,934	-
Purchase of property and equipment	(57,716)	(24,008)
Cash paid per Share Exchange Agreement	(375,000)	-
Net cash (used in) investing activities	(401,782)	(24,008)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from common stock and preferred stock sales	1,097,500	-
Repayment of Funding Circle loan	-	(4,298)
Repayments of note payable, related party, net	(60,074)	(31,793)
Net cash provided by (used in) financing activities	1,037,426	(36,091)

Effect of exchange rate on cash	$5,640	$7,354

Net increase (decrease) in cash	340,307	(49,055)
Cash beginning of period	65,892	78,412
Cash end of period	$406,199	$29,356

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid during the period for
Interest	$-	$-
Income tax	$-	$-

NON CASH FINANCE AND INVESTING ACTIVITY

Notes payable issued per Share Exchange Agreement	$122,536	$-
Common stock issued for intellectual property	$50,000	$-
Common stock issued for prepaid services	$143,500	$-
Common stock issued for settlement of debt	$175,000	$-

See the accompanying notes to the unaudited condensed consolidated financial statements.

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying unaudited interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial statements and do not include all the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. The information furnished reflects all adjustments, consisting only of normal recurring items which are, in the opinion of management, necessary in order to make the financial statements not misleading. The consolidated financial statements as of December 31, 2014 have been audited by an independent registered public accounting firm. The accounting policies and procedures employed in the preparation of these condensed consolidated financial statements have been derived from the audited financial statements of the Company for the year ended December 31, 2014, which are contained in Form 8-K/A as filed with the Securities and Exchange Commission on April 29, 2015. The consolidated balance sheet as of December 31, 2014 was derived from those financial statements.

Basis of Presentation and Principles of Consolidation

The consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP") and the rules and regulations of the U.S Securities and Exchange Commission for Interim Financial Information. All intercompany transactions and balances have been eliminated. All adjustments (consisting of normal recurring items) necessary to present fairly the Company's financial position as of June 30 , 2015, and the results of operations and cash flows for the three and six months ended June 30 , 2015 have been included. The results of operations for the three and six  months ended June 30 , 2015 are not necessarily indicative of the results to be expected for the full year.

Description of Business

Orbital Tracking Corp. (the “Company”) was formerly Great West Resources, Inc., a Nevada corporation. The Company, through its wholly owned subsidiaries. Global Telesat Communications Limited (“GTCL”) and Orbital Satcom Corp. (“Orbital Satcom”) is a provider of satellite based hardware, airtime and related services both in the United States and internationally.  The Company’s principal focus is on growing the Company’s existing satellite based hardware, airtime and related services business line and developing the Company’s own tracking devices for use by retail customers worldwide.

Use of Estimates

In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the statements of financial condition, and revenues and expenses for the years then ended. Actual results may differ significantly from those estimates. Significant estimates made by management include, but are not limited to, the assumptions used to calculate stock-based compensation, derivative liabilities, preferred deemed dividend and common stock issued for services.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when acquired to be cash equivalents. The Company places its cash with a high credit quality financial institution. The Company’s account at this institution is insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. To reduce its risk associated with the failure of such financial institution, the Company evaluates at least annually the rating of the financial institution in which it holds deposits.

Accounts receivable and allowance for doubtful accounts

The Company has a policy of reserving for questionable accounts based on its best estimate of the amount of probable credit losses in its existing accounts receivable.  The Company periodically reviews its accounts receivable to determine whether an allowance is necessary based on an analysis of past due accounts and other factors that may indicate that the realization of an account may be in doubt.  Account balances deemed to be uncollectible are charged to the bad debt expense after all means of collection have been exhausted and the potential for recovery is considered remote. As of June 30 , 2015 and December 31, 2014, there is no allowance for doubtful accounts of $12,291 and $0, respectively .

Foreign Currency Translation

The Company’s reporting currency is US Dollars. The accounts of one of the Company’s subsidiaries is maintained using the appropriate local currency, (Great British Pound) GTCL as the functional currency. All assets and liabilities are translated into U.S. Dollars at balance sheet date, shareholders' equity is translated at historical rates and revenue and expense accounts are translated at the average exchange rate for the year or the reporting period. The translation adjustments are deferred as a separate component of stockholders’ equity, captioned as accumulated other comprehensive (loss) gain. Transaction gains and losses arising from exchange rate fluctuation on transactions denominated in a currency other than the functional currency are included in the statements of operations.

The relevant translation rates are as follows: for the three and six months ended June 30, 2015 closing rate at 1.5725 US$: GBP, average rate at 1.5325 and 1.5236 US$: GBP, for the three and six months ended June 30, 2014 closing rate at 1.7102 US$: GBP, average rate at 1.6832 and 1.6692 US$: GBP and for the year ended 2014 closing rate at 1.5576 US$: GBP, average rate at 1.6481 US$.

Revenue Recognition and Unearned Revenue

The Company recognizes revenue from satellite services when earned, as services are rendered or delivered to customers.  Equipment sales revenue is recognized when the equipment is delivered to and accepted by the customer. Only equipment sales are subject to warranty. Historically, the Company has not incurred significant expenses for warranties.

The Company’s customers generally purchase a combination of our products and services as part of a multiple element arrangement. The Company’s assessment of which revenue recognition guidance is appropriate to account for each element in an arrangement can involve significant judgment. This assessment has a significant impact on the amount and timing of revenue recognition.

Revenue is recognized when all of the following criteria have been met:

·	Persuasive evidence of an arrangement exists. Contracts and customer purchase orders are generally used to determine the existence of an arrangement.
·	Delivery has occurred. Shipping documents and customer acceptance, when applicable, are used to verify delivery.
·
The fee is fixed or determinable. We assess whether the fee is fixed or determinable based on the payment terms associated with the transaction and whether the sales price is subject to refund or adjustment.

·
Collectability is reasonably assured. We assess collectability based primarily on the creditworthiness of the customer as determined by credit checks and analysis, as well as the customer’s payment history.

In accordance with ASC 605-25, Revenue Recognition — Multiple-Element Arrangements, based on the terms and conditions of the product arrangements, the Company believes that its products and services can be accounted for separately as its products and services have value to the Company’s customers on a stand-alone basis. When a transaction involves more than one product or service, revenue is allocated to each deliverable based on its relative fair value; otherwise, revenue is recognized as products are delivered or as services are provided over the term of the customer contract.

Goodwill and other intangible assets

In accordance with ASC 350-30-65, “Intangibles - Goodwill and Others”, the Company assesses the impairment of identifiable intangibles whenever events or changes in circumstances indicate that the carrying value may not be recoverable.

Factors the Company considers to be important which could trigger an impairment review include the following:

1.	Significant underperformance relative to expected historical or projected future operating results;
2.	Significant changes in the manner of use of the acquired assets or the strategy for the overall business; and
3.	Significant negative industry or economic trends.

When the Company determines that the carrying value of intangibles may not be recoverable based upon the existence of one or more of the above indicators of impairment and the carrying value of the asset cannot be recovered from projected undiscounted cash flows, the Company records an impairment charge. The Company measures any impairment based on a projected discounted cash flow method using a discount rate determined by management to be commensurate with the risk inherent in the current business model. Significant management judgment is required in determining whether an indicator of impairment exists and in projecting cash flows.

Property and Equipment

Property and equipment are carried at historical cost less accumulated depreciation. Depreciation is based on the estimated service lives of the depreciable assets and is calculated using the straight-line method. Expenditures that increase the value or productive capacity of assets are capitalized. Fully depreciated assets are retained in the property and equipment, and accumulated depreciation accounts until they are removed from service. When property and equipment are retired, sold or otherwise disposed of, the asset’s carrying amount and related accumulated depreciation are removed from the accounts and any gain or loss is included in operations. Repairs and maintenance are expensed as incurred.

The estimated useful lives of property and equipment are generally as follows:

Years
Office furniture and fixtures	4
Computer equipment	4
Website development	4

Impairment of long-lived assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable, or at least annually. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value. The Company did not consider it necessary to record any impairment charges during the periods ended June 30 , 2015 and December 31, 2014 respectively.

Fair value of financial instruments

The Company adopted Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 820, “Fair Value Measurements and Disclosures”, for assets and liabilities measured at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied to existing US GAAP that require the use of fair value measurements which establishes a framework for measuring fair value and expands disclosure about such fair value measurements.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1: Observable inputs such as quoted market prices in active markets for identical assets or liabilities

Level 2: Observable market-based inputs or unobservable inputs that are corroborated by market data

Level 3: Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

The following table presents a reconciliation of the derivative liability measured at fair value on a recurring basis using significant unobservable input (Level 3) from January 1, 2015 to June 30 , 2015:

	Conversion feature Derivative Liability	Warrant liability	Total
Balance at January 1, 2015	$-	$—	$—
Recapitalization on February 19, 2015	—	4,936	4,936
Change in fair value included in earnings	—	(163)	(163)
Balance at June 30 , 2015	$—	$4,773	$4,773

The Company did not identify any other assets or liabilities that are required to be presented on the consolidated balance sheets at fair value in accordance with the accounting guidance. The carrying amounts reported in the balance sheet for cash, accounts payable, and accrued expenses approximate their estimated fair market value based on the short-term maturity of the instruments.

Stock Based Compensation

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment Topic of ASC 718 which requires recognition in the consolidated financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

Pursuant to ASC Topic 505-50, for share-based payments to consultants and other third-parties, compensation expense is determined at the “measurement date.” The expense is recognized over the vesting period of the award. Until the measurement date is reached, the total amount of compensation expense remains uncertain. The Company initially records compensation expense based on the fair value of the award at the reporting date.

Income Taxes

The Company has adopted Accounting Standards Codification subtopic 740-10, Income Taxes (“ASC740-10”) which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns.  Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.  Valuation allowances are recorded to reduce the deferred tax assets to an amount that will more likely than not be realized.

U.S. GAAP requires that, in applying the liability method, the financial statement effects of an uncertain tax position be recognized based on the outcome that is more likely than not to occur. Under this criterion the most likely resolution of an uncertain tax position should be analyzed based on technical merits and on the outcome that will likely be sustained under examination. There were no adjustments related to uncertain tax positions recognized during the three and six months ended June 30 , 2015 and 2014, respectively.

Earnings per Common Share

Net income (loss) per common share is calculated in accordance with ASC Topic 260: Earnings per Share (“ASC 260”). Basic income (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. The computation of diluted net loss per share does not include dilutive common stock equivalents in the weighted average shares outstanding as they would be anti-dilutive.  For the six months ended June 30, 2014, the Company had net income, therefore weighted average number of shares dilutive are noted.  For the three and six months ending June 30, 2015 and the three months ended June 30, 2014, periods where the Company has a net loss, all dilutive securities are excluded.

The following are dilutive common stock equivalents during the period ended:

	June 30,	December 31,
	2015	2014
Convertible preferred stock	220,887,750	87,460,000
Stock options	2,150,000	--
Stock warrants	5,000	--
Total	223,042,750	87,460,000

Related Party Transactions

A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company's financial statements.

NOTE 2 – ORBITAL TRACKING CORP AND GLOBAL TELESAT COMMUNICATIONS LIMITED SHARE EXCHANGE, REVERSE ACQUISITION AND RECAPITALIZATION

On February 19, 2015, the Company entered into a Share Exchange Agreement with Global Telesat Communications Limited, a Private Limited Company formed under the laws of England and Wales (“GTCL”) and all of the holders of the outstanding equity of GTCL (the “GTCL Shareholders”). Upon closing of the transactions contemplated under the Exchange Agreement the GTCL Shareholders (7 members) transferred all of the issued and outstanding equity of GTCL to the OTC in exchange for (i) an aggregate of 2,540,000 shares of the common stock of the OTC and 8,746,000 shares of the newly issued Series E Convertible Preferred Stock of the OTC with each share of Series E Convertible Preferred Stock convertible into ten shares of common stock, (ii) a cash payment of $375,000 and (iii) a one-year promissory note in the amount of $122,536.  Such exchange caused GTCL to become a wholly owned subsidiary of the Company.

For accounting purposes, this transaction is being accounted for as a reverse acquisition and has been treated as a recapitalization of Orbital Tracking Corp. with Global Telesat Communications Limited considered the accounting acquirer, and the financial statements of the accounting acquirer became the financial statements of the registrant. The completion of the Share Exchange resulted in a change of control. The Share Exchange was accounted for as a reverse acquisition and re-capitalization. The GTCL Shareholders obtained approximately 39% of voting control on the date of Share Exchange. GTCL was the acquirer for financial reporting purposes and the Orbital Tracking Corp. was the acquired company. The consolidated financial statements after the acquisition include the balance sheets of both companies at historical cost, the historical results of GTCL and the results of the Company from the acquisition date. All share and per share information in the accompanying consolidated financial statements and footnotes has been retroactively restated to reflect the recapitalization. As part of agreement, OTC shareholders retained 5,383,172 shares of the Common Stock, 20,000 shares of series A Convertible Preferred Stock, 6,666 shares of series B Convertible Preferred Stock, 1,197,442 shares of series C Convertible Preferred Stock and 5,000,000 shares of series D Convertible Preferred Stock.

Property and equipment	$4,973
Accounts receivable	34,585
Cash in bank	30,934
Prepaid expenses	2,219,677
Inventory	40,161
Intangible asset	250,000
Current liabilities	(469,643)
Due to related party	(2,174)
Derivative liability	(4,936)
Liabilities of discontinued operations	(112,397)
Total purchase price/assets acquired	$1,991,180

 NOTE 3 - STOCKHOLDERS' EQUITY (DEFICIT)

Preferred Stock

As of June 30 , 2015, there were 20,000,000 shares of Preferred Stock authorized.

As of June 30 , 2015, there were 20,000 shares of Series A Convertible Preferred Stock authorized and 20,000 shares issued and outstanding.

As of June 30 , 2015, there were 30,000 shares of Series B Convertible Preferred Stock authorized and 6,666 shares issued and outstanding.

As of June 30 , 2015, there were 4,000,000 shares of Series C Convertible Preferred Stock authorized and 3,337,442 shares issued and outstanding.

As of June 30 , 2015, there were 5,000,000 shares of Series D Convertible Preferred Stock authorized and 5,000,000 shares issued and outstanding.

As of June 30 , 2015, there were 8,746,000 shares of Series E Convertible Preferred Stock authorized and 8,746,000 shares issued and outstanding.

Common Stock

As of June 30 , 2015, there were 200,000,000 shares of Common Stock authorized and 11,198,172 shares issued and outstanding.

On February 19, 2015, the Company filed with the Secretary of State of the State of Nevada a Certificate of Designation for the Series E Convertible Preferred Stock, setting forth the rights, powers, and preferences of the Series E Convertible Preferred Stock.  Pursuant to the Series E Certificate of Designation, the Company designated 8,746,000 shares of its blank check preferred stock as Series E Convertible Preferred Stock. Each share of Series E Convertible Preferred Stock has a stated value equal to its par value of $0.0001 per share.  In the event of a liquidation, dissolution or winding up of the Company, the holder of the Series E Convertible Preferred Stock would have preferential payment and distribution rights over any other class or series of capital stock that provide for Series E Convertible Preferred Stock’s preferential payment and over our common stock. The Series E Convertible Preferred is convertible into ten (10) shares of the Company’s common stock. Each share of Series E Convertible Preferred Stock entitles the holder to vote on all matters voted on by holders of common stock as a single class. With respect to any such vote, each share of Series E Convertible Preferred Stock entitles the holder to cast ten (10) votes per share of Series E Convertible Preferred Stock owned at the time of such vote, subject to the 4.99% beneficial ownership limitation.

On February 19, 2015, the Company entered into a Share Exchange Agreement (the “Exchange Agreement”) with Global Telesat Communications Limited, a Private Limited Company formed under the laws of England and Wales (“GTCL”) and all of the holders of the outstanding equity of GTCL (the “GTCL Shareholders”). Upon closing of the transactions contemplated under the Exchange Agreement (the “Share Exchange”), the GTCL Shareholders (7 members) transferred all of the issued and outstanding equity of GTCL to the Company in exchange for (i) an aggregate of 2,540,000 shares of the common stock of the Company and 8,746,000 shares of the newly issued Series E Convertible Preferred Stock of the Company with each share of Series E Convertible Preferred Stock convertible into ten shares of common stock, (ii) a cash payment of $375,000 (the “Cash Payment”) and (iii) a one-year promissory note in the amount of $122,536 (the “Note”).  Such exchange caused GTCL to become a wholly owned subsidiary of the Company. This transaction was accounted for as a reverse recapitalization of GTCL since the shareholders of GTCL obtained approximately 39% voting control and management control of the Company, whereby GTCL is considered the acquirer for accounting purposes. The Company is deemed to have issued 5,383,172 shares of common stock, 20,000 shares of Series A convertible preferred stock, 6,666 shares of Series B convertible preferred stock, 1,197,442 shares of Series C convertible preferred stock, and 5,000,000 shares of Series D convertible preferred stock which represent the outstanding common shares and preferred shares of the Company just prior to the closing of the transaction.

On February 19, 2015, David Phipps, the founder, principal owner and sole director of GTCL, was appointed President of Orbital Satcom Corp., the Company’s wholly owned subsidiary. Following the transaction, Mr. Phipps was appointed Chief Executive Officer and Chairman of the Board of Directors of the Company.  Mr. Phipps, who was one of the GTCL Shareholders, received 400,000 shares of the Company’s common stock and 6,692,000 shares of Series E Convertible Preferred Stock in connection with the Share Exchange of GTCL shares, and was paid the Cash Payment and the Note. The Company also paid Mr. Phipps an additional $25,000 at closing as compensation for transition services previously provided by him to the Company in anticipation of the Share Exchange.

On February 19, 2015, the Company issued an aggregate of 1,675,000 shares of common stock to certain current consultants, former consultants and employees.  These shares consist of (i) 250,000 shares of common stock issued to a consultant as compensation for services relating to the provision of satellite tracking hardware and related services, sales and lead generation, valued at $12,500 (ii) 1 million shares of common stock issued to a consultant as compensation for the design and delivery of dual mode gsm/Globalstar Simplex tracking devices and related hardware and intellectual property, valued at $50,000 (iii) 250,000 shares of common stock, subject to a one year lock up, issued to the Company’s controller, valued at $12,500 and (iv) 175,000 shares of common stock issued to MJI in full satisfaction of outstanding debts of $175,000. MJI agreed to sell only up to 5,000 shares per day and the Company has a six month option to repurchase these shares at a purchase price of $0.75 per share.

On February 19, 2015, the Company issued to Mr. Rector, the former Chief Executive Officer, Chief Financial Officer and director of the Company, 850,000 shares of the Company’s common stock and a seven year option to purchase 2,150,000 shares of common stock as compensation for services provided to the Company.  The options have an exercise price of $0.05 per share, were fully vested on the date of grant and shall expire in February 2022. The Company valued these common shares at the fair value of $0.05 per common share based on the sale of common stock in a private placement at $0.05 per common share. In connection with issuance of these common shares, the Company recorded stock-based compensation of $42,500. The 2,150,000 options were valued on the grant date at approximately $0.05 per option or a total of $107,500 using a Black-Scholes option pricing model with the following assumptions: stock price of $0.05 per share (based on the sale of common stock in a private placement), volatility of 380%, expected term of 7 years, and a risk free interest rate of 1.58%. In connection with the stock option grant, the Company recorded stock based compensation for the three and six  months ended June 30 , 2015 of $107,500.

On February 19, 2015, the Company sold an aggregate of 550,000 units at a per unit purchase price of $2.00, in a private placement to certain accredited investors for gross proceeds of $1,100,000. Each unit consists of: forty (40) shares of the Company’s common stock or, at the election of any purchaser who would, as a result of purchase of units become a beneficial owner of five (5%) percent or greater of the outstanding common stock of the Company, four (4) shares of the Company’s Series C Convertible Preferred Stock, par value $0.0001 per share, with each share convertible into ten (10) shares of common stock. The 550,000 units sale included 15,000 units consisting of an aggregate of 600,000 shares of common stock and 535,000 units consisting of an aggregate of 2,140,000 shares of Series C Convertible Preferred Stock. Included in this 550,000 units private placement was a sale to Frost Gamma Investments Trust, a holder of 5% or more of its securities, of an aggregate of 450,000 units of its securities, with 15,000 units consisting of 40 shares of common stock per unit and 435,000 units consisting of 4 shares of its Series C Convertible Preferred Stock per unit at a purchase price of $2.00 per unit for gross proceeds to the Company of $900,000.

Immediately prior to the closing of the private placement, the Company filed an amendment to the Certificate of Designation of Rights and Preferences of its Series C Convertible Preferred Stock, increasing the authorized shares of Series C Convertible Preferred Stock to 4,000,000 from 3,000,000.
On June 18, 2015, the Company issued an aggregate of 150,000 shares of common stock valued at $0.79 per share, or $118,500 to a consultant as compensation for services, which is amortized over the period of service.

Stock Options

2014 Equity Incentive Plan

On January 21, 2014, the Board approved the adoption of a 2014 Equity Incentive Plan (the “2014 Plan”).  The purpose of the 2014 Plan is to promote the success of the Company and to increase stockholder value by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons.  The 2014 Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock, restricted stock units, stock appreciation rights and other types of stock-based awards to the Company’s employees, officers, directors and consultants.  Pursuant to the terms of the 2014 Plan, either the Board or a board committee is authorized to administer the plan, including by determining which eligible participants will receive awards, the number of shares of common stock subject to the awards and the terms and conditions of such awards.  Unless earlier terminated by the Board, the Plan shall terminate at the close of business on January 21, 2024.  Up to 226,667 shares of common stock are issuable pursuant to awards under the 2014 Plan, as adjusted in a single adjustment for an issuance no later than sixty (60) days following the date of shareholder approval of the Plan in connection with (i) a private placement of the Company’s securities in which the Corporation receives gross proceeds of at least $1,000,000 and (ii) an acquisition of at least 50 mining leases and/or claims in the Holbrook Basin.

On February 19, 2015, the Company issued to Mr. Rector, the former Chief Executive Officer, Chief Financial Officer and director of the Company, a seven year option to purchase 2,150,000 shares of common stock as compensation for services provided to the Company.  The options have an exercise price of $0.05 per share, were fully vested on the date of grant and shall expire in February 2022. The 2,150,000 options were valued on the grant date at approximately $0.05 per option or a total of $107,500 using a Black-Scholes option pricing model with the following assumptions: stock price of $0.05 per share (based on the sale of common stock in a private placement), volatility of 380%, expected term of 7 years, and a risk free interest rate of 1.58%. In connection with the stock option grant, the Company recorded stock based compensation for the three and six  months ended June 30 , 2015 of $0 and  $107,500, respectively .

A summary of the status of the Company’s outstanding stock options and changes during the six months ended June 30 , 2015 is as follows:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)
Balance at January 1, 2015	—	$—	—
Recapitalization at February 19, 2015	2,150,000	0.05	6.8
Granted	—	—	—
Exercised	—	—	—
Forfeited	—	—	—
Cancelled	—	—	—
Balance outstanding at June 30 , 2015	2,150,000	$0.05	6.8
Options exercisable at June 30 , 2015	2,150,000	$0.05	6.8
Weighted average fair value of options granted during the period		$0.05

Stock options outstanding at June 30 , 2015 as disclosed in the above table have approximately $ 1.6 million of intrinsic value at the end of the period.

Stock Warrants

A summary of the status of the Company’s outstanding stock warrants and changes during the six months ended June 30, 2015 is as follows:
	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)
Balance at January 1, 2015	—	$—	—
Recapitalization at February 19, 2015	171,666	3.77	1.86
Granted	—	—	—
Exercised	—	—	—
Forfeited	(166,666)	3.75	—
Cancelled	—	—	—
Balance outstanding at June 30, 2015	5,000	$4.50	1.86

The following table summarizes the Company’s stock warrants outstanding at June 30, 2015:
Warrants Outstanding				Warrants Exercisable
Exercise Price	Number Outstanding at June 30, 2015	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable at June 30, 2015	Weighted Average Exercise Price
$3.75	--	--	$--	--	$--
4.50	5,000	1.86 Years	4.50	5,000	4.50
$4.50	5,000	1.86 Years	$4.50	5,000	$4.50
NOTE 4 – PREPAID LICENSE FEES

Amortization of prepaid license fees is included in general and administrative expenses as reflected in the accompanying consolidated statements of operations. Amortization expense for the six months ended June 30, 2015 was $111,110. Prepaid license fees – current and long-term portion amounted to $222,222 and $1,876,344 at June 30, 2015, respectively, and are included in prepaid expenses. Future amortization of prepaid license fees is as follows:

June 30,
2016	$222,222
2017	222,222
2018	222,222
2019	222,222
2020 and thereafter	1,209,678
Total	$2,098,566

NOTE 5 – INTANGIBLE ASSETS
On February 19, 2015, the Company purchased an intangible asset valued at $50,000 for 1,000,000 shares of common stock. Amortization of customer contracts will be included in general and administrative expenses. The Company began amortizing the customer contracts in January 2015.  Amortization expense for the three and six months ended June 30, 2015 was $6,250 and $12,500, respectively.  Future amortization of intangible assets is as follows:

2015	$12,500
2016	25,000
2017	25,000
2018	25,000
2019 and thereafter	150,000
Total	$237,500

NOTE 6 - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

	June 30,	December 31,
	2015	2014
Office furniture and fixtures	$85,618	$69,411
Computer equipment	14,189	11,155
Website development	85,729	42,283
	185,537	122,849
Less accumulated depreciation	(95,173)	(64,436)
Total	$90,364	$58,413

Depreciation expense was $20,762 and $29,515 for the three and six months ended June 30, 2015, respectively.  For the three and six months ended June 30, 2014 depreciation expense was $5,172 and $10,433, respectively.

NOTE 7 - INVENTORIES

At June 30, 2015 and December 31, 2014, inventories consisted of the following:

	June 30,	December 31,
	2015	2014
Finished goods	$296,959	$183,780
Less reserve for obsolete inventory	-	-
Total	$296,959	$183,780

For the six months ended June 30, 2015 and the year ended December 31, 2014, the Company did not make any change for reserve for obsolete inventory.

NOTE 8 - RELATED PARTY TRANSACTIONS

The Company has received financing from the Company’s Chief Executive Officer. No formal repayment terms or arrangements existed prior to February 19, 2015, when as part of the Share Exchange Agreement, the Company entered into a note with David Phipps where the stockholder loans bear no interest and are due February 19, 2016. The accounts payable due to related party includes advances for inventory due to David Phipps. Total payments due to David Phipps as of June 30, 2015 and December 31, 2014 are $121,770 and $59,308, respectively.

Also, as part of the Share Exchange Agreement entered into on February 19, 2015, Mr. Phipps received a payment of $25,000 as compensation for transition services that he provided.

The Company employs three individuals who are related to Mr. Phipps, of which earned gross wages totaling $58,261, for the six months ended June 30, 2015.

NOTE 9 - COMMITMENTS AND CONTINGENCIES

Consulting Agreement

On December 10, 2014, the Company entered into a two year agreement with a consultant to assist the Company with business development, corporate structure, strategic and business planning, selecting management and other functions reasonably necessary for advancing the business of the Company. The Company agreed to pay the consultant an aggregate of $240,000 payable in 24 equal monthly payments, at the sole discretion of the Company, of either (i) $10,000 cash or (ii) 200,000 shares of common stock. On January 28, 2015, the Company entered into a termination and cancellation agreement with the consultant whereby both parties agreed to terminate the contractual relationship and cancel 400,000 shares of common stock issued under this consulting agreement. The parties agreed that the consulting agreement has no further force and effect and neither party have any further obligations there under.

Employment Agreements

On February 19, 2015, Orbital Satcom entered into an employment agreement with Mr. Phipps, whereby Mr. Phipps agreed to serve as the President of Orbital Satcom for a period of two years, subject to renewal, in consideration for an annual salary of $180,000. Additionally, under the terms of the employment agreement, Mr. Phipps shall be eligible for an annual bonus if the Company meets certain criteria, as established by the Board of Directors. Mr. Phipps remains the sole director of GTCL following the closing of the Share Exchange. Mr. Phipps and the Company entered into an Indemnification Agreement at the closing.
The Company entered into an employment agreement with Ms. Carlise on June 9, 2015.  The agreement has a term of one year, and shall automatically be extended for additional terms of one year each. The agreement provides for an annual base salary of $72,000. In addition to the base salary Ms. Carlise shall be eligible to receive an annual cash bonus if the Company meets or exceeds criteria adopted by the Compensation Committee of the Board of Directors and shall be eligible for grants of awards under stock option or other equity incentive plans of the Company.
Litigation
From time to time, the Company may become involved in litigation relating to claims arising out of our operations in the normal course of business. The Company is not currently involved in any pending legal proceeding or litigation and, to the best of our knowledge, no governmental authority is contemplating any proceeding to which the Company is a party or to which any of the Company’s properties is subject, which would reasonably be likely to have a material adverse effect on the Company’s business, financial condition and operating results.

 NOTE 10– DERIVATIVE INSTRUMENTS

In June 2008, a FASB approved guidance related to the determination of whether a freestanding equity-linked instrument should be classified as equity or debt under the provisions of FASB ASC Topic No. 815-40, Derivatives and Hedging – Contracts in an Entity’s Own Stock. The adoption of this requirement will affected accounting for convertible instruments and warrants with provisions that protect holders from declines in the stock price (“down-round” provisions). Warrants with such provisions are no longer recorded in equity and are reclassified as a liability.

Instruments with down-round protection are not considered indexed to a company’s own stock under ASC Topic 815, because neither the occurrence of a sale of common stock by the company at market nor the issuance of another equity-linked instrument with a lower strike price is an input to the fair value of a fixed-for-fixed option on equity shares.
In connection with the issuance of its 6% convertible debentures and related warrants, the Company has determined that the terms of the convertible warrants include down-round provisions under which the exercise price could be affected by future equity offerings. Accordingly, the warrants are accounted for as liabilities at the date of issuance and adjusted to fair value through earnings at each reporting date. The Company has recognized derivative liabilities of $4,773 and $0 at June 30, 2015 and December 31, 2014, respectively. The gain (loss) resulting from the decrease in fair value of this convertible instrument was $71 and $ (162) for the three and six months ended June 30, 2015, respectively.
The Company used the following assumptions for determining the fair value of the convertible instruments granted under the Black-Scholes option pricing model:
June 30, 2015
Expected volatility	335%
Expected term - years	1.86
Risk-free interest rate	0.64%
Expected dividend yield	0%

NOTE 11 - CONCENTRATIONS
Customers:
No customer accounted for 10% or more of the Company’s revenues during the three and six months ended June 30, 2015 and 2014.

Suppliers:
The following table sets forth information as to each supplier that accounted for 10% or more of the Company’s purchases for the six months ended June 30, 2015 and 2014.

Supplier	June 30, 2015		June 30, 2014

Company A	$207,479	15.9%	$151,822	16.2%

NOTE 12 - SUBSEQUENT EVENTS

On July 15, 2015, the Company issued an aggregate of 400,000 shares of common stock upon conversion of 40,000 shares of Series E Preferred Stock, including 20,000 shares of Series E Preferred Stock held by the Chief Executive Officer.

On July 24, 2015, the Company issued an aggregate of 20,000 shares of common stock upon conversion of 20,000 shares of Series A Preferred Stock held by a former majority shareholder of the company.

ORBITAL TRACKING CORP. AND SUBSIDIARY
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2014

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Orbital Tracking Corp.

We have audited the accompanying consolidated balance sheet of Orbital Tracking Corp. (formerly known as Great West Resources, Inc.) (formerly known as Silver Horn Mining Ltd.) as of December 31, 2014 and the related consolidated statement of operations, changes in stockholders’ deficit, and cash flows for the year ended December 31, 2014. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Orbital Tracking Corp. as of December 31, 2014 and the results of its operations and its cash flows for the year ended December 31, 2014 in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company reported a net loss and cash used in operations for the year ended December 31, 2014 of approximately $411,000 and $210,000, respectively, and as of December 31, 2014 had a working capital deficit and accumulated deficit of approximately $379,000 and $49.5 million, respectively, and had insignificant revenues.  These matters raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans as to these matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ RBSM, LLP
New York, New York
March 26, 2015

 D. Brooks and Associates CPA’s, P.A.
Certified Public Accountants • Valuation Analyst • Advisors

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Orbital Tracking Corp.

We have audited the accompanying consolidated balance sheet of Orbital Tracking Corp. formerly Silver Horn Mining Ltd. as of December 31, 2013 and the related statement of income, stockholders’ deficit, and cash flows for the year then ended. Orbital Tracking Corp.’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Orbital Tracking Corp. as of December 31, 2013 and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred operating losses, has incurred negative cash flows from operations and has a working capital deficit. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan regarding these matters is also described in Note 2 to the financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ D. Brooks and Associates CPA’s, P.A.

D. Brooks and Associates CPA’s, P.A.
West Palm Beach, Florida
March 23, 2014
D. Brooks and Associates CPA’s, P.A. 8918 Marlamoor Lane, West Palm Beach, FL 33412 – (954) 5922507

Orbital Tracking Corp. and Subsidiary
Consolidated Balance Sheets

	December 31,
	2014	2013
ASSETS
Current Assets
Cash	$77,137	$-
Accounts receivable	8,410	-
Prepaid expenses - current portion	232,222	-
Total Current Assets	317,769	-

Other Assets
Prepaid expenses - long-term portion	1,987,455	-
Intangible assets	250,000	-
Total Other Assets	2,237,455	-

Total Assets	$2,555,224	$-

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities
Accounts payable and accrued expenses	$402,583	$466,493
Accounts payable - related party	175,000	175,000
Due to related party	2,043	-
Derivative liability	4,936	11,942
Liabilities of discontinued operations	112,397	112,397
Total Current Liabilities	696,959	765,832

Commitments and Contingencies

Stockholders' Equity (Deficit)
Preferred stock, $0.0001 par value; 20,000,000 shares authorized
Series A ($0.0001 par value; 20,000 shares authorized, 20,000 shares issued and outstanding as of December 31, 2014 and 2013)	2	2
Series B ($0.0001 par value; 30,000 shares authorized, 6,666 shares issued and outstanding as of December 31, 2014 and 2013)	1	1
Series C ($0.0001 par value; 4,000,000 shares authorized, none issued and outstanding as of December 31, 2014 and 2013)	-	-
Series D ($0.0001 par value; 5,000,000 shares authorized, 5,000,000 and none shares issued and outstanding as of December 31, 2014 and 2013, respectively)	500	-
Common stock, $0.0001 par value; 200,000,000 shares authorized, 13,733,172 and 1,510,950 shares issued and outstanding as of December 31, 2014 and 2013, respectively	1,373	151
Additional paid-in capital	51,369,941	48,203,058
Accumulated deficit	(49,513,552)	(48,969,044)
Total Stockholders' Equity (Deficit)	1,858,265	(765,832)

Total Liabilities and Stockholders' Equity (Deficit)	$2,555,224	$-

See accompanying notes to consolidated financial statements.

Orbital Tracking Corp. and Subsidiary
Consolidated Statements of Operations

	For the Years Ended December 31,
	2014	2013

Net revenues - services	$8,410	$-
Cost of revenues - services	202	-

Gross profit	8,208	-

Operating Expenses
General and administrative expenses	426,448	573,793
Total Operating Expenses	426,448	573,793

Loss from Operations	(418,240)	(573,793)

Other Income (Expense)
Interest expense	-	(120,575)
Gain from settlement of debt	-	1,285,872
Change in fair value of derivative liability	7,006	32,614
Total Other Income (Expense), net	7,006	1,197,911

Loss before provision for income taxes	(411,234)	624,118

Provision for income taxes	-	-

Net (loss) income	(411,234)	624,118

Preferred deemed dividend	(133,274)	-

Net (loss) income available to common stockholders	$(544,508)	$624,118

Net (loss) income Per Share - Basic	$(0.13)	$0.38
Net (loss) income Per Share - Diluted	$(0.13)	$0.36

Weighted average common shares outstanding
Basic	4,093,598	1,661,276
Diluted	4,093,598	1,714,606

See accompanying notes to consolidated financial statements.

Orbital Tracking Corp. and Subsidiary
Consolidated Statements of Changes in Stockholders' Equity (Deficit)
For the Two Years Ended December 31, 2014
	Preferred Stock - Series A $0.0001 Par Value		Preferred Stock - Series B $0.0001 Par Value		Preferred Stock - Series D $0.0001 Par Value		Common Stock		Additional Paid in Capital	Accum-ulated Deficit	Stock-holders' Equity (Deficit)

Balance, December 31, 2012	20,000	2	6,666	1		-	1,686,865	169	47,885,179	(49,593,162)	(1,707,812)

Issuance of common stock in connection with the conversion of convertible debentures	-	-	-	-		-	54,085	5	311,524	-	311,529

Reclassification of derivative liability upon extinguishment of convertible debentures	-	-	-	-		-	-	-	6,332	-	6,332

Cancellation of common stock	-	-	-	-		-	(230,000)	(23)	23	-	-

Net Income	-	-	-	-		-	-	-	-	624,118	624,118
Balance, December 31, 2013	20,000	2	6,666	1		-	1,510,950	151	48,203,058	(48,969,044)	(765,832)

Issuance of preferred stock in connection with the conversion of debt and accrued interest	-	-	-	-	5,000,000	500	-	-	132,775	-	133,275

Sale of common stock	-	-	-	-	-	-	10,000,000	1,000	499,000	-	500,000

Stock-based compensation in connection with options granted	-	-	-	-	-	-	-	-	179,834	-	179,834

Issuance of common stock in connection with a license agreement	-	-	-	-	-	-	2,222,222	222	2,222,000	-	2,222,222

Preferred stock deemed dividend in connection with issuance of preferred stock	-	-	-	-	-	-	-	-	133,274	(133,274)	-

Net loss	-	-	-	-	-	-	-	-	-	(411,234)	(411,234)
Balance, December 31, 2014	20,000	$2	6,666	$1	5,000,000	$500	13,733,172	$1,373	$51,369,941	$(49,513,552)	$1,858,265

See accompanying notes to consolidated financial statements.

Orbital Tracking Corp. and Subsidiary
Consolidated Statements of Cash Flows

	For the Years Ended December 31,
	2014	2013

Cash Flows From Operating Activities:
Net (loss) income	$(411,234)	$624,118
Adjustments to reconcile net loss to net cash used in operations
Amortization of debt discount	-	33,272
Interest expense in connection with the conversion of debentures	-	68,147
Amortization of prepaid license fee	12,545	-
Change in fair value of derivative liabilities	(7,006)	(32,614)
Stock based consulting expense	179,834	-
Gain from settlement of debt	-	(1,285,872)
Changes in operating assets and liabilities:
Accounts receivable	(8,410)	-
Prepaid expenses - current portion	(10,000)	7,500
Accounts payable and accrued expenses	34,365	585,429
Net Cash Used In Operating Activities	(209,906)	(20)

Cash Flows From Investing Activities:
Purchase of intangible assets	(250,000)	-
Net Cash Used In Investing Activities	(250,000)	-

Cash Flows From Financing Activities:
Proceeds from issuance of common stock	500,000	-
Proceeds from related party advances	2,043	-
Net proceeds from a loan - related party	35,000	-
Net Cash Provided by Financing Activities	537,043	-

Net increase (decrease) in Cash	77,137	(20)

Cash at Beginning of Year	-	20

Cash at End of Year	$77,137	$-

Supplemental disclosure of cash flow information:

Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Operating expenses paid by a minority stockholder directly to the Company's vendors	$-	19,675
Issuance of common stock for convertible debentures - principal amount	$-	243,382
Reclassification of derivative liability to equity	$-	6,332
Issuance of common stock in connection with a license agreement	$2,222,222	-
Preferred stock deemed dividend	$133,274	-
Issuance of preferred stock for debt and accrued interest	$133,275	-

See accompanying notes to consolidated financial statements.

NOTE 1 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Description of Business

Orbital Tracking Corp. (the “Company”) was formerly Great West Resources, Inc., a Nevada corporation. The Company is a provider of satellite based hardware, airtime and related services both in the United States and internationally.  The Company’s principal focus is on growing the Company’s existing satellite based hardware, airtime and related services business line and developing the Company’s own tracking devices for use by retail customers worldwide.

A wholly-owned subsidiary, Orbital Satcom Corp. (“Orbital Satcom”), a Nevada corporation was formed on November 14, 2014.

On March 28, 2014, the Company merged with and into a wholly-owned subsidiary of the Company (“Great West”) solely for the purpose of changing its state of incorporation to Nevada from Delaware (the “Reincorporation”), effecting a 1:150 reverse split of its common stock, and changing its name to Great West Resources, Inc. in connection with the plans to enter into the business of potash mining and exploration.  During late 2014 the Company abandoned its efforts to enter the potash mining and exploration business. All references in the audited consolidated financial statement and notes thereto have been retroactively restated to reflect the reverse stock split of 1:150.

On the effective date of the Merger:

(a) Each share of the Company’s Common Stock issued and outstanding immediately prior to the effective date changed and converted into 1/150th fully paid and non-assessable shares of Great West Common Stock;

(b) Each share of the Company’s Series A Preferred Stock issued and outstanding immediately prior to the effective date changed and converted into 1/150th fully paid and non-assessable shares of the Great West Series A Preferred Stock;

(c) Each share of the Company’s Series D Preferred Stock issued and outstanding immediately prior to the effective date changed and converted into 1/150th fully paid and non-assessable shares of the Great West Series B Preferred Stock;

(d) All options to purchase shares of the Company’s Common Stock issued and outstanding immediately prior to the effective date changed and converted into equivalent options to purchase 1/150th of a share of Great West Common Stock at an exercise price of $0.0001 per share;

(e) All warrants to purchase shares of the Company’s Common Stock issued and outstanding immediately prior to the effective date changed and converted into equivalent warrants to purchase 1/150th of a share of Great West Common Stock at 150 times the exercise price of such converted warrants; and

(f) Each share of Great West Common Stock issued and outstanding immediately prior to the Effective Date were canceled and returned to the status of authorized but unissued Great West Common Stock.

The Company was originally incorporated in 1997 in Florida. On April 21, 2010, the Company merged with and into a wholly-owned subsidiary for the purpose of changing its state of incorporation to Delaware and changing its state of incorporation to Delaware, effecting a 2:1 forward split of its common stock, and changing its name to EClips Media Technologies, Inc.  On April 25, 2011, the Company changed its name to Silver Horn Mining Ltd. pursuant to a merger with a wholly-owned subsidiary.

Discontinued Operations

The Company’s former operations were developing and manufacturing products and services, which reduce fuel costs, save power and energy and protect the environment. The products and services were made available for sale into markets in the public and private sectors. In December 2009, the Company discontinued these operations and disposed of certain of its subsidiaries, and prior periods have been restated in the Company’s condensed consolidated financial statements and related footnotes to conform to this presentation.

The remaining liabilities for  discontinued operations are presented in the consolidated balance sheets under the caption “Liabilities of discontinued operation” and relates to the discontinued operations of developing and manufacturing of energy saving and fuel efficient products and services. The carrying amounts of the major classes of these liabilities as of December 31, 2014 and 2013 are summarized as follows:

	December 31, 2014	December 31, 2013
Assets of discontinued operations	$-	$-
Liabilities
Accounts payables and accrued expenses	$(112,397)	$(112,397)
Liabilities of discontinued operations	$(112,397)	$(112,397)

Basis of Presentation and Principles of Consolidation

The consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”). The consolidated financial statements of the Company include the Company and its wholly-owned subsidiary. All material intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the statements of financial condition, and revenues and expenses for the years then ended. Actual results may differ significantly from those estimates. Significant estimates made by management include, but are not limited to, the assumptions used to calculate stock-based compensation, derivative liabilities, preferred deemed dividend and common stock issued for services.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when acquired to be cash equivalents. The Company places its cash with a high credit quality financial institution. The Company’s account at this institution is insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. At December 31, 2014, the Company has not reached bank balances exceeding the FDIC insurance limit on interest bearing accounts. To reduce its risk associated with the failure of such financial institution, the Company evaluates at least annually the rating of the financial institution in which it holds deposits.

Accounts receivable and allowance for doubtful accounts

The Company has a policy of reserving for questionable accounts based on its best estimate of the amount of probable credit losses in its existing accounts receivable.  The Company periodically reviews its accounts receivable to determine whether an allowance is necessary based on an analysis of past due accounts and other factors that may indicate that the realization of an account may be in doubt.  Account balances deemed to be uncollectible are charged to the bad debt expense after all means of collection have been exhausted and the potential for recovery is considered remote. As of December 31, 2014 and 2013, there is no allowance for doubtful accounts.

Revenue Recognition

The Company recognizes revenue from satellite services when earned, as services are rendered or delivered to customers.  Equipment sales revenue is recognized when the equipment is delivered to and accepted by the customer. Only equipment sales are subject to warranty. Historically, the Company has not incurred significant expenses for warranties.

The Company’s customers generally purchase a combination of our products and services as part of a multiple element arrangement. The Company’s assessment of which revenue recognition guidance is appropriate to account for each element in an arrangement can involve significant judgment. This assessment has a significant impact on the amount and timing of revenue recognition.

Revenue is recognized when all of the following criteria have been met:

•	Persuasive evidence of an arrangement exists. Contracts and customer purchase orders are generally used to determine the existence of an arrangement.

•	Delivery has occurred. Shipping documents and customer acceptance, when applicable, are used to verify delivery.

•
             The fee is fixed or determinable. We assess whether the fee is fixed or determinable based on the payment terms associated with the transaction and whether the sales price is subject to refund or adjustment.

•
             Collectability is reasonably assured. We assess collectability based primarily on the creditworthiness of the customer as determined by credit checks and analysis, as well as the customer’s payment history.

In accordance with ASC 605-25, Revenue Recognition — Multiple-Element Arrangements, based on the terms and conditions of the product arrangements, the Company believes that its products and services can be accounted for separately as its products and services have value to the Company’s customers on a stand-alone basis. When a transaction involves more than one product or service, revenue is allocated to each deliverable based on its relative fair value; otherwise, revenue is recognized as products are delivered or as services are provided over the term of the customer contract.

Cost of Product Sales and Services

Cost of sales consists primarily of materials, labor and overhead costs incurred internally and amounts incurred to contract manufacturers to produce our products, personnel and other implementation costs incurred to install our products and train customer personnel, and customer service and third party original equipment manufacturer costs to provide continuing support to our customers.

Shipping and handling costs are included as a component of costs of product sales in the Company’s consolidated statements of operations because the Company includes in revenue the related costs that the Company bill its customers.

Prepaid expenses – current and long-term portion
Prepaid expenses – current and long-term portion amounted to $232,222 and $1,987,455 at December 31, 2014, respectively. Prepaid expenses include prepayments in cash for accounting fees and prepayments in equity instruments license fees which are being amortized over the terms of their respective agreements. The current portion consists primarily of costs paid for future services which will occur within a year and the long-term portion consist primarily of costs paid for future services after one year.

Intangible assets

Intangible assets include customer contracts purchased and recorded based on the cost to acquire them. These assets are amortized over 10 years. Useful lives of intangible assets are periodically evaluated for reasonableness and the assets are tested for impairment whenever events or changes in circumstances indicate that the carrying amount may no longer be recoverable.

Goodwill and other intangible assets

In accordance with ASC 350-30-65, “Intangibles - Goodwill and Others”, the Company assesses the impairment of identifiable intangibles whenever events or changes in circumstances indicate that the carrying value may not be recoverable.

Factors the Company considers to be important which could trigger an impairment review include the following:

1.	Significant underperformance relative to expected historical or projected future operating results;
2.	Significant changes in the manner of use of the acquired assets or the strategy for the overall business; and
3.	Significant negative industry or economic trends.

When the Company determines that the carrying value of intangibles may not be recoverable based upon the existence of one or more of the above indicators of impairment and the carrying value of the asset cannot be recovered from projected undiscounted cash flows, the Company records an impairment charge. The Company measures any impairment based on a projected discounted cash flow method using a discount rate determined by management to be commensurate with the risk inherent in the current business model. Significant management judgment is required in determining whether an indicator of impairment exists and in projecting cash flows.

Impairment of long-lived assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable, or at least annually. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value. The Company did not consider it necessary to record any impairment charges during the years ended December 31, 2014 and 2013 respectively.

Fair value of financial instruments

The Company adopted Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 820, “Fair Value Measurements and Disclosures”, for assets and liabilities measured at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied to existing US GAAP that require the use of fair value measurements which establishes a framework for measuring fair value and expands disclosure about such fair value measurements.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1: Observable inputs such as quoted market prices in active markets for identical assets or liabilities

Level 2: Observable market-based inputs or unobservable inputs that are corroborated by market data

Level 3: Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

The following table presents a reconciliation of the derivative liability measured at fair value on a recurring basis using significant unobservable input (Level 3) from January 1, 2013 to December 31, 2014:

	Conversion feature derivative liability	Warrant liability	Total
Balance at January 1, 2013	$14,996	$35,892	$50,888
Reclassification of derivative liability upon conversion of debt to equity	(6,332)	—	(6,332)
Change in fair value included in earnings	(8,664)	(23,950)	(32,614)
Balance at December 31, 2013	—	11,942	11,942
Change in fair value included in earnings	—	(7,006)	(7,006)
Balance at December 31, 2014	$—	$4,936	$4,936

The Company did not identify any other assets or liabilities that are required to be presented on the consolidated balance sheets at fair value in accordance with the accounting guidance. The carrying amounts reported in the balance sheet for cash, accounts payable, and accrued expenses approximate their estimated fair market value based on the short-term maturity of the instruments.

Stock Based Compensation

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment Topic of ASC 718 which requires recognition in the consolidated financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

Pursuant to ASC Topic 505-50, for share-based payments to consultants and other third-parties, compensation expense is determined at the “measurement date.” The expense is recognized over the vesting period of the award. Until the measurement date is reached, the total amount of compensation expense remains uncertain. The Company initially records compensation expense based on the fair value of the award at the reporting date.
Income Taxes
The Company accounts for income taxes pursuant to the provision of ASC 740-10, “Accounting for Income Taxes” (“ASC 740-10”) which requires, among other things, an asset and liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. A valuation allowance is provided to offset any net deferred tax assets for which management believes it is more likely than not that the net deferred asset will not be realized.

The Company follows the provision of ASC 740-10 related to Accounting for Uncertain Income Tax Positions. When tax returns are filed, there may be uncertainty about the merits of positions taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions.

Tax positions that meet the more likely than not recognition threshold are measured at the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefit associated with tax positions taken that exceed the amount measured as described above should be reflected as a liability for uncertain tax benefits in the accompanying balance sheet along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

The Company believes its tax positions are all more likely than not to be upheld upon examination. As such, the Company has not recorded a liability for uncertain tax benefits.

The Company has adopted ASC 740-10-25, “Definition of Settlement”, which provides guidance on how an entity should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits and provides that a tax position can be effectively settled upon the completion and examination by a taxing authority without being legally extinguished. For tax positions considered effectively settled, an entity would recognize the full amount of tax benefit, even if the tax position is not considered more likely than not to be sustained based solely on the basis of its technical merits and the statute of limitations remains open.  The federal and state income tax returns of the Company are subject to examination by the IRS and state taxing authorities, generally for three years after they are filed.

Earnings per Common Share

Net income (loss) per common share is calculated in accordance with ASC Topic 260: Earnings Per Share (“ASC 260”). Basic income (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. The computation of diluted net loss per share does not include dilutive common stock equivalents in the weighted average shares outstanding as they would be anti-dilutive. In periods where the Company has a net loss, all dilutive securities are excluded.

The following are dilutive common stock equivalents during the year ended:

	December 31, 2014	December 31, 2013
Convertible preferred stock	100,053,330	53,330
Stock Options	60,000	-
Stock Warrants	245,000	245,000
Total	100,358,330	298,330

Recent Accounting Pronouncements

In August 2014, the FASB issued ASU No. 2014-15, “Presentation of Financial Statements—Going Concern.” The provisions of ASU No. 2014-15 require management to assess an entity’s ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management’s plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management’s plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). The amendments in this ASU are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. The Company is currently assessing the impact of ASU No. 2014-15 on the Company’s consolidated financial statements once adopted.

Other accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

NOTE 2 - GOING CONCERN CONSIDERATIONS
The accompanying consolidated financial statements are prepared assuming the Company will continue as a going concern. At December 31, 2014, the Company had an accumulated deficit of approximately $49.5 million, a working capital deficiency of approximately $379,000 and net loss of approximately $411,000 during the year ended December 31, 2014. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent upon obtaining additional capital and financing. Management intends to attempt to raise additional funds by way of a public or private offering. While the Company believes in the viability of its strategy to raise additional funds, there can be no assurances to that effect. The consolidated financial statements do not include any adjustments relating to classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 – PREPAID LICENSE FEES
On December 10, 2014, the Company, Orbital Satcom, Global Telesat Corp. (“GTC”) and World Surveillance Group, Inc. (“World”), which owns 100% of GTC, entered into a license agreement (the “License Agreement”) pursuant to which GTC granted to Orbital Satcom a fully-paid and irrevocable non-exclusive license to use certain equipment owned by GTC or its affiliates consisting of “appliques” in connection with the Globalstar Contracts (the “Globalstar Appliques”).  Appliques are demodulator and RF interfaces located at various ground stations (or “gateways”).

The License Agreement is a fully-paid and irrevocable non-exclusive license to Orbital Satcom to use the Globalstar Appliques and includes the full right to utilize the Globalstar Appliques used by GTC prior to and following the date of grant.   The GTC License has a term of 10 years.    In consideration of the License Agreement, the Company issued GTC 2,222,222 shares of the Company’s common stock. In connection with the License Agreement, World, GTC, the Company and Orbital Satcom agreed that GTC shall receive a discount of 25% on the Company’s standard pricing on messaging air-time in connection with GTC’s business.  The Company valued these common shares at the fair value of approximately $1.00 per common share or $2,222,222 based on the quoted trading price on the execution date of the license agreement.

Mr. David Phipps, the Company’s current CEO, is the founder of GTC and its former President.  Prior to December 10, 2014, Mr. Phipps had no affiliation with the Company.

Amortization of prepaid license fees is included in general and administrative expenses as reflected in the accompanying consolidated statements of operations. Amortization expense for the year ended December 31, 2014 was $12,545. Prepaid license fees – current and long-term portion amounted to $222,222 and $1,987,455 at December 31, 2014, respectively, and are included in prepaid expenses. Future amortization of prepaid license fees is as follows:
2015	$222,222
2016	222,222
2017	222,222
2018	222,222
2019 and thereafter	1,320,789
Total	$2,209,677

NOTE 4 – INTANGIBLE ASSETS

On December 10, 2014, the Company entered the satellite voice and data equipment sales and service business through the purchase of certain contracts from GTC. These contracts permit the Company to utilize the Globalstar, Inc. and Globalstar LLC (collectively, “Globalstar”) mobile satellite voice and data network.  The purchase price for the contracts of $250,000 was paid by the Company under an asset purchase agreement by and among the Company, its wholly-owned subsidiary Orbital Satcom, GTC and World Surveillance Group, Inc.

Included in the purchased assets are: (i) the rights and benefits granted to GTC under each of the Globalstar Contracts, subject to certain exclusions, (ii) account and online access to the Globalstar Cody Simplex activation system, (iii) GTC’s existing customers who are serviced pursuant to the Globalstar Contracts (only as to their business directly and exclusively related to the Globalstar Contracts), and (iv) all of GTC’s rights and benefits directly and exclusively related to the Globalstar Contracts.

Amortization of customer contracts will be included in general and administrative expenses. The Company shall begin amortizing the customer contracts in January 2015.  Future amortization of intangible assets is as follows:

2015	$25,000
2016	25,000
2017	25,000
2018	25,000
2019 and thereafter	150,000
Total	$250,000

NOTE 5 – LOAN PAYABLE – RELATED PARTY

Between March 2014 and May 2014, an affiliated company loaned a total of $35,000 to the Company. This loan was non-interest bearing and was due on demand. The proceeds were used for working capital purposes.  The affiliated company is owned by a shareholder who at the time was the beneficial owner of 5% or more of the Company’s common stock. In October 2015, the lender assigned the loan to another affiliated entity (see Note 10). On October 15, 2014, pursuant to the exchange agreement, the affiliated entity exchanged the notes and relinquished any and all other rights it may have pursuant to the notes in exchange for 750,000 shares of newly designated Series D Preferred Stock (see Note 7 and Note 10).  As of December 31, 2014, the loan payable amounted to $0.

NOTE 6 – CONVERTIBLE DEBENTURES AND NOTES PAYABLE

Convertible Debentures

On November 8, 2013, the Company entered into a note amendment agreement with the lender of the remaining outstanding balance of the 6% convertible debentures amounting to $137,500 pursuant to which the lender agreed to change the conversion price of $137,500 convertible notes to $4.50 per share from $7.50 (post-split) per share. Such lender was at the time of the transaction a holder of 5% or more of the Company’s common stock. On November 8, 2013, the Company issued an aggregate of 30,556 shares of common stock in connection with the conversion of the remaining balance of the 6% convertible debenture which amounted to $137,500 at the new conversion price. The Company accounted the reduction of the conversion price per share and such conversion under ASC 470-20-40 “Debt with Conversion and Other Options” and accordingly, during the year ended December 31, 2013, the Company recorded interest expense of $38,500 which is equal to the fair value of shares issued in excess of the fair value issuable pursuant to the original conversion terms.

In accordance with ASC Topic 815 “Derivatives and Hedging”, the convertible debentures and warrants above included a down-round provision under which the conversion price could be affected by future equity offerings. Instruments with down-round protection are not considered indexed to a company’s own stock under ASC Topic 815, because neither the occurrence of a sale of common stock by the company at market nor the issuance of another equity-linked instrument with a lower strike price is an input to the fair value of a fixed-for-fixed option on equity shares. During fiscal year 2011, the down-round provisions for convertible debentures and warrants that were issued during fiscal 2010 were terminated after 18 months from such issuance pursuant to the Debenture agreement and thus no longer considered derivatives. However, the down-round provisions for the warrants that were issued in May 2012 are considered derivatives as of December 31, 2014 (see Note 11).

Convertible Notes Payable

On November 8, 2013, the Company entered into note amendment agreements with certain investors pursuant to which the parties agreed to change the conversion price of $105,882 convertible notes to $4.50 per share from $7.50 (post-split) per share. On November 8, 2013, the Company issued an aggregate of 23,529 shares of common stock in connection with the conversion of each of the amended notes at the new conversion price. The Company accounted the reduction of the conversion price per share and such conversion under ASC 470-20-40 “Debt with Conversion and Other Options” and accordingly, during the year ended December 31, 2013, the Company recorded interest expense of $29,647 which is equal to the fair value of shares issued in excess of the fair value issuable pursuant to the original conversion terms.

On October 15, 2014, the Company entered into a series of exchange agreement with certain former holders of convertible debentures who had previously converted the debentures but who were still owed unpaid interest on the debentures in the aggregate amount of $98,275.  Pursuant to the exchange agreements, the holders exchanged the right to receive unpaid interest and relinquished any and all other rights that they may have pursuant to the debentures in exchange for 4,250,000 shares of newly designated Series D Preferred Stock (see Note 7 and Note 10).

Total amortization of debt discounts for the convertible debentures amounted to $0 and $33,272 for the years ended December 31, 2014 and 2013, respectively, and was included in interest expense. Accrued interest as of December 31, 2014 and 2013 amounted to $0 and $98,275 respectively, and was included in accounts payable and accrued expenses as reflected in the accompanying consolidated balance sheets.

At December 31, 2014 and 2013, outstanding balance of convertible debentures and notes payable was $0.

NOTE 7 – STOCKHOLDERS’ EQUITY (DEFICIT)

Capital Structure

On March 28, 2014, in connection with the Reincorporation (see Note 1), all share and per share values for all periods presented in the accompanying consolidated financial statements are retroactively restated for the effect of the Reincorporation.

The authorized capital of the Company consists of 200,000,000 shares of common stock, par value $0.0001 per share and 20,000,000 shares of preferred stock, par value $0.0001 per share.

Preferred Stock

Series A Preferred Stock

On March 28, 2014, in connection with the merger with and into the Company’s former subsidiary Great West Resources, Inc., each issued and outstanding share of the Company’s Series A Preferred Stock, par value $0.0001 per share, was converted into 1/150th shares of Series A Preferred Stock, par value $0.0001 per share, for a total of 20,000 issued and outstanding shares of Series A Preferred Stock.  Pursuant to the Series A Certificate of Designation, the Company designated 20,000 shares of its blank check preferred stock as Series A Preferred Stock. Each share of Series A Preferred Stock is convertible into one share each of our common stock, subject to equitable adjustments after such events as stock dividends, stock splits or fundamental corporate transactions. The holders of our Series A Preferred Stock are entitled to 250 votes for each share of Series A Preferred Stock owned at the record date for the determination of shareholders entitled to vote, or, if no record date is established, at the date such vote is taken or any written consent of shareholders is solicited.  In the event of a  liquidation, dissolution or winding up of our business, the holder of the Series A Preferred Stock would have preferential payment and distribution rights over any other class or series of capital stock that provide for Series A Preferred Stock’s preferential payment and over our common stock.

As of December 31, 2014 and 2013, 20,000 shares of Series A Preferred Stock, $0.0001 par value were authorized with 20,000 issued and outstanding.

Series B Preferred Stock

On March 28, 2014, in connection with the merger with and into the Company’s former subsidiary Great West Resources, Inc., each issued and outstanding share of the Company’s Series D Preferred Stock, par value $0.0001 per share, was converted into 1/150th shares of Series B Preferred Stock, par value $0.0001 per share, for a total of 6,666 issued and outstanding shares of Series B Preferred Stock.  Pursuant to the Series B Certificate of Designation, the Company designated 30,000 shares of its blank check preferred stock as Series B Preferred. Each share of Series B Preferred has a stated value of $0.0001 per share.

In the event of a liquidation, dissolution or winding up of the Company, the holder of the Series B Preferred Stock would have preferential payment and distribution rights over any other class or series of capital stock that provide for Series B Preferred Stock’s preferential payment and over our common stock. The Series B Preferred is convertible into five (5) shares of the Company’s common stock. The Company is prohibited from effecting the conversion of the Series B Preferred to the extent that, as a result of such conversion, the holder beneficially owns more than 9.99%, in the aggregate, of the issued and outstanding shares of common stock calculated immediately after giving effect to the issuance of shares of common stock upon the conversion of the Series B Preferred Stock. Each share of Series B Preferred Stock entitles the holder to vote on all matters voted on by holders of common stock as a single class. With respect to any such vote, each share of Series B Preferred entitles the holder to cast one (1) votes per share of Series B Preferred Stock owned at the time of such vote, subject to the 9.99% beneficial ownership limitation.

As of December 31, 2014 and 2013, 30,000 shares of Series B Preferred Stock, $0.0001 par value were authorized with 6,666 issued and outstanding.

Series C Preferred Stock

On October 10, 2014, the Company filed with the Secretary of State of the State of Nevada a Certificate of Designation for the Series C Preferred Stock, setting forth the rights, powers, and preferences of the Series C Preferred Stock.  Pursuant to the Series C Certificate of Designation, as amended on February 19, 2015, the Company designated 4,000,000 shares of its blank check preferred stock as Series C Preferred Stock. Each share of Series C Preferred Stock has a stated value equal to its par value of $0.0001 per share.  In the event of a liquidation, dissolution or winding up of the Company, the holder of the Series C Preferred Stock would have preferential payment and distribution rights over any other class or series of capital stock that provide for Series C Preferred Stock’s preferential payment and over our common stock. The Series C Preferred Stock is convertible into ten shares of the Company’s common stock. The Company is prohibited from effecting the conversion of the Series C Preferred Stock to the extent that, as a result of such conversion, the holder beneficially owns more than 4.99%, in the aggregate, of the issued and outstanding shares of common stock calculated immediately after giving effect to the issuance of shares of common stock upon the conversion of the Series C Preferred Stock. Each share of Series C Preferred Stock entitles the holder to vote on all matters voted on by holders of common stock as a single class. With respect to any such vote, each share of Series C Preferred Stock entitles the holder to cast ten votes per share of Series C Preferred Stock owned at the time of such vote, subject to the 4.99% beneficial ownership limitation.

As of December 31, 2014, 3,000,000 shares of Series C Preferred Stock, $0.0001 par value were authorized with none issued and outstanding. As of December 31, 2013, no shares of Series C Preferred Stock were authorized or issued.  On February 19, 2015, the Company filed an amendment to the Certificate of Designation of Rights and Preferences of its Series C Preferred Stock, increasing the authorized shares of Series C Preferred Stock to 4,000,000 from 3,000,000.

Series D Preferred Stock

On October 15, 2014, the Company filed with the Secretary of State of the State of Nevada a Certificate of Designation for the Series D Preferred Stock, setting forth the rights, powers, and preferences of the Series D Preferred Stock.  Pursuant to the Series D Certificate of Designation, the Company designated 5,000,000 shares of its blank check preferred stock as Series D Preferred Stock. Each share of Series D Preferred Stock has a stated value equal to its par value of $0.0001 per share.  In the event of a liquidation, dissolution or winding up of the Company, the holder of the Series D Preferred Stock would have preferential payment and distribution rights over any other class or series of capital stock that provide for Series D Preferred Stock’s preferential payment and over our common stock. The Series D Preferred is convertible into twenty (20) shares of the Company’s common stock. The Company is prohibited from effecting the conversion of the Series D Preferred Stock to the extent that, as a result of such conversion, the holder beneficially owns more than 4.99%, in the aggregate, of the issued and outstanding shares of common stock calculated immediately after giving effect to the issuance of shares of common stock upon the conversion of the Series D Preferred Stock.

Each share of Series D Preferred Stock entitles the holder to vote on all matters voted on by holders of common stock as a single class. With respect to any such vote, each share of Series D Preferred Stock entitles the holder to cast twenty (20) votes per share of Series D Preferred Stock owned at the time of such vote, subject to the 4.99% beneficial ownership limitation.

On October 15, 2014, the Company entered into an exchange agreement with a holder of promissory notes who is considered a related party in the aggregate principal face amount of $35,000 previously issued by the Company (see Note 5).  Pursuant to the exchange agreement, the note holder exchanged the notes and relinquished any and all other rights it may have pursuant to the notes in exchange for 750,000 shares of newly designated Series D Preferred Stock.

Also on October 15, 2014, the Company entered into a series of exchange agreement with certain former holders of convertible debentures who had previously converted the debentures but who were still owed unpaid interest on the debentures in the aggregate amount of $98,275.  Pursuant to the exchange agreements, the holders exchanged the right to receive unpaid interest and relinquished any and all other rights that they may have pursuant to the debentures in exchange for 4,250,000 shares of newly designated Series D Preferred.

As a result of the conversion of debt and accrued interest on October 15, 2014 into Series D Preferred, the Company recorded a deemed dividend of $133,274 for the additional value of the beneficial conversion feature.

As of December 31, 2014, there were 5,000,000 shares of Series D Preferred Stock authorized and 5,000,000 shares issued and outstanding, respectively. As of December 31, 2013, no shares of Series D Preferred Stock were authorized or issued.

Common Stock

On November 8, 2013, Daniel Bleak resigned from all of his positions with the Company, including director, President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary, and Chairman of the board of directors. On November 8, 2013, the Company and Daniel Bleak entered into an agreement to cancel 230,000 shares of common stock held by Mr. Bleak pursuant to the terms of a cancellation and recapitalization agreement. The Company valued and recorded the cancelled shares at par value or $23 in additional paid in capital.

On November 8, 2013, the Company entered into note amendment agreements with certain investors pursuant to which the parties agreed to change the conversion price of $243,382 convertible notes to $4.50 per share from $7.50 (post-split) per share. Also on November 8, 2013, the Company issued an aggregate of 54,085 shares of common stock in connection with the conversion of each of the amended notes at the new conversion price. The Company accounted the reduction of the conversion price per share and such conversion under ASC 470-20-40 “Debt with Conversion and Other Options” and accordingly, during the year ended December 31, 2013, the Company recorded interest expense of $68,147 which is equal to the fair value of shares issued in excess of the fair value issuable pursuant to the original conversion terms (see Note 6).

Between September 29, 2014 and October 15, 2014, the Company sold an aggregate of 10 million shares of common stock for gross proceeds of $500,000.

On December 10, 2014, the Company entered into a license agreement (see Note 3) pursuant to which the Company was granted through its wholly-owned subsidiary, Orbital Satcom, a fully-paid and irrevocable non-exclusive license to use certain equipment owned by GTC or its affiliates consisting of “appliques” in connection with the Globalstar Contracts. In consideration of the License Agreement, the Company issued GTC 2,222,222 shares of the Company’s common stock. The Company valued these common shares at the fair value of approximately $1.00 per common share or $2,222,222 based on the quoted trading price on the execution date of the license agreement.

Stock Options

2014 Equity Incentive Plan

On January 21, 2014, the Board approved the adoption of a 2014 Equity Incentive Plan (the “2014 Plan”).  The purpose of the 2014 Plan is to promote the success of the Company and to increase stockholder value by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons.  The 2014 Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock, restricted stock units, stock appreciation rights and other types of stock-based awards to the Company’s employees, officers, directors and consultants.  Pursuant to the terms of the 2014 Plan, either the Board or a board committee is authorized to administer the plan, including by determining which eligible participants will receive awards, the number of shares of common stock subject to the awards and the terms and conditions of such awards.

Unless earlier terminated by the Board, the Plan shall terminate at the close of business on January 21, 2024.  Up to 34,000,000 shares of the Company’s common stock are reserved for issuance under the 2014 Equity Incentive Plan as awards to employees, directors, consultants, advisors and other service providers.

On January 21, 2014, the board approved non-employee director fees of $1,000 per month and issued to each of Mr. Uribe and Mr. Bhansali, the Company’s non-employee directors, a four year option to purchase up to 30,000 of the Company’s issued and outstanding common stock at a cashless exercise price of $0.015 per share.  The options vested immediately.  On October 15, 2014, the Company entered into separation agreements with Mr. Uribe and Mr. Bhansali pursuant to which, in exchange for a release of all claims against the Company, each received a one-time severance payment of $2,500. The options shall forfeit three months after the resignation date.

The 60,000 options were valued on the grant date at approximately $3.00 per option or a total of $179,834 using a Black-Scholes option pricing model with the following assumptions: stock price of $3.00 per share (based on the quoted trading price on the grant date), volatility of 260%, expected term of 4 years, and a risk free interest rate of 0.81%. During the year ended December 31, 2014, the Company recorded stock based consulting expense related to options of $179,834.

For the years ended December 31, 2014 and 2013, the Company recorded stock-based compensation expense related to stock options of $179,834 and $0, respectively. At December 31, 2014 there was approximately $80,000 intrinsic value for the stock options outstanding. At December 31, 2014, there was no unrecognized compensation expense as all outstanding options have vested. A summary of the status of the Company’s outstanding stock options and changes during the year ended December 31, 2014 is as follows:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)
Balance at January 1, 2014	—	$—	—
Granted	60,000	0.015	4.0
Exercised	—	—	—
Forfeited	—	—	—
Cancelled	—	—	—
Balance outstanding at December 31, 2014	60,000	$0.015	3.06
Options exercisable at December 31, 2014	60,000	$0.015
Weighted average fair value of options granted during the period		$3.00

Stock Warrants

The following table summarizes the Company’s stock warrants outstanding at December 31, 2014:

Warrants Outstanding				Warrants Exercisable
Exercise Price	Number Outstanding at December 31, 2014	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable at December 31, 2014	Weighted Average Exercise Price
$3.75	240,000	0.29 Years	$3.75	240,000	$3.75
4.50	5,000	2.36 Years	4.50	5,000	4.50
$3.77	245,000	1.36 Years	$3.77	245,000	$3.77

There were no changes that occurred during the year ended December 31, 2014 and 2013.  There were 245,000 warrants outstanding as of December 31, 2014 and 2013.

NOTE 8 – INCOME TAXES

The Company accounts for income taxes under ASC Topic 740: Income Taxes which requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carry forwards.  ASC Topic 740 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. The Company has a net operating loss carry forward for tax purposes totaling approximately $9.8 million at December 31, 2014, expiring through the year 2034. Internal Revenue Code Section 382 places a limitation on the amount of taxable income that can be offset by carry forwards after certain ownership shifts.

The table below summarizes the differences between the Company’s effective tax rate and the statutory federal rate as follows for the year ended December 31, 2014 and 2013:

	December 31, 2014	December 31, 2013
Tax expense (benefit) computed at "expected" statutory rate	$(139,800)	$212,200
State income taxes, net of benefit	(13,100)	38,111
Permanent differences :
Stock based compensation and consulting	61,100	-
Loss (gain) from change in fair value of derivative liability	(2,300)	(11,088)
Amortization of debt discount and other non-cash interest	-	34,482

Increase (decrease) in valuation allowance	(94,100)	(273,705)
Net income tax benefit	$-	$-

Deferred tax assets and liabilities are provided for significant income and expense items recognized in different years for tax and financial reporting purposes. Temporary differences, which give rise to a net deferred tax asset is as follows:

	December 31, 2014	December 31, 2013
Deferred tax assets:
Net operating loss carryforward	$9,824,400	$9,730,279

Total deferred tax assets	$9,824,400	$9,730,279

Deferred tax liabilities:
Book basis of property and equipment in excess of tax basis	$-	$-
Total deferred tax liabilities	$-	$-

Net deferred tax asset before valuation allowance	$9,824,400	$9,730,279
Less: valuation allowance	(9,824,400)	(9,730,279)
Net deferred tax asset	$-	$-

After consideration of all the evidence, both positive and negative, management has recorded a full valuation allowance at December 31, 2014 and 2013, due to the uncertainty of realizing the deferred income tax assets. The valuation allowance was increased by approximately $94,000.

NOTE 9 – COMMITMENTS AND CONTINGENCIES

Services and Employee Leasing Agreement

On June 1, 2011, the Company entered into a Services and Employee Leasing Agreement (the “Agreement”) with MJI Resource Management Corp. (“MJI”) pursuant to which the Company had agreed to pay MJI $15,000 a month and MJI agreed to make available to the Company six of its employees, including Mr. Bleak, for the purpose of performing management, operations, legal, accounting and resource location services. On August 1, 2011, the Company amended this Agreement whereby the Company had agreed to pay MJI $25,000 per month. On October 1, 2011, the Company entered into a third amendment of Agreement. Such amendment specifies the services and associated expenses in consideration for $25,000 a month as defined in the amended Agreement. Associated expenses include general administrative costs, rent, utilities and office supplies. The term of this Agreement was to commence for a period of 5 years. This Agreement may be terminated at any time by either party by giving a written notice to the other party and shall terminate 180 days following the delivery of such notice. Mr. Eckersley, a former director of the Company, was the former President of MJI, and Mr. Bleak, the former CEO of the Company, serves as the sole Officer and Chairman of the Board for MJI.

During the year ended December 31, 2014 and 2013, the Company incurred $0 and $225,000, respectively, of management fees. On November 8, 2013, this Agreement was terminated.

On November 8, 2013, contemporaneously with the termination of the Services and Employee Leasing Agreement with MJI, the Company entered into a debt forgiveness agreement with MJI, pursuant to which MJI forgave (i) $1,264,253 owed to them pursuant to outstanding invoices less $175,000 and (ii) all other debt incurred by the Company from January 1, 2011 through the November 8, 2013. The Company agreed to pay MJI $175,000 upon the closing of its future purchase of all or substantially all of the assets of a privately held or public operating company and simultaneous capital raising transaction (the “Financing”) as (i) a cash payment, (ii) conversion into the applicable dollar amount of securities issued by the Company in the Financing upon the same terms provided to the other investors in the Financing or (iii) a combination of (i) and (ii).

Accordingly, during the year ended December 31, 2013, the Company recognized gain on settlement of debt of $1,089,253 in connection with this debt forgiveness agreement with MJI.

Consulting Agreement

On December 10, 2014, the Company entered into a two year agreement with a consultant to assist the Company with business development, corporate structure, strategic and business planning, selecting management and other functions reasonably necessary for advancing the business of the Company. The Company agreed to pay the consultant an aggregate of $240,000 payable in 24 equal monthly payments, at the sole discretion of the Company, of either (i) $10,000 cash or (ii) 200,000 shares of common stock. On January 28, 2015, the Company entered into a termination and cancellation agreement with the consultant whereby both parties agreed to terminate the contractual relationship and cancel 400,000 shares of common stock issued under this consulting agreement. The parties agreed that the consulting agreement has no further force and effect and neither party have any further obligations there under.

Debt forgiveness agreement

On November 8, 2013, the Company entered into a debt forgiveness agreement with Bond Media Group, Inc. (“Bond”), pursuant to which Bond forgave $196,619 owed to it pursuant to outstanding invoices and all other debt incurred by the Company from January 1, 2011 through the November 8, 2013. Accordingly, during the year ended December 31, 2013, the Company recognized gain on settlement of debt of $196,619 in connection with this debt forgiveness agreement with Bond Media Group, Inc.

Litigation

From time to time, the Company may become involved in litigation relating to claims arising out of our operations in the normal course of business. The Company is not currently involved in any pending legal proceeding or litigation and, to the best of our knowledge, no governmental authority is contemplating any proceeding to which the Company is a party or to which any of the Company’s properties is subject, which would reasonably be likely to have a material adverse effect on the Company’s business, financial condition and operating results.

NOTE 10 – RELATED PARTY TRANSACTIONS

On November 8, 2013 the Company amended all $137,500 outstanding notes issued to Michael Brauser, a holder of 5% or greater of the Company’s securities at the time, to change the conversion price from $7.50 to $4.50 and issued Mr. Brauser 30,556 shares of common stock upon conversion of the debt.

On November 8, 2013 the Company amended a $14,706 note issued to Sandor Capital Master Fund LP,  a holder of 5% or greater of the Company’s securities at the time, to change the conversion price from $7.50 to $4.50 and issued to Sandor Capital Master Fund LP 3,268 shares of common stock upon his conversion of the note.

On November 8, 2013 the Company amended the $23,529 note issued to Mr. Bleak, the former CEO of the Company, to change the conversion price from $7.50 to $4.50 and issued Mr. Bleak 5,229 shares of common stock upon his conversion of the note.

On November 8, 2013, Mr. Bleak cancelled 230,000 shares of common stock owned by him in connection with his resignation from all positions with the Company.

On November 8, 2013, contemporaneously with the termination of the Services and Employee Leasing Agreement with MJI, the Company entered into a debt forgiveness agreement with MJI, pursuant to which MJI forgave (i) $1,264,253 owed to it pursuant to outstanding invoices less $175,000 and (ii) all other debt incurred by the Company from January 1, 2011 through the November 8, 2013. The Company agreed to pay MJI $175,000 upon the closing of its future purchase of all or substantially all of the assets of a privately held or public operating company and simultaneous capital raising transaction (the “Financing”) as (i) a cash payment, (ii) conversion into the applicable dollar amount of securities issued by the Company in the Financing upon the same terms provided to the other investors in the Financing or (iii) a combination of (i) and (ii).

On February 19, 2015, the Company issued 175,000 shares of common stock to MJI in full satisfaction of all outstanding debts pursuant to a new settlement agreement that supersedes the November 8, 2013 agreement.  Up to 5,000 of the shares may be sold per day and the Company has a six month option to repurchase these shares at a purchase price of $0.75 per share.

On January 21, 2014, the Company entered into a consulting agreement with Mr. Glenn Kesner pursuant to which Mr. Kesner agreed to provide administrative and management services to the Company for compensation of $7,500 per month and reimbursement for the cost of group family health insurance.  Mr. Kesner is the President of Auracana LLC, at the time a majority shareholder of the Company. Mr. Kesner was also appointed as Secretary of the Company on January 21, 2014. On October 15, 2014, Mr. Kesner resigned as the Secretary of the Company. The Company entered into a separation agreement with Mr. Kesner pursuant to which, in exchange for a release of all claims against the Company, Mr. Kesner received a one-time severance payment of $5,000.

On January 21, 2014, the Company entered into a securities purchase agreement with Auracana LLC, which was a majority stockholder of the Company at that time and an entity owned by Glenn Kesner, pursuant to which it sold to Auracana LLC its inactive wholly owned subsidiaries H-Hybrid Technologies, Inc., a Florida corporation and RZ Acquisition Corp., a New York corporation.  The Company sold the subsidiaries to Auracana LLC for a purchase price of $1.00. At the time of the sale, the inactive subsidiaries had no assets and liabilities.

Between March 2014 and May 2014, Marlin Capital Investments, LLC, an entity affiliated with Barry Honig, a holder of 5% or greater of the Company’s securities at the time, loaned a total of $35,000 to the Company without interest (see Note 5).

On August 18, 2014, the Company entered into a Mutual Release Agreement (the “Agreement”) whereby Patrick Avery resigned from all of his positions with the Company, including Chief Executive Officer, President, Chief Financial Officer, Treasurer, director and Chairman of the board of directors. Mr. Avery's resignation was not a result of any disagreement with the Company, its policies or management. Pursuant to the Agreement, Mr. Avery released and discharged the Company and its affiliates from any charges, liabilities and obligations.

On September 30, 2014, Sandor Capital Master Fund LP purchased 8 million shares of the Company’s common stock at a purchase price of $0.05 per share.

On October 8, 2014, the Company entered into an exchange agreement with Sandor Capital Master Fund LP, who had purchased the $35,000 note from Marlin Capital Investments, LLC (see Note 5).   Pursuant to the exchange agreement, Sandor Capital Master Fund LP exchanged the note and relinquished any and all other rights it may have pursuant to the note in exchange for 750,000 shares of the Company’s newly designated Series D Preferred Stock.

Also on October 15, 2014, the Company entered into a series of exchange agreements with Mr. Brauser, Mr. Honig and affiliates of Mr. Honig who had previously converted outstanding debentures but who were still owed unpaid interest on the debentures in the aggregate amount of $98,275 (see Note 6).  Pursuant to the exchange agreements, the holders exchanged the right to receive unpaid interest and relinquished any and all other rights they may have pursuant to the debentures in exchange for 4,250,000 shares of newly designated Series D Preferred Stock.

On December 10, 2014, the Company purchased certain contracts from GTC for $250,000 pursuant to an asset purchase agreement by and among the Company, its wholly owned subsidiary Orbital Satcom, GTC and World (see Note 4).  Also on December 10, 2014, the Company, Orbital Satcom, GTC and World entered into a license agreement pursuant to which GTC granted to Orbital Satcom a fully-paid and irrevocable non-exclusive license to use certain equipment owned by GTC or its affiliates consisting of “appliques” in connection with the purchased contracts (see Note 3).

During the year ended December 31, 2014, the Company paid consulting fees of $15,000 to an affiliated company. The President of the affiliated company is the CFO of the Company.

NOTE 11 – DERIVATIVE LIABILITIES

In June 2008, a FASB approved guidance related to the determination of whether a freestanding equity-linked instrument should be classified as equity or debt under the provisions of FASB ASC Topic No. 815-40, Derivatives and Hedging – Contracts in an Entity’s Own Stock. The adoption of this requirement will affected accounting for convertible instruments and warrants with provisions that protect holders from declines in the stock price (“down-round” provisions). Warrants with such provisions are no longer recorded in equity and are reclassified as a liability.

Instruments with down-round protection are not considered indexed to a company’s own stock under ASC Topic 815, because neither the occurrence of a sale of common stock by the company at market nor the issuance of another equity-linked instrument with a lower strike price is an input to the fair value of a fixed-for-fixed option on equity shares.

In connection with the issuance of its 6% convertible debentures and related warrants, the Company has determined that the terms of the convertible warrants include down-round provisions under which the exercise price could be affected by future equity offerings. Accordingly, the warrants are accounted for as liabilities at the date of issuance and adjusted to fair value through earnings at each reporting date. The Company has recognized derivative liabilities of $4,936 and $11,942 at December 31, 2014 and 2013, respectively. The gain resulting from the decrease in fair value of this convertible instrument was $7,006 and $32,614 for the years ended December 31, 2014 and 2013, respectively.

The Company used the following assumptions for determining the fair value of the convertible instruments granted under the Black-Scholes option pricing model:

	December 31, 2014	December 31, 2013
Expected volatility	357%	235% - 320%
Expected term	2.36 Years	0.48 – 3.61 Years
Risk-free interest rate	0.67%	0.09% - 1.39%
Expected dividend yield	0%	0%

NOTE 12 – SUBSEQUENT EVENTS

On January 22, 2015, the Company changed its legal corporate name to Orbital Tracking Corp. from Great West Resources, Inc. The Company effectuated the name change through a short-form merger pursuant to Chapter 92A of the Nevada Revised Statutes where a subsidiary formed solely for the purpose of the name change was merged with and into the Company, with the Company as the surviving corporation in the merger. The merger had the effect of amending the Company’s Articles of Incorporation to reflect its new legal name.

The Company settled in full approximately $156,000 of amount owed to certain vendors on January 23, 2015.  On such date the Company paid one vendor $35,000 and issued the vendors an aggregate of 1,650,000 shares of the Company’s common stock.  The Company further agreed that upon the close of its next financing, it would pay the vendors additional $10,000 cash, issue 850,000 shares of common stock or securities convertible into 850,000 shares of common stock and convert an aggregate of $56,221 into securities on the same terms offered to investors in the Company’s next qualified financing as defined in the settlement agreements.  On February 19, 2015, the closing day of the private placement (see below), the Company issued an aggregate of 197,442 of the Company’s Series C Preferred Stock pursuant to the settlement agreements.

The Company entered into a settlement agreement and release with a vendor pursuant to which the vendor settled in full $21,264 amount owed on January 26, 2015 for legal services rendered. The Company paid the vendor $2,646 as settlement payment and both parties have agreed to mutually release and discharge the Company from any liabilities and future claims arising from such obligation.

On February 11, 2015, the Company entered into exchange agreements with each of Sandor Capital Master Fund LP and Point Capital, Inc. Pursuant to the exchange agreements, Sandor Capital Master Fund LP exchanged 8 million shares of common stock for 800,000 shares of the Company’s Series C Preferred Stock and Point Capital, Inc. exchanged 2 million shares of common stock for 200,000 shares of Series C Preferred Stock.

On February 19, 2015, the Company filed with the Secretary of State of the State of Nevada a Certificate of Designation for the Series E Preferred Stock, setting forth the rights, powers, and preferences of the Series E Preferred Stock.  Pursuant to the Series E Certificate of Designation, the Company designated 8,746,000 shares of its blank check preferred stock as Series E Preferred Stock. Each share of Series E Preferred Stock has a stated value equal to its par value of $0.0001 per share.  In the event of a liquidation, dissolution or winding up of the Company, the holder of the Series E Preferred Stock would have preferential payment and distribution rights over any other class or series of capital stock that provide for Series E Preferred Stock’s preferential payment and over our common stock. The Series E Preferred Stock is convertible into ten (10) shares of the Company’s common stock. Each share of Series E Preferred Stock entitles the holder to vote on all matters voted on by holders of common stock as a single class. With respect to any such vote, each share of Series E Preferred Stock entitles the holder to cast ten (10) votes per share of Series E Preferred Stock owned at the time of such vote, subject to the 4.99% beneficial ownership limitation.

On February 19, 2015, the Company entered into a Share Exchange Agreement (the “Exchange Agreement”) with Global Telesat Communications Limited, a Private Limited Company formed under the laws of England and Wales (“GTCL”) and all of the holders of the outstanding equity of GTCL (the “GTCL Shareholders”). Upon closing of the transactions contemplated under the Exchange Agreement (the “Share Exchange”), the GTCL Shareholders (7 members) transferred all of the issued and outstanding equity of GTCL to the Company in exchange for (i) an aggregate of 2,540,000 shares of the common stock of the Company and 8,746,000 shares of the newly issued Series E Preferred Stock of the Company with each share of Series E Preferred Stock convertible into ten shares of common stock, (ii) a cash payment of $375,000 (the “Cash Payment”) and (iii) a one-year promissory note in the amount of $122,536 (the “Note”).  Such exchange caused GTCL to become a wholly owned subsidiary of the Company.

The completion of the Share Exchange resulted in a change of control. The Share Exchange was accounted for as a reverse acquisition and re-capitalization. The GTCL Shareholders obtained approximately 39% of voting control on the date of Share Exchange. GTCL was the acquirer for financial reporting purposes and the Company was the acquired company. Consequently, the assets and liabilities and the operations reflected in the historical financial statements prior to the Share Exchange were those of GTCL and was recorded at the historical cost basis of GTCL, and the consolidated financial statements after completion of the Share Exchange included the assets and liabilities of the Company and GTCL, historical operations of GTCL and operations of the Company from the closing date of the Share Exchange. GTCL is one of the largest providers in Europe of retail satellite based hardware, airtime and services through various ecommerce storefronts, and one of the largest providers of personal satellite tracking devices.  Following the closing of the Share Exchange, through the Company’s wholly owned subsidiary, GTCL, the Company expands the Company’s global satellite based business launched with the acquisition of various contracts by Orbital Satcom in December 2014 and will allow the Company to operate as a vertically integrated satellite services business with experienced management operating from additional locations in Poole, England in the United Kingdom and Aventura, Florida.

Also on February 19, 2015, David Phipps, the founder, principal owner and sole director of GTCL, was appointed President of Orbital Satcom Corp., the Company’s wholly owned subsidiary. Following the transaction, Mr. Phipps was appointed Chief Executive Officer and Chairman of the Board of Directors of the Company.  Mr. Phipps, who was one of the GTCL Shareholders, received 400,000 shares of the Company’s common stock and 6,692,000 shares of Series E Preferred Stock in connection with the Share Exchange of GTCL shares, and was paid the Cash Payment and the Note. The Company also paid Mr. Phipps an additional $25,000 at closing as compensation for transition services previously provided by him to the Company in anticipation of the Share Exchange.

Upon the closing of the Share Exchange, Orbital Satcom entered into an employment agreement with Mr. Phipps (the “Phipps Employment Agreement”), whereby Mr. Phipps agreed to serve as the President of Orbital Satcom for a period of two years, subject to renewal, in consideration for an annual salary of $180,000. Additionally, under the terms of the Phipps Employment Agreement, Mr. Phipps shall be eligible for an annual bonus if the Company meets certain criteria, as established by the Board of Directors. Mr. Phipps remains the sole director of GTCL following the closing of the Share Exchange. Mr. Phipps and the Company entered into an Indemnification Agreement at the closing.

On February 19, 2015, the Company issued an aggregate of 1,675,000 shares of common stock to certain current consultants, former consultants and employees.  These shares consist of (i) 250,000 shares of common stock issued to a consultant as compensation for services relating to the provision of satellite tracking hardware and related services, sales and lead generation, (ii) 1 million shares of common stock issued to a consultant as compensation for the design and delivery of dual mode gsm/Globalstar Simplex tracking devices and related hardware and intellectual property, (iii) 250,000 shares of common stock, subject to a one year lock up, issued to the Company’s controller and (iv) 175,000 shares of common stock issued to MJI in full satisfaction of outstanding debts. MJI agreed to sell only up to 5,000 shares per day and the Company has a six month option to repurchase these shares at a purchase price of $0.75 per share.

On February 25, 2015, David Rector resigned as Chief Executive Officer of the Company and David Phipps was appointed Chief Executive Officer.  Mr. Rector remains the Chief Financial Officer and a director of the Company.

On February 19, 2015, the Company issued to Mr. Rector, the current Chief Financial Officer and a director of the Company and former Chief Executive Officer of the Company, 850,000 shares of the Company’s common stock and a seven year option to purchase 2,150,000 shares of common stock as compensation for services provided to the Company.  The options have an exercise price of $0.05 per share, were fully vested on the date of grant and shall expire in February 2022.

On February 19, 2015, the Company sold an aggregate of 550,000 units at a per unit purchase price of $2.00, in a private placement to certain accredited investors for gross proceeds of $1,100,000. Each unit consists of: forty (40) shares of the Company’s common stock or, at the election of any purchaser who would, as a result of purchase of units become a beneficial owner of five (5%) percent or greater of the outstanding common stock of the Company, four (4) shares of the Company’s Series C Preferred Stock, par value $0.0001 per share, with each share convertible into ten (10) shares of common stock. The 550,000 units sale included 15,000 units consisting of an aggregate of 600,000 shares of common stock and 535,000 units consisting of an aggregate of 2,140,000 shares of Series C Preferred Stock. Included in this 550,000 units private placement was a sale to Frost Gamma Investments Trust, a holder of 5% or more of its securities, of an aggregate of 450,000 units of its securities, with 15,000 units consisting of 40 shares of common stock per unit and 435,000 units consisting of 4 shares of its Series C Preferred Stock per unit at a purchase price of $2.00 per unit for gross proceeds to the Company of $900,000.

Immediately prior to the closing of the private placement, the Company filed an amendment to the Certificate of Designation of Rights and Preferences of its Series C Preferred Stock, increasing the authorized shares of Series C Preferred Stock to 4,000,000 from 3,000,000.

GLOBAL TELESAT COMMUNICATIONS LTD

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders of Global Telesat Communications Ltd

We have audited the accompanying balance sheets of Global Telesat Communications Ltd (the “Company”), as of December 31, 2014 and 2013 and the related statements of income and comprehensive income, stockholders’ equity and cash flows for each of the two years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Global Telesat Communications Ltd as of December 31, 2014 and 2013 and the results of their operations and comprehensive income and their cash flows for each of the two years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ RBSM LLP

New York, New York

April 29, 2015

GLOBAL TELESAT COMMUNICATIONS LTD
BALANCE SHEETS AS OF

	December 31,	December 31,
	2014	2013
ASSETS
Current assets:
Cash	$65,892	$78,412
Accounts receivable, net	82,986	30,039
Inventory	183,780	132,695
Unbilled revenue	25,612	14,880
Other current assets	25,764	9,460
Total current assets	384,034	265,486

Property and equipment, net	58,413	47,380

Total assets	$442,447	$312,866

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$299,877	$184,092
Deferred revenue	28,891	18,838
Loan from funding circle	-	4,298
Note payable - related party	59,308	55,041
Total current liabilities	388,076	262,269

Total Liabilities	388,076	262,269

Stockholders' Equity:
Common Shares, 1,000 authorized, issued and outstanding, no par	2,492	2,492
Accumulated deficit	52,728	46,237
Accumulated other comprehensive (loss) income	(849)	1,868
Total stockholder equity	54,371	50,597

Total liabilities and stockholders' equity	$442,447	$312,866

See accompanying notes are an integral part of these financial statements

GLOBAL TELESAT COMMUNICATIONS LTD
STATEMENT OF INCOME AND COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

	December 31,	December 31,
	2014	2013

Net sales	$2,420,645	$1,536,129

Cost of sales	1,739,388	1,150,023

Gross profit	681,257	386,106

Operating expenses:
Selling, general and administrative	640,065	346,054
Depreciation	20,602	18,031
Total operating expenses	660,667	364,085

Income before other expenses and income taxes	20,590	22,021

Other (income) expense
Foreign currency exchange rate variance	7,325	4,264
Interest expense, net	-	2,006
Total other (income) expense	7,325	6,270

Income before income tax	13,265	15,751
Less income tax	(6,773)	(6,098)
Net income	$6,492	$9,652

Comprehensive Income:
Net income	$6,492	$9,652
Foreign currency translation adjustments	(2,717)	5,938
Comprehensive Income	$3,775	$15,590

See accompanying notes are an integral part of these financial statements

GLOBAL TELESAT COMMUNICATIONS LTD
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE TWO YEARS ENDED DECEMBER 31, 2014

				Accumulated	Total
	Ordinary		Accumulated	Comprehensive	Stockholders'
	Shares	Amount	Deficit	Income (Loss)	Equity
Balance, January 1, 2013	1,000	$2,492	$36,584	$(4,070)	$35,006

Comprehensive income	-	-	-	5,938	5,938
Net income	-	-	9,652	-	9,652
Balance, December 31, 2013	1,000	2,492	46,237	1,868	50,597

Comprehensive loss	-	-	-	(2,717)	(2,717)
Net income	-	-	6,492	-	6,492
Balance, December 31, 2014	1,000	$2,492	$52,729	$(849)	$54,371

See accompanying notes are an integral part of these financial statements

GLOBAL TELESAT COMMUNICATIONS LTD
STATEMENTS OF CASH FLOWS FOR THE

	Year ended December 31,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$6,492	$9,652
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	20,602	18,031
Change in operating assets and liabilities:
Accounts receivable	(52,947)	27,456
Inventory	(51,085)	(45,362)
Unbilled revenue	(10,732)	(5,363)
Other current assets	(16,305)	(8,397)
Accounts payable and accrued liabilities	115,785	47,989
Excess payment over bank balance	-	(13,850)
Deferred revenue	10,053	15,785
Net cash provided by operating activities	21,863	45,941

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(31,635)	(33,612)
Net cash (used in) investing activities	(31,635)	(33,612)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Funding Circle loan	-	49,464
Repayment of Funding Circle loan	(4,298)	(45,166)
Proceeds from note payable, related party, net	4,267	51,537
Net cash (used in) provided by financing activities	(31)	55,835

Effect of exchange rate on cash	(2,717)	5,938

Net (decrease ) increase in cash	(12,520)	74,102

Cash beginning of period	78,412	4,310
Cash end of period	$65,892	$78,412

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid during the period for
Interest	$-	$2,006
Income tax	$6,425	$-

See accompanying notes are an integral part of these financial statements

NOTE 1. NATURE OF OPERATION

Global Telesat Communications Ltd. (“GTC”, the “Company”) was formed in the 2008 and was incorporated under the laws of England and Wales.

GTC provides mobile voice and data communications services globally via satellite to government, defense industry and commercial users. GTC has an e-commerce mobile satellite solutions portal and is an authorized reseller of satellite telecommunications equipment and services offered by other leading satellite network providers such as Inmarsat, Iridium, Globalstar and Thuraya. GTC also has a new subscription based online tracking portal called GTCTrack, designed to attract new satellite and GSM tracking customers by offering an easy-to-use interface and compatibility with a wide range of devices.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

USE OF ESTIMATES

The preparation of financial statements in accordance with U.S. GAAP requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. The Company’s financial statements include amounts that are based on management’s best estimates and judgments. Actual results could differ from those estimates.

REVENUE RECOGNITION

The Company recognizes revenue when all four of the following criteria are met: 1) persuasive evidence of an arrangement exists; 2) delivery has occurred and title has transferred or services have been rendered; 3) our price to the buyer is fixed or determinable; and 4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded.

The Company records unearned contract revenues and subscription fees as deferred revenues and their associated costs of sales as prepaid expenses. As of December 31, 2014 and 2013, the Company recognized $28,891 and $18,838 as deferred revenue ie revenue pertaining to next year or years but invoiced in that year. Deferred revenues from subscription fees and their related costs are amortized over the subscription term. Also during the year ended December 31, 2014 and 2013 recorded $25,612 and $14,880, respectively as unbilled revenue ie revenue pertaining to current year but invoiced in next year.

ACCOUNTS REVEIVABLE

The Company provides an allowance for doubtful accounts equal to the estimated uncollectible amounts. The Company’s estimate is based on historical collection experience and a review of the current status of trade accounts receivable. It is reasonably possible that the Company’s estimate of the allowance for doubtful accounts will change. At December 31, 2014 and 2013, the Company has deemed that no allowance for doubtful accounts was necessary.

FOREIGN CURRENCY TRANSLATION

The Company’s reporting currency is US Dollars. The accounts of the Company’s are maintained using the local currency (Great British Pound) as the functional currency. All assets and liabilities are translated into U.S. Dollars at balance sheet date, shareholders' equity is translated at historical rates and revenue and expense accounts are translated at the average exchange rate for the year or the reporting period. The translation adjustments are deferred as a separate component of stockholders’ equity, captioned as accumulated other comprehensive (loss) gain. Transaction gains and losses arising from exchange rate fluctuation on transactions denominated in a currency other than the functional currency are included in the statements of operations.

The relevant translation rates are as follows:  For the year ended 2014 closing rate at 1.5576 US$: GBP, average rate at 1.6481 US$: GBP and for the year ended 2013 closing rate at 1.6488 US$: GBP, average rate at 1.5643 US$.

INCOME TAXES
The Company has adopted Accounting Standards Codification subtopic 740-10, Income Taxes (“ASC740-10”) which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are recorded to reduce the deferred tax assets to an amount that will more likely than not be realized.

U.S. GAAP requires that, in applying the liability method, the financial statement effects of an uncertain tax position be recognized based on the outcome that is more likely than not to occur. Under this criterion the most likely resolution of an uncertain tax position should be analyzed based on technical merits and on the outcome that will likely be sustained under examination. There were no adjustments related to uncertain tax positions recognized during the years ended December 31, 2014 and 2013, respectively.
RESEARCH AND DEVELOPMENT
The Company accounts for research and development costs in accordance with the Accounting Standards Codification subtopic 730-10, Research and Development (“ASC 730-10”). Under ASC 730-10, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred. Third-party research and development costs are expensed when the contracted work has been performed or as milestone results have been achieved. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred. The Company did not incur research and development expenses for the years ended December 31, 2014 and 2013.

SHIPPING COSTS
Shipping costs are included in selling expenses and totaled $89,648 and $55,897 for the years ended December 31, 2014 and 2013, respectively.

INVENTORIES
Inventories are valued at the lower of cost or market, using the first-in first-out cost method. The Company assesses the valuation of its inventories and reduces the carrying value of those inventories that are obsolete or in excess of the Company’s forecasted usage to their estimated net realizable value. The Company estimates the net realizable value of such inventories based on analysis and assumptions including, but not limited to, historical usage, expected future demand and market requirements. A change to the carrying value of inventories is recorded to cost of goods sold.

NET EARNINGS (LOSS) PER COMMON SHARE

The Company computes earnings per share under Accounting Standards Codification subtopic 260-10, Earnings Per Share (“ASC 260-10”). Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock. Diluted net income (loss) per share is computed using the weighted average number of common and common stock equivalent shares outstanding during the period. Dilutive common stock equivalents consist of shares issuable upon conversion of convertible notes, exercise of warrants and options. As of December 31, 2014 and 2013 the Company didn’t have any common stock equivalents.

ACCUMULATED OTHER COMPREHENSIVE INCOME

Comprehensive income is comprised of net income and all changes to the statements of stockholders’ equity. For the Company, comprehensive income for the years ended December 31, 2014 and 2013 included net income and unrealized gains from foreign currency translation adjustments.

DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company’s financial instruments include cash, accounts payable, notes payable. The carrying values for the current financial assets and liabilities approximate fair value due to their short maturity.

PROPERTY AND EQUIPMENT

Property and equipment are carried at historical cost less accumulated depreciation. Depreciation is based on the estimated service lives of the depreciable assets and is calculated using the straight-line method. Expenditures that increase the value or productive capacity of assets are capitalized. Fully depreciated assets are retained in the property and equipment, and accumulated depreciation accounts until they are removed from service. When property and equipment are retired, sold or otherwise disposed of, the asset’s carrying amount and related accumulated depreciation are removed from the accounts and any gain or loss is included in operations. Repairs and maintenance are expensed as incurred.
The estimated useful lives of property and equipment are generally as follows:
Years
Office furniture and fixtures	4
Computer equipment	4
Website development	4

LONG LIVED ASSETS

The Company evaluates the fair value of long-lived assets on an annual basis or whenever events or changes in circumstances indicate that its carrying amounts may not be recoverable. Accordingly, any impairment of value is recognized when the carrying amount of a long-lived asset exceeds its fair value. The Company’s evaluations have not indicated any impairment of fair values.

RECENT ACCOUNTING PRONOUNCEMENT

The FASB has issued ASU No. 2014-09, Revenue from Contracts with Customers. This ASU supersedes the revenue recognition requirements in Accounting Standards Codification 605 - Revenue Recognition and most industry-specific guidance throughout the Codification. The standard requires that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. This ASU is effective on January 1, 2017 and should be applied retrospectively to each prior reporting period presented or retrospectively with the cumulative effect of initially applying the ASU recognized at the date of initial application. The Company has not yet determined the effect of the adoption of this standard and it is not expected to have a material impact on the Company’s financial position and results of operations.

There were various other updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company's financial position, results of operations or cash flows.

NOTE 3. PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

	December 31,	December 31,
	2014	2013
Office furniture and fixtures	$69,411	$50,563
Computer equipment	11,155	8,913
Website development	42,283	35,500
	122,849	94,976
Less accumulated depreciation	(64,436)	(47,596)

Total	$58,413	$47,380

Depreciation expense was $20,602 and $18,031 for the years ended December 31, 2014 and 2013, respectively.

NOTE 4. INVENTORIES

At December 31, 2014 and 2013, inventories consisted of the following:

	December 31,	December 31,
	2014	2013
Finished goods	$183,780	$132,695
	183,780	132,695
Less reserve for obsolete inventory	-	-

Total	$183,780	$132,695

For the years ended December 31, 2014 and 2013 the Company did not make any change for reserve for obsolete inventory.

NOTE 5. ACCOUNTS PAYABLE AND OTHER ACCRUED LIABILITIES

Accounts payable and accrued other liabilities consisted of the following:

	December 31,	December 31,
	2014	2013
Accounts payable	$225,745	$166,948
Rental deposits	19,276	10,058
VAT liability	48,453	658

Total	$293,474	$177,664

NOTE 6. LOAN FROM FUNDING CIRCLE

On January 28, 2013 the Company entered into a loan for $49,464 (GBP 30,000) with Funding Circle. The loan is repayable in 12 equal monthly payments of $4,298 (GBP 2,606) and bears interest of 7.81% per annum. Interest paid as of December 31, 2014 and 2013 are $176 and $1,936, respectively.

NOTE 7. COMMITMENTS

Lease Commitments
The Company’s headquarters are located in Poole, UK. The lease was initially entered into in December 2010 and has a minimum three month term. The Company intends to continue to renew its lease agreement in three month terms. Currently, the Company is paying office rent on basis of $2,404 (GBP 1,450) per month. In December 2014, the Company renewed its lease agreement for office space at $2,404 per month.
Rent expense for year ended December 31, 2014 and 2013 is $29,250 and $24,491, respectively.

NOTE 8. RELATED PARTY TRANSACTIONS

The Company has received financing from the Company’s Managing Director. No formal repayment terms or arrangements exist. The stockholder loans bear no interest and are due on demand. The accounts payable due to related party includes advances for inventory due to David Phipps. Total payments due to David Phipps as of December 31, 2014 and 2013 are $59,308 and $55,041, respectively.

NOTE 9. CONCENTRATIONS

Customers:

No customer accounted for 10% or more of the Company’s revenues during the years ended December 31, 2014 and 2013.

Suppliers:

The following table sets forth information as to each supplier that accounted for 10% or more of the Company’s purchases for the years ended December 31, 2014 and 2013.
Supplier	2014	2013
Company A	21.4%	35.5%
Company B	20.8%	9.2%
Company C	17.7%	20.5%

NOTE 10. LITIGATION AND CONTINGENCIES

In the ordinary conduct of business, the Company is subject to periodic lawsuits, investigations and litigation claims, which the Company accrues for where appropriate and can be reasonably estimated. The Company cannot predict with certainty the ultimate resolution of such lawsuits, investigations and claims asserted against it. At December 31, 2014, the Company had no material contingencies.

The Company provides indemnification, to the extent permitted by law, to its officers, directors, employees and agents for liabilities arising from certain events or occurrences while the officer, director, employee, or agent is or was serving at our request in such capacity.

NOTE 11. INCOME TAXES

At December 31, 2014, the Company had no accumulated taxable losses available to offset future taxable income.

Pursuant to the UK Income Tax Laws, the Company is subject to enterprise income tax at a rate of 20%.

Details of income taxes in the statements of operations are as follows:

The table below summarizes the reconciliation of the Company’s Income Tax provision (benefit) computed at the statutory U.S. Federal rate and the Actual tax provision:

	Year Ended December 31,
	2014	2013
Income tax (benefit) provision at Federal statutory rate	$4,510	$5,355
State Income taxes, net of Federal tax benefit	-	-
Tax effect of non-deductible expense	7,005	6,131
Foreign Rate Adjustment	(4,742)	(5,388)
Tax Provision	$6,773	$6,098

The Company evaluates a variety of factors in determining the amount of the deferred income taxes to be recognized, including the Company’s earnings history. As of December 31, 2014 and 2013, the Company had no deferred tax assets.

The provisions of ASC 740 require companies to recognize in their financial statements the impact of a tax position if that position is more likely than not to be sustained upon audit, based upon the technical merits of the position. ASC 740 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken on a tax return. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods and disclosure.

Management does not believe that the Company has any material uncertain tax positions requiring recognition or measurement in accordance with the provisions of ASC 740. Accordingly, the adoption of these provisions of ASC 740 did not have a material effect on the Company’s financial statements. The Company’s policy is to record interest and penalties on uncertain tax positions, if any, as income tax expense.

NOTE 12. SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the balance sheet date and determined there were no subsequent events requiring disclosure other than below.

On February 19, 2015, Orbital Tracking Corp. (“OTC”) entered into a Share Exchange Agreement (the “Exchange Agreement”) with Global Telesat Communications Limited, a Private Limited Company formed under the laws of England and Wales (“GTCL”) and all of the holders of the outstanding equity of GTCL (the “GTCL Shareholders”). Upon closing of the transactions contemplated under the Exchange Agreement (the “Share Exchange”), the GTCL Shareholders (7 members) transferred all of the issued and outstanding equity of GTCL to the OTC in exchange for (i) an aggregate of 2,540,000 shares of the common stock of the OTC and 8,746,000 shares of the newly issued Series E Preferred Stock of the OTC with each share of Series E Preferred Stock convertible into ten shares of common stock, (ii) a cash payment of $375,000 (the “Cash Payment”) and (iii) a one-year promissory note in the amount of $122,536 (the “Note”). Such exchange caused GTCL to become a wholly owned subsidiary of the OTC.

The completion of the Share Exchange resulted in a change of control. The Share Exchange was accounted for as a reverse acquisition and re-capitalization. The GTCL Shareholders obtained approximately 39% of voting control on the date of Share Exchange. GTCL was the acquirer for financial reporting purposes and the Orbital Tracking Corp. was the acquired company. Following the closing of the Share Exchange, Orbital Tracking Corp. will have expanded its global satellite based business launched with the acquisition of various contracts by Orbital Satcom in December 2014 and will allow it to operate as a vertically integrated satellite services business with experienced management operating from additional locations in Poole, England in the United Kingdom and Aventura, Florida.

INDEPENDENT AUDITORS’ REPORT

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Great West Resources, Inc.
Walnut Creek, CA 94596

We have audited the accompanying statements of revenues and cost of sales of the Globalstar Contracts for the years ended September 30, 2014 and 2013.   These financial statements are the responsibility of Great West Resources, Inc. management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provided a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the revenues and cost of sales of the Globalstar Contracts described in Note 1 for the years ended September 30, 2014 and 2013, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements reflect the revenues and cost of sales of the Globalstar Contracts as described in Note 1 and are not intended to be a complete presentation of the financial position, results of operations, or cash flows of the Globalstar Contracts.

/s/ RBSM LLP

RBSM LLP
New York, New York
December 16, 2014

GLOBALSTAR CONTRACTS
STATEMENTS OF REVENUE AND COST OF SALES

FOR THE YEARS ENDED SEPTEMBER 30, 2014 AND 2013

	2014	2013
REVENUE	$343,734	$90,154

COST OF SALES	97,691	22,849

EXCESS OF REVENUE OVER COST OF SALES	$246,043	$67,305

 The accompanying notes are an integral part of these financial statements.

Notes to Statements of Revenue and Cost of Sales
NOTE 1 – PROPERTIES AND BASIS OF PRESENTATION

      The accompanying statements represent the interests in the revenue and cost of sales of the satellite airtime and trackers acquired by Great West Resources, Inc. (the “Company”) from Global Telesat Corp. (“GTC”) on December 10, 2014 by the purchase of certain assets related to GTC’s contracts with Globalstar, Inc. and Globalstar LLC (the “Globalstar Contracts”) for a purchase price of $250,000 pursuant to an asset purchase agreement by and among the Company, its wholly owned subsidiary Orbital Satcom Corp. (“Orbital Sub”), GTC and GTC’s sole owner, World Surveillance Group (“World” and, together with the Company, Orbital Sub and GTC, the “Parties”).  Also on December 10, 2014, the Parties entered into a license agreement (the “License Agreement”) pursuant to which GTC granted to Orbital Sub a fully-paid and irrevocable non-exclusive license to use the appliques described in, purchased or procured pursuant to the Globalstar Contracts (the “Globalstar Appliques”).

      The statements of revenue and cost of sales have been derived from the Company’s historical financial records and prepared on the accrual basis of accounting. Sales and cost of sales relate to the historical sales and costs of sales of Global Telesat Corp. under the Globalstar Contracts for the years ended September 30, 2014 and 2013, respectively. The revenues are recognized on the sales method when the product is sold or service rendered to a purchaser at a fixed or determinable price, when delivery has occurred or service has been provided and, and if collectability of the revenue is probable.

     The statements of revenue and cost of sales are not indicative of the financial condition or results of operations of the Company going forward due to the omission of various operating expenses. Certain costs, such as depreciation and amortization, payroll, general and administrative expenses and interest expense were not allocated.

NOTE 2 – OMITTED FINANCIAL INFORMATION

      Historical financial statements reflecting financial position, results of operations and cash flows required by accounting principles generally accepted in the United States of America are not presented as such information is not available, nor is it practicable to obtain such information in these circumstances. Historically, no allocation of general and administrative, interest expense, corporate taxes, accretion of asset retirement obligations, and depreciation, depletion and amortization was made. Accordingly, the statements of sales and cost of sales are presented in lieu of the financial statements required under Rule 3-01 and Rule 3-02 of the SEC's Regulation S-X.

NOTE 3 – RELATED PARTY TRANSCATIONS

                 During the years ended September 30, 2014 and 2013, $3,185 and $8,760, respectively, of the revenues received in connection with the Globalstar Contracts were received from GTCL. During the relevant times, Mr. Phipps was an officer of GTC and an officer and sole owner of GTCL.

      During the years ended September 30, 2014 and 2013, $3,477 and $8,790 respectively, of the expenses incurred in connection with the Globalstar Contracts were incurred in connection with GTC’s transactions with GTCL.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.   Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions, all of which shall be borne by the Company.  All of such fees and expenses, except for the SEC Registration Fee, are estimated:

SEC Registration Fee	$286
Accounting Fees and Expenses	10,000
Legal Fees and Expenses	10,000
Miscellaneous Fees and Expenses	1,000
Total	$21,286

Item 14.   Indemnification of Directors and Officers.
Neither our articles of incorporation nor bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statutes (“NRS”).  NRS Section 78.7502, provides that a corporation may indemnify any director, officer, employee or agent of a corporation against expenses, including fees, actually and reasonably incurred by him in connection with any defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

Our charter provides that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the NRS, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract. Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.  We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the NRS would permit indemnification.

Our bylaws provide that a director or officer of the Company shall have no personal liability to the Company or its stockholders for damages for breach of fiduciary duty as a director or officer, except for damages for breach of fiduciary duty resulting from (a) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law, or (b) the payment of dividends in violation of section 78.3900 of the NRS as it may from time to time be amended or any successor provision thereto.

Item 15.   Recent Sales of Unregistered Securities.
The number of securities issued pursuant to the transactions described below that occurred prior to the Company’s March 28, 2014 reincorporation merger and Reverse Split have not been adjusted for the Reverse Split.

On November 8, 2012, the Company entered into subscription agreements with certain investors whereby it sold an aggregate of 1,000,000 shares of its Series D Preferred Stock for an aggregate purchase price of $50,000.   Each share of Series D Preferred Stock was convertible into five shares of the Company’s common stock at the holder’s election, and had a liquidation preference equal to $0.0001 per share.  The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(a)(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

On November 8, 2013, the Company entered into note amendment agreements with certain investors pursuant to which the parties agreed to change the conversion price of $243,382.00 convertible notes to $0.03 per share from $0.05 per share.  Also on November 8, 2013, the Company issued an aggregate of 8,112,733 shares of common stock in connection with the conversion of each of the amended notes at the new conversion price.   The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof, as a transaction by an issuer not involving a public offering.

On January 21, 2014, the Company issued Patrick Avery an issued an option to purchase up to 7.5% of the outstanding common stock of the Company calculated on a post-Transaction pro forma basis at a per share price of $0.0001, which would vest as follows: (i) 10% immediately on January 21, 2014, (ii) 45% on January 21, 2015 and (iii) the remaining 45% on January 21, 2016.  “Transaction” is defined as (a) the consummation of a private placement of the Company’s securities in which the Corporation receives gross proceeds of at least $1,000,000 and (b) the acquisition of at least fifty lease holdings in the Holbrook Basin in Arizona.   The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof, as a transaction by an issuer not involving a public offering.  The option was forfeited in connection with Mr. Avery’s resignation from all positions with the Company in August 2014.

On January 21, 2014, the Company issued Mr. Uribe and Mohit Bhansali, the Company’s non-employee directors, a four year option to purchase up to 4,500,000 of the Company’s issued and outstanding common stock at a cashless exercise price of $0.0001 per share.  The options vested immediately.  The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof, as a transaction by an issuer not involving a public offering.  These options were forfeited in connection with Mr. Uribe’s and Mr. Bhansali’s resignations from all positions with the Company in October 2014.

On March 28, 2014, in connection with our merger with and into our former subsidiary Great West Resources, Inc., each issued and outstanding share of our predecessor corporation was converted into 1/150th shares of our common stock, for a total of 1,507,037 issued and outstanding shares of common stock.

On March 28, 2014, in connection with our merger with and into our former subsidiary Great West Resources, Inc., each issued and outstanding share of our predecessor corporation’s Series A Preferred Stock was converted into 1/150th shares of our Series A Preferred Stock, for a total of 20,000 issued and outstanding shares of Series A Preferred Stock.

On March 28, 2014, in connection with our merger with and into our former subsidiary Great West Resources, Inc., each issued and outstanding share of our predecessor corporation’s Series D Preferred Stock was converted into 1/150th shares of our Series B Preferred Stock, for a total of 6,666 issued and outstanding shares of Series B Preferred Stock.

On March 28, 2014, in connection with our merger with and into our former subsidiary Great West Resources, Inc., all issued and outstanding options to purchase shares of our predecessor corporation’s common stock were converted into equivalent options to purchase 1/150th of a share of our common stock at an exercise price of $0.0001 per share, for a total of 60,000 issued and outstanding options.

On March 28, 2014, in connection with our merger with and into our former subsidiary Great West Resources, Inc., all issued and outstanding warrants to purchase shares of our predecessor corporation’s common stock were converted into equivalent warrants to purchase 1/150th of a share of our common stock at an exercise price of equal to the product of (i) 150 and (ii) the original exercise price, for a total of 245,000 issued and outstanding warrants.

The issuance of the securities in the March 28, 2014 merger was deemed to be exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof, as a transaction by an issuer not involving a public offering.

On September 30, 2014, the Company sold an aggregate of 200,000 units at a per unit purchase price of $2.00, in a private placement to certain accredited investors for gross proceeds of $400,000. Each unit consists of: forty (40) shares of the Company’s common stock or, at the election of any purchaser who would, as a result of purchase of units become a beneficial owner of five (5%) percent or greater of the outstanding common stock of the Company, four (4) shares of the Company’s newly designated Series C Preferred Stock, par value $0.0001 per share, with each share convertible into ten (10) shares of Common Stock. On October 15, 2014, the Company sold an aggregate of 50,000 units for additional gross proceeds of $100,000.  The Company issued an aggregate of 10,000,000 shares of common stock in connection with the foregoing transactions.  The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(a)(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

On October 15, 2014, the Company entered into an exchange agreement with a holder of promissory notes in the aggregate principal face amount of $35,000 previously issued by the Company.  Pursuant to the exchange agreement, the holder exchanged the notes and relinquished any and all other rights it may have pursuant to the notes in exchange for 750,000 shares of newly designated Series D Preferred Stock.  The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(a)(2) as a transaction by an issuer not involving a public offering.

On October 15, 2014, the Company entered into a series of exchange agreements with certain former holders of convertible debentures who had previously converted the debentures but who were still owed unpaid interest on the debentures in the aggregate amount of $98,274.  Pursuant to the exchange agreements, the holders exchanged the right to receive unpaid interest and relinquished any and all other rights they may have pursuant to the debentures in exchange for 4,250,000 shares of newly designated Series D Preferred Stock.  The shares of Series D Preferred Stock were offered and issued pursuant to the exemption from registration under the Securities Act provided by Section 4(a)(2), as a transaction by an issuer not including a public offering.

On December 10, 2014, the Company issued 2,222,222 shares of common stock as consideration for a fully-paid and irrevocable non-exclusive license to use certain assets of the licensor following the date of grant.  The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof, as a transaction by an issuer not involving a public offering.
In December 2014 and January 2015 the Company issued a consultant an aggregate of 400,000 of common stock as compensation for services provided.  The Company and the Consultant agreed to cancel these shares in February 2015.  The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof, as a transaction by an issuer not involving a public offering.

On January 22, 2015, the Company changed its legal corporate name to “Orbital Tracking Corp.” from “Great West Resources, Inc.” The Company effectuated the name change through a short-form merger pursuant to Chapter 92A of the Nevada Revised Statutes where a subsidiary formed solely for the purpose of the name change was merged with and into the Company, with the Company as the surviving corporation in the merger. The merger had the effect of amending the Company’s Articles of Incorporation to reflect its new legal name. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof, as a transaction by an issuer not involving a public offering.
On January 23, 3015 the Company settled in full $156,000 owed to certain vendors.  On such date the Company paid the vendors $35,000 and issued them an aggregate of 1,650,000 shares of its common stock.  The Company further agreed that upon the close of its next financing, it would pay the vendors an additional $10,000 cash, issue 850,000 shares of common stock or common stock equivalents and convert an aggregate of $56,221 into securities on the same terms offered to investors in the financing.  On February 19, 2015, the Company issued an aggregate of 197,443 shares of Series C Preferred Stock to certain of these vendors in connection with its February 19, 2015 financing.  The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof, as a transaction by an issuer not involving a public offering.

On February 11, 2015, the Company entered into exchange agreements with each of Sandor Capital Master Fund LP and Point Capital, Inc. Pursuant to the exchange agreements, Sandor Capital Master Fund LP exchanged 8 million shares of common stock for 800,000 shares of the Company’s Series C Preferred Stock (the “Series C Preferred Stock”) and Point Capital, Inc. exchanged 2 million shares of common stock for 200,000 shares of Series C Preferred Stock.   The shares of Series C Preferred Stock were offered and issued pursuant to the exemption from registration under the Securities Act provided by Section 3(a)(9) of the Securities Act.

On February 19, 2015, the Company entered into a share exchange agreement with GTCL and the GTCL Shareholders. Upon closing of the transactions contemplated under the share exchange agreement, the GTCL Shareholders transferred all of the issued and outstanding equity of GTCL to the Company in exchange for (i) an aggregate of 2,540,000 shares of the common stock of the Company and 8,746,000 shares of the newly issued Series E Preferred Stock of the Company with each share of Series E Preferred Stock convertible into ten shares of common stock, (ii) a cash payment of $375,000 Cash Payment and (iii) a one-year promissory note in the amount of $122,536.  Such exchange caused GTCL to become a wholly owned subsidiary of the Company.

On February 19, 2015, the Company issued to Mr. Rector, the Chief Financial Officer and a director at the time and former Chief Executive Officer, 850,000 shares of common stock and a seven year option to purchase 2,150,000 shares of common stock at a purchase price of $0.05 per share as compensation for services provided to the Company.  The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof, as a transaction by an issuer not involving a public offering.

  On February 19, 2015, the Company sold an aggregate of 550,000 units at a per unit purchase price of $2.00, in a private placement to certain accredited investors for gross proceeds of $1,100,000. Each unit consists of: forty (40) shares of the Company’s common stock or, at the election of any purchaser who would, as a result of purchase of units become a beneficial owner of five (5%) percent or greater of the outstanding common stock of the Company, four (4) shares of the Company’s Series C Preferred Stock, par value $0.0001 per share, with each share convertible into ten (10) shares of common stock. The Company sold 15,000 units consisting of an aggregate of 600,000 shares of common stock and 535,000 units consisting of an aggregate of 2,140,000 shares of Series C Preferred Stock. The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(a)(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

On February 19, 2015, the Company issued an aggregate of 1,675,000 shares of common stock to certain current consultants, former consultants and employees.  These shares consist of (i) 250,000 shares of common stock issued to a consultant as compensation for services relating to the provision of satellite tracking hardware and related services, sales and lead generation, (ii) one million shares of common stock issued to a consultant as compensation for the design and delivery of dual mode gsm/Globalstar Simplex tracking devices and related hardware and intellectual property, (iii) 250,000 shares of common stock, subject to a one year lock up, issued to the Company’s controller and (iv) 175,000 shares of common stock issued to MJI in full satisfaction of outstanding debts. MJI agreed to sell only up to 5,000 shares per day and the Company has a six month option to repurchase these shares at a purchase price of $0.75 per share.  The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof, as a transaction by an issuer not involving a public offering.

In May 2015 the Company issued 150,000 shares of common stock to a consultant as compensation for services provided.  The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof, as a transaction by an issuer not involving a public offering.

In July 2015, the Company issued an aggregate of 20,000 shares of common stock upon conversion of 20,000 shares of Series A Preferred Stock.

Item 16.   Exhibits and Financial Statement Schedules.

(d)           Exhibits.

The following exhibits are filed as part of this Registration Statement.

Exhibits	Description

2.1	Agreement and Plan of Merger dated March 28, 2014 (Incorporated by reference to Exhibit 2.1to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2014)

2.2	Asset Purchase Agreement dated December 10, 2014 (Incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 16, 2014) (1)

2.3	Articles of Merger (Incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 28, 2015)

2.4
Share Exchange Agreement by and among Orbital Tracking Corp., Global Telesat Communications Ltd. and the Shareholders of Global Telesat Communications Ltd. dated February 19, 2015  (Incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 25, 2015) (2)

3.1	Bylaws (Incorporated by reference to Exhibit 3.4 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2014)

3.2
Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (Incorporated by reference to Exhibit 3.5 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2014)

3.3
Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (Incorporated by reference to Exhibit 3.6 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2014)

3.4
Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 17, 2014)

3.5
Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock (Incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 17, 2014)

3.6
Certificate of Designation of Preferences, Rights and Limitations of Series E Convertible Preferred Stock (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 25, 2015)

5.1	Consent of Laxague Law, Inc.***

10.1	Form of Note Amendment (Incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 15, 2013)

10.2
Cancellation and Recapitalization Agreement dated November 8, 2013 (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 15, 2013)

10.3	Debt Forgiveness Agreement dated November 8, 2013 (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 15, 2013)

10.4	Form of Indemnification Agreement (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 30, 2014)

10.5	2014 Equity Incentive Plan (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 21, 2014)+

10.6
Employment Agreement by and between the Company and Patrick Avery dated January 21, 2014 (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 21, 2014)+

10.7
Consulting Agreement by and between the Company and Glenn Kesner dated January 21, 2014 (Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 21, 2014)+

10.8
Securities Purchase Agreement by and between the Company and Auracana LLC dated January 21, 2014 (Incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 21, 2014)

10.9	Form of Subscription Agreement (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 17, 2014)

10.10	Form of Registration Rights Agreement (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 17, 2014)

10.11	Form of Exchange Agreement (Note) (Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 17, 2014)

10.12	Form of Exchange Agreement (Unconverted Interest) (Incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 17, 2014)

10.13	Bhansali Separation Agreement (Incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 17, 2014)+

10.14	Uribe Separation Agreement (Incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 17, 2014)+

10.15	Kesner Separation Agreement (Incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 17, 2014)+

10.16	License Agreement dated December 10, 2014 (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 16, 2014)

10.17	Consulting Agreement dated December 16, 2014 (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 16, 2014)

10.18
Price & Delivery Quote for the acceleration of Remote Telemetry capability and Simplex Data Services dated June 30, 2003 and Globalstar Response to GTC’s Letter of Acceptance dated August 07, 2003 (Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 16, 2014)

10.19
Agreement by and between Globalstar LLC and Globalnet Corporation dated May 04, 2005 (Incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 16, 2014)**

10.20
Assignment and Assumption Agreement by and among Globalstar LLC, Globalnet Corporation and Global Telesat Corp. dated July 28, 2005 (Incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 16, 2014)

10.21
Amendment to the Agreement by and between Globalstar LLC and Globalnet Corporation dated May 04, 2005, dated August 16, 2006 (Incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 16, 2014) **

10.22
Contract No. GINC-C-11-0520 by and between Global Telesat Corp. and Globalstar, Inc., dated February 10, 2011 (Incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 16, 2014)**

10.23	Form of Strategic Consulting Agreement (Incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 16, 2014)

10.24	Form of Share Exchange Agreement (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 11, 2015)

10.25
$122,536 Note issued February (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 25, 2015) (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 11, 2015)

10.26
Executive Employment Agreement by and between David Phipps and Orbital Satcom, dated February 19, 2015 (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 11, 2015)+

10.27	Form of Indemnification Agreement (Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 11, 2015)

10.28	Form of Subscription Agreement (Incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 11, 2015)

10.29	Form of Registration Rights Agreement (Incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 11, 2015)

10.30
Consulting Agreement by and between SpaceTao LLC and the Company, dated February 19, 2015 (Incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 11, 2015)

10.31
Purchase and Transfer Agreement by and between Concentric Engineering LLC and the Company, dated February 19, 2015 (Incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 11, 2015)

10.32
Mutual Release Agreement by and between MJI Resources Corp. and the Company, dated February 19, 2015 (Incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 11, 2015)

10.33	Form of Strategic Consulting Agreement (Incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 16, 2014)

10.34
Employment Agreement by and between Theresa Carlise and the Company, dated June 9, 2015 (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 15, 2015)

16.1	Letter from D. Brooks and Associates CPA’s, P.A. (Incorporated by reference to Exhibit 16.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 9, 2015)

21.1	List of Subsidiaries (Incorporated by reference to Exhibit 21.1 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 26, 2015)

23.1	Consent of RBSM LLP***

23.2	Consent of D. Brooks and Associates CPA’s, P.A.***

23.3	Consent of RBSM LLP***

23.4	Consent of Laxague Law, Inc. (included in Exhibit 5.1)***

23.5	Consent of RBSM LLP***

24.1	Power of Attorney (included on the signature page to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 6, 2015)

(1)
Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that the Company  may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedule or exhibit so furnished.

** A redacted version of this exhibit was previously filed. An un-redacted version of this Exhibit has been separately filed with the Commission pursuant to an application for confidential treatment.  The confidential portions of the Exhibit have been omitted and are marked by an asterisk.
***  Filed herewith.
+ Management contract or compensatory plan or arrangement.

Item 17.   Undertakings.

    The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

                 Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 28 , 2015.

ORBITAL TRACKING CORP.

By:	/s/ David Phipps
Name: David Phipps
Title: Chief Executive Officer and Chairman
(Principal Executive Officer)

By:	/s/ Theresa Carlise
Name: Theresa Carlise
Title: Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ David Phipps	Chief Executive Officer and Chairman (Principal Executive Officer)	August 28 , 2015
David Phipps

/s/ *	Director	August 28 , 2015
Hector Delgado

*Executed on August 28, 2015 by David Phipps as attorney-in-fact under power of attorney granted in the Registration Statement previously filed on August 6, 2015.